                                                                   EXHIBIT 10.22


                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                          Dated as of December 1, 2000

                                      among

                      CHICAGO BRIDGE & IRON COMPANY N.V.,

                            THE SUBSIDIARY BORROWERS,

                       THE INSTITUTIONS FROM TIME TO TIME
                            PARTIES HERETO AS LENDERS

                                       and

                                  BANK ONE, NA,
               (HAVING ITS PRINCIPAL OFFICE IN CHICAGO, ILLINOIS),
                             as Administrative Agent

                                       and

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                                       and

                          HARRIS TRUST AND SAVINGS BANK
                             as Documentation Agent

================================================================================

                         BANC ONE CAPITAL MARKETS, INC.,
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

================================================================================

                                 SIDLEY & AUSTIN
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603

================================================================================

                                   TABLE OF CONTENTS

                                                                                        PAGE
ARTICLE I:  DEFINITIONS................................................................... 1
    1.1.    Certain Defined Terms......................................................... 1
    1.2.    References....................................................................25
    1.3.    Supplemental Disclosure.......................................................25

ARTICLE II:  REVOLVING LOAN FACILITY......................................................25
    2.1.    Revolving Loans...............................................................25
        (A)   Amount of Revolving Loans ..................................................25
        (B)   Borrowing/Election Notice ..................................................26
        (C)   Making of Revolving Loans ..................................................26
    2.2     Swing Line Loans .............................................................26
        (A)   Amount of Swing Line Loans .................................................26
        (B)   Borrowing/Election Notice ..................................................26
        (C)   Making of Swing Line Loans .................................................27
        (D)   Repayment of Swing Line Loans ..............................................27
    2.3     Rate Options for all Advances; Maximum Interest Periods ......................28
    2.4     Optional Payments; Mandatory Prepayments .....................................28
        (A)   Optional Payments...........................................................28
        (B)   Determination of Dollar Amounts of Letters of Credit; Mandatory
              Prepayments of Revolving Loans..............................................28
    2.5     Changes in Commitments .......................................................29
        (A)   Voluntary Commitment Reductions ............................................29
        (B)   Mandatory Commitment Reductions ............................................29
        (C)   Increase in Commitments ....................................................30
    2.6     Method of Borrowing ..........................................................33
    2.7     Method of Selecting Types and Interest Periods for Advances ..................33
    2.8     Minimum Amount of Each Advance ...............................................33
    2.9     Method of Selecting Types and Interest Periods for Conversion and Continuation
            of Advances...................................................................33
        (A)   Right to Convert ...........................................................33
        (B)   Automatic Conversion and Continuation ......................................34
        (C)   No Conversion Post-Default or Post-Unmatured Default .......................34
        (D)   Borrowing/Election Notice ..................................................34
    2.10    Default Rate .................................................................34
    2.11    Method of Payment ............................................................34
        (A)   Method of Payment ..........................................................34
        (B)   Market Disruption ..........................................................35
    2.12    Evidence of Debt .............................................................35
        (A)   Loan Account ...............................................................36
        (B)   Register ...................................................................36
        (C)   Entries in Loan Account and Register .......................................36
        (D)   Noteless Transaction; Notes Issued Upon Request ............................36
    2.13    Telephonic Notices ...........................................................36

    2.14    Promise to Pay; Interest and Commitment Fees; Interest Payment Dates; Interest
            and Fee Basis; Taxes; Loan and Control Accounts ..............................37
        (A)   Promise to Pay .............................................................37
        (B)   Interest Payment Dates .....................................................37
        (C)   Commitment Fees; Additional Fees ...........................................37
        (D)   Interest and Fee Basis; Applicable Floating Rate Margins, Applicable
              Eurodollar Margin, Applicable L/C Fee Percentage and Applicable
              Commitment Fee Percentage...................................................38
        (E)   Taxes.......................................................................39
    2.15    Notification of Advances, Interest Rates, Prepayments and Aggregate
            Commitment Reductions.........................................................43
    2.16    Lending Installations ........................................................43
    2.17    Non-Receipt of Funds by the Administrative Agent .............................43
    2.18    Termination Date..............................................................43
    2.19    Replacement of Certain Lenders ...............................................43
    2.20    Subsidiary Borrowers .........................................................44
    2.21    Judgment Currency.............................................................45

ARTICLE III:  THE LETTER OF CREDIT FACILITY...............................................45
    3.1     Obligation to Issue Letters of Credit ........................................45
    3.2     Transitional Provision .......................................................46
    3.3     Types and Amounts ............................................................46
    3.4     Conditions ...................................................................46
    3.5     Procedure for Issuance of Letters of Credit ..................................47
        (A)   Issuance ...................................................................47
        (B)   Notice .....................................................................47
        (C)   No Amendment ...............................................................47
    3.6     Letter of Credit Participation ...............................................47
    3.7     Reimbursement Obligation .....................................................48
    3.8     Letter of Credit Fees ........................................................48
    3.9     Borrower and Issuing Bank Reporting Requirements .............................49
    3.10    Indemnification; Exoneration .................................................49
        (A)   Indemnification ............................................................49
        (B)   Risk Assumption ............................................................50
        (C)   No Liability ...............................................................50
        (D)   Survival of Agreements and Obligations .....................................50
    3.11    Market Disruption ............................................................50

ARTICLE IV:  CHANGE IN CIRCUMSTANCES......................................................51
    4.1     Yield Protection .............................................................51
        (A)   Yield Protection ...........................................................51
        (B)   Non-U.S. Reserve Costs or Fees With Respect to Loans and Letters of Credit
              to Borrowers................................................................52
    4.2     Changes in Capital Adequacy Regulations ......................................52
    4.3     Availability of Types of Advances ............................................53
    4.4     Funding Indemnification ......................................................53
    4.5     Lender Statements; Survival of Indemnity .....................................53

ARTICLE V:  CONDITIONS PRECEDENT..........................................................54

    5.1     Initial Advances and Letters of Credit ......................54
    5.2     Initial Advance to Each New Subsidiary Borrower .............55
    5.3     Each Advance and Letter of Credit ...........................56
        (A)   No Defaults ...............................................56
        (B)   Representations and Warranties ............................56
        (C)   Maximum Amounts ...........................................56

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES..............................56
    6.1     Organization; Corporate Powers ..............................57
    6.2     Authority, Execution and Delivery; Transaction Documents ....57
        (A)   Power and Authority .......................................57
        (B)   Execution and Delivery ....................................57
        (C)   Transaction Documents .....................................57
    6.3     No Conflict; Governmental Consents ..........................57
    6.4     Financial Statements ........................................58
        (A)   Pro Forma Financials ......................................58
        (B)   Audited Financial Statements ..............................58
        (C)   Interim Financial Statements ..............................58
    6.5     No Material Adverse Change ..................................58
    6.6     Taxes .......................................................59
        (A)   Tax Examinations ..........................................59
        (B)   Payment of Taxes ..........................................59
    6.7     Litigation; Loss Contingencies and Violations ...............59
    6.8     Subsidiaries ................................................59
    6.9     ERISA .......................................................60
    6.10    Accuracy of Information .....................................61
    6.11    Securities Activities .......................................61
    6.12    Material Agreements .........................................61
    6.13    Compliance with Laws ........................................61
    6.14    Assets and Properties .......................................61
    6.15    Statutory Indebtedness Restrictions .........................62
    6.16    Insurance ...................................................62
    6.17    Environmental Matters .......................................62
        (A)   Environmental Representations .............................62
        (B)   Materiality ...............................................63
    6.18    Representations and Warranties of each Subsidiary Borrower...63
        (A)   Organization and Corporate Powers .........................63
        (B)   Binding Effect ............................................63
        (C)   No Conflict; Government Consent ...........................63
        (D)   Filing ....................................................63
        (E)   No Immunity ...............................................64
        (F)   Application of Representations and Warranties .............64
    6.19    Benefits ....................................................64
    6.20    Acquisition Transactions ....................................64
    6.21    Solvency ....................................................65

ARTICLE VII:  COVENANTS..................................................65
    7.1     Reporting ...................................................65

        (A)     Financial Reporting. Furnish to the Administrative Agent (with sufficient copies for each of the Lenders):.........................................65
        (B)     Notice of Default .......................................................66
        (C)     Lawsuits ................................................................67
        (D)     ERISA Notices ...........................................................67
        (E)     Other Indebtedness ......................................................68
        (F)     Other Reports ...........................................................68
        (G)     Environmental Notices ...................................................69
        (H)     Other Information .......................................................69
    7.2    Affirmative Covenants ........................................................69
        (A)     Existence, Etc ..........................................................69
        (B)     Corporate Powers; Conduct of Business ...................................69
        (C)     Compliance with Laws, Etc ...............................................69
        (D)     Payment of Taxes and Claims; Tax Consolidation ..........................69
        (E)     Insurance ...............................................................70
        (F)     Inspection of Property; Books and Records; Discussions ..................70
        (G)     ERISA Compliance ........................................................70
        (H)     Maintenance of Property .................................................70
        (I)     Environmental Compliance ................................................71
        (J)     Use of Proceeds .........................................................71
        (K)     Subsidiary Guarantors ...................................................71
        (L)     Foreign Employee Benefit Compliance .....................................72
    7.3    Negative Covenants ...........................................................72
        (A)     Subsidiary Indebtedness .................................................72
        (B)     Sales of Assets .........................................................73
        (C)     Liens ...................................................................74
        (D)     Investments .............................................................74
        (E)     Contingent Obligations ..................................................75
        (F)     Conduct of Business; Subsidiaries; Acquisitions; H-B Acquisition ........75
        (G)     Transactions with Shareholders and Affiliates ...........................77
        (H)     Restriction on Fundamental Changes ......................................78
        (I)     Sales and Leasebacks ....................................................78
        (J)     Margin Regulations ......................................................78
        (K)     ERISA ...................................................................78
        (L)     Corporate Documents .....................................................79
        (M)     Fiscal Year .............................................................79
        (N)     Subsidiary Covenants ....................................................79
        (O)     Hedging Obligations .....................................................79
        (P)     Issuance of Disqualified Stock ..........................................79
        (Q)     Non-Guarantor Subsidiaries ..............................................79
        (R)     Intercompany Indebtedness ...............................................79
    7.4    Financial Covenants ..........................................................80
        (A)     Maximum Leverage Ratio ..................................................80
        (B)     Minimum Fixed Charge Coverage Ratio .....................................80
        (C)     Minimum Interest Expense Coverage Ratio .................................80
        (D)     Minimum Consolidated Net Worth ..........................................81

ARTICLE VIII:  DEFAULTS..................................................................81
    8.1    Defaults .....................................................................81

        (A)   Failure to Make Payments When Due ......................81
        (B)   Breach of Certain Covenants ............................81
        (C)   Breach of Representation or Warranty ...................81
        (D)   Other Defaults .........................................81
        (E)   Default as to Other Indebtedness .......................81
        (F)   Involuntary Bankruptcy; Appointment of Receiver, Etc....82
        (G)   Voluntary Bankruptcy; Appointment of Receiver, Etc .....82
        (H)   Judgments and Attachments ..............................83
        (I)   Dissolution ............................................83
        (J)   Loan Documents .........................................83
        (K)   Termination Event ......................................83
        (L)   Waiver of Minimum Funding Standard .....................83
        (M)   Change of Control ......................................83
        (N)   Environmental Matters ..................................83
        (O)   Guarantor Revocation ...................................83

ARTICLE IX:  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES...........84
    9.1    Termination of Commitments; Acceleration ..................84
    9.2    Amendments ................................................84
    9.3    Preservation of Rights ....................................85

ARTICLE X:  GUARANTY..................................................85
    10.1   Guaranty ..................................................85
    10.2   Waivers; Subordination of Subrogation .....................86
    10.3   Guaranty Absolute .........................................86
    10.4   Acceleration ..............................................87
    10.5   Marshaling; Reinstatement .................................87
    10.6   Termination Date ..........................................88

ARTICLE XI:  GENERAL PROVISIONS.......................................88
    11.1    Survival of Representations ..............................88
    11.2    Governmental Regulation ..................................88
    11.3    Performance of Obligations ...............................88
    11.4    Headings .................................................89
    11.5    Entire Agreement .........................................89
    11.6    Several Obligations; Benefits of this Agreement ..........89
    11.7    Expenses; Indemnification ................................89
        (A)   Expenses ...............................................89
        (B)   Indemnity ..............................................90
        (C)   Waiver of Certain Claims; Settlement of Claims .........91
        (D)   Survival of Agreements .................................91
    11.8        Numbers of Documents .................................91
    11.9        Accounting ...........................................91
    11.10.  Severability of Provisions................................92
    11.11.  Nonliability of Lenders...................................92
    11.12.  GOVERNING LAW.............................................92
    11.13.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL...92
        (A)   EXCLUSIVE JURISDICTION .................................92
        (B)   OTHER JURISDICTIONS ....................................92

        (C)    VENUE ..........................................................93
        (D)    SERVICE OF PROCESS .............................................93
        (E)    WAIVER OF JURY TRIAL ...........................................93
        (F)    ADVICE OF COUNSEL ..............................................93
    11.14.  Other Transactions.................................................93
    11.15.  Subordination of Intercompany Indebtedness.........................94
    11.16.  Lender's Not Utilizing Plan Assets.................................95
    11.17.  Collateral.........................................................95

ARTICLE XII:  THE ADMINISTRATIVE AGENT.........................................95
    12.1    Appointment; Nature of Relationship ...............................95
    12.2    Powers ............................................................96
    12.3    General Immunity ..................................................96
    12.4    No Responsibility for Loans, Creditworthiness, Recitals, Etc.......96
    12.5    Action on Instructions of Lenders .................................96
    12.6    Employment of Agents and Counsel ..................................97
    12.7    Reliance on Documents; Counsel ....................................97
    12.8    The Administrative Agent's Reimbursement and Indemnification.......97
    12.9    Rights as a Lender ................................................97
    12.10.  Lender Credit Decision.............................................97
    12.11.  Successor Administrative Agent.....................................98
    12.12.  Documentation Agent, Syndication Agent, and Arranger...............98

ARTICLE XIII:  SETOFF; RATABLE PAYMENTS........................................98
    13.1    Setoff ............................................................98
    13.2    Ratable Payments ..................................................98
    13.3    Application of Payments ...........................................99
    13.4    Relations Among Lenders ..........................................100
        (A)    No Action Without Consent .....................................100
        (B)    Not Partners; No Liability ....................................100

ARTICLE XIV:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS...............100
    14.1    Successors and Assigns ...........................................100
    14.2    Participations ...................................................101
        (A)    Permitted Participants; Effect ................................101
        (B)    Voting Rights .................................................101
        (C)    Benefit of Setoff .............................................101
    14.3    Assignments ......................................................102
        (A)    Permitted Assignments .........................................102
        (B)    Effect; Effective Date ........................................102
        (C)    The Register ..................................................103
        (D)    Designated Lender .............................................103
    14.4    Confidentiality ..................................................104
    14.5    Dissemination of Information .....................................105

ARTICLE XV:  NOTICES..........................................................105
    15.1    Giving Notice ....................................................105
    15.2    Change of Address ................................................105

ARTICLE XVI:  COUNTERPARTS....................................................105

EXHIBITS AND SCHEDULES

Exhibits
EXHIBIT A     --   Commitments (Definitions)

EXHIBIT B     --   Form of Borrowing/Election Notice (Section 2.2 and
                   Section 2.7 and Section 2.9)

EXHIBIT C     --   Form of Request for Letter of Credit (Section 3.4)

EXHIBIT D     --   Form of Assignment and Acceptance Agreement (Sections 2.19
                   and 14.3)

EXHIBIT E     --   Form of Company's US Counsel's Opinion (Section 5.1)

EXHIBIT E-1   --   Form of Company's Foreign Counsel's Opinion (Section 5.1)

EXHIBIT E-2   --   Form of Counsel's Opinion for Subsidiary Borrowers

EXHIBIT F     --   List of Closing Documents (Section 5.1)

EXHIBIT G     --   Form of Officer's Certificate (Sections 5.3 and 7.1(A)(iii))

EXHIBIT H     --   Form of Compliance Certificate (Sections 5.3 and 7.1(A)(iii))

EXHIBIT I     --   Form of Subsidiary Guaranty (Definitions)

EXHIBIT J     --   Form of Revolving Loan Note

EXHIBIT K     --   Form of Assumption Letter (Definitions)

EXHIBIT L     --   Form of Designation Agreement (Section 14.3(D))

EXHIBIT M     --   Form of Commitment and Acceptance (Section 2.5(C)(i))

                                   SCHEDULES

Schedule 1.1.1        --       Permitted Existing Indebtedness (Definitions)

Schedule 1.1.2        --       Permitted Existing Investments (Definitions)

Schedule 1.1.3        --       Permitted Existing Liens (Definitions)

Schedule 1.1.4        --       Permitted Existing Contingent Obligations
                               (Definitions)

Schedule 1.1.5        --       Material Subsidiaries and Foreign Subsidiaries
                               that are not Excluded Foreign Subsidiaries

Schedule 3.2          --       Transitional Letters of Credit (Section 3.2)

Schedule 6.4          --       Pro Forma Financial Statements (Section 6.4(A))

Schedule 6.8          --       Subsidiaries (Section 6.8)

Schedule 6.17         --       Environmental Matters (Section 6.17)

Schedule 7.3(N)       --       Subsidiary Covenants (Section 7.3(N))

                                CREDIT AGREEMENT

       This Credit Agreement dated as of December 1, 2000 is entered into among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the "COMPANY"), and one or more Subsidiaries of the Company (whether now existing or hereafter formed collectively referred to herein as the "SUBSIDIARY BORROWERS"), the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to Section 14.3, and Bank One, NA, in its capacity as contractual representative (the "ADMINISTRATIVE AGENT") for itself and the other Lenders. The parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS

       1.1. Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined as used in this Agreement:

               "ACCOUNTING CHANGE" is defined in Section 11.9.

               "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person, firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.

               "ADMINISTRATIVE AGENT" means Bank One in its capacity as contractual representative for itself and the Lenders pursuant to Article XII hereof and any successor Administrative Agent appointed pursuant to Article XII hereof.

               "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the applicable Borrower of the same Type and, in the case of Eurodollar Rate Advances for the same Interest Period.

               "AFFECTED LENDER" is defined in Section 2.19.

               "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10.0%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

               "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The initial Aggregate Commitment is Two Hundred Million and 00/100 Dollars ($200,000,000).

               "AGREED CURRENCIES" means (i) Dollars and (ii) any other Eligible Agreed Currency which the applicable Borrower requests the applicable Issuing Bank to include as an Agreed Currency hereunder and which is acceptable to such Issuing Bank and the Administrative Agent. For purposes of this definition, "ELIGIBLE AGREED CURRENCY" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated.

               "AGREEMENT" means this Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

               "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4(B) hereof; provided, however, except as provided in Section 11.9, that with respect to the calculation of financial ratios and other financial tests required by this Agreement, "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4(B) hereof.

               "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

               "APPLICABLE COMMITMENT FEE PERCENTAGE" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.14(C)(i) hereof determined in accordance with the provisions of Section 2.14(D)(ii) hereof.

               "APPLICABLE EURODOLLAR MARGIN" means, as at any date of determination, the rate per annum then applicable to Eurodollar Rate Loans determined in accordance with the provisions of Section 2.14(D)(ii) hereof.

               "APPLICABLE FLOATING RATE MARGINS" means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans, determined in accordance with the provisions of Section 2.14(D)(ii) hereof.

               "APPLICABLE L/C FEE PERCENTAGE" means, as at any date of determination, (x) with respect to Performance Letters of Credit, the rate per annum then applicable to Performance Letters of Credit, and (y) with respect to Standby Letters of Credit, the rate per annum then applicable to Standby Letters of Credit, in each case determined in accordance with the provisions of Section 2.14(D)(ii).

               "ARRANGER" means Banc One Capital Markets, Inc., in its capacity as the arranger for the loan transaction evidenced by this Agreement.

               "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person, but not the Equity Interests of such Person) to any Person other than the Company or any of its wholly-owned Subsidiaries other than (i) the sale of inventory in the ordinary course of business and (ii) the sale or other disposition of any obsolete equipment disposed of in the ordinary course of business.

               "ASSIGNMENT AGREEMENT" means an assignment and acceptance agreement entered into in connection with an assignment pursuant to Section 14.3 hereof in substantially the form of Exhibit D.

               "ASSUMPTION LETTER" means a letter of a Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit K hereto pursuant to which such Subsidiary agrees to become a "Subsidiary Borrower" and agrees to be bound by the terms and conditions hereof.

               "AUTHORIZED OFFICER" means the Managing Director of the Company, or such other Person as authorized by the Managing Director, acting singly; provided, that the Administrative Agent shall have received a manually signed certificate of the Secretary of the Company as to the incumbency of, and bearing a manual specimen signature of, such duly authorized Person.

               "BANK ONE" means Bank One, NA, having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

               "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or Foreign Pension Plan) in respect of which the Company or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

               "BORROWER" means, as applicable, any of the Company and the Subsidiary Borrowers, together with their permitted respective successors and assigns; and "BORROWERS" shall mean, collectively, the Company and the Subsidiary Borrowers.

               "BORROWING DATE" means a date on which an Advance or Swing Line Loan is made hereunder.

               "BORROWING/ELECTION NOTICE" is defined in Section 2.7.

               "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York and on which dealings in Dollars and the other Agreed Currencies are carried on in the London interbank market (and, if the Letter of Credit which is the subject of such issuance or payment is denominated in euro, a day upon which such clearing system as is determined by the Administrative Agent to be suitable for clearing or settlement of the euro is open for business) and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

               "BUYING LENDER" is defined in Section 2.5(C)(ii).

               "CAPITAL EXPENDITURES" means, for any period, without duplication, any expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and purchase money indebtedness) for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with Agreement Accounting Principles excluding (i) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, (ii) leasehold improvement expenditures for which the Company or a Subsidiary is reimbursed promptly by the lessor and (iii) up to $6,000,000 of purchases of equipment in the ordinary course of business to the extent the amount of such purchases is not in excess of the proceeds of sales during the preceding 12 months of equipment no longer required in connection with existing or completed projects.

               "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

               "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

               "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A- (or better) by S&P or A3 (or better) by Moody's., and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to (x) investment grade securities (i.e., securities rated at least

Baa by Moody's or at least BBB by S&P) and (y) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's (all such institutions being, "QUALIFIED INSTITUTIONS"); and (iv) commercial paper of Qualified Institutions; provided that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof.

               "CHANGE" is defined in Section 4.2.

               "CHANGE OF CONTROL" means an event or series of events by which:

               (i) other than pursuant to the H-B Acquisition, any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of twenty percent (20%) or more of the voting power of the then outstanding Capital Stock of the Company entitled to vote generally in the election of the directors of the Company; or

               (ii)the majority of the board of directors of the Company fails to consist of Continuing Directors;

               (iii) except as expressly permitted under the terms of this Agreement, the Company or any Subsidiary Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its property to any Person, or any Person consolidates with or merges into the Company or any Subsidiary Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Company or such Subsidiary Borrower, as applicable, is reclassified or changed into or exchanged for cash, securities or other property; or

               (iv) except as otherwise expressly permitted under the terms of this Agreement, the Company shall cease to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of each of the Subsidiary Guarantors or shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of each of the Subsidiary Guarantors.

               "CLOSING DATE" means December 1, 2000.

               "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

               "COMMISSION" means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.

               "COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit and to participate in Swing Line Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Commitment" or in the Assignment Agreement by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement.

               "COMMITMENT INCREASE NOTICE" is defined in Section 2.5(C)(i).

               "COMPANY" means Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Kingdom of the Netherlands.

               "COMPUTATION DATE" is defined in Section 2.4(B).

               "CONSOLIDATED NET WORTH" means, at a particular date, all amounts which would be included under shareholders' or members' equity on the consolidated balance sheet for the Company and its consolidated Subsidiaries plus any preferred stock of the Company to the extent that it has not been redeemed for indebtedness, as determined in accordance with Agreement Accounting Principles.

               "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

               "CONTINGENT OBLIGATION", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.

               "CONTINUING DIRECTOR" means, with respect to any person as of any date of determination, any member of the board of directors of such Person who
(a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

               "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

               "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

               "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause
(ii) above.

               "CUSTOMARY PERMITTED LIENS" means:

               (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

               (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

               (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Company's or its Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and
       (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $5,000,000;

               (iv) Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its respective Subsidiaries;

               (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Company or any of its Subsidiaries which do not constitute a Default under
       Section 8.1(H) hereof; and

               (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of business.

               "DEFAULT" means an event described in Article VIII hereof.

               "DESIGNATED LENDER" means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to
Section 14.3(D).

               "DESIGNATING LENDER" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 14.3(D).

               "DESIGNATION AGREEMENT" is defined in Section 14.3(D).

               "DISCLOSED LITIGATION" is defined in Section 6.7.

               "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Termination Date.

               "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

               "DOLLAR" and "$" means dollars in the lawful currency of the United States of America.

               "DOLLAR AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in such currency of such amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date provided for in Section 2.4(B).

               "DOMESTIC SUBSIDIARY" means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America and substantially all of the operations of which are conducted within the United States.

               "EBIT" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of (i) Net Income, plus (ii) Interest Expense to the extent deducted in computing Net Income, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (iv) any other non-recurring non-cash charges to the extent deducted in computing Net Income, minus (v) any non-recurring non-cash credits to the extent added in computing Net Income, plus (vi) non-recurring after-tax losses (or minus non-recurring after-tax gains); provided, that for any date of determination from and after January 1, 2001, the aggregate adjustment pursuant to clauses
(iv) through (vi) of this definition shall not exceed $3,000,000 for the four-quarter period ending on such date (exclusive of any such adjustments for periods ending prior to January 1, 2001).

               "EBITDA" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of (i) EBIT plus (ii) depreciation expense to the extent deducted in computing Net Income, plus (iii) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income.

               "EFFECTIVE COMMITMENT AMOUNT" is defined in Section 2.5(C)(i).

               "ELIGIBLE DESIGNEE" means a special purpose corporation, partnership, limited partnership or limited liability company that is administered by a Lender or an Affiliate of a Lender and (i) is organized under the laws of the United States of America or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or the equivalent thereof by Moody's.

               "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

              "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

               "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

               "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

               "EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

               "EURO" and/or "EUR" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of EMU.

               "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Rate Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurodollar Reference Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available, the applicable Eurodollar Reference Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

               "EURODOLLAR RATE" means, with respect to a Eurodollar Rate Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the then Applicable Eurodollar Margin, changing as and when the Applicable Eurodollar Margin changes.

               "EURODOLLAR RATE ADVANCE" means an Advance which bears interest at a Eurodollar Rate.

               "EURODOLLAR RATE LOAN" means a Loan made on a fully syndicated basis pursuant to Section 2.1, which bears interest at a Eurodollar Rate.

               "EXCLUDED FOREIGN SUBSIDIARY" means any Foreign Subsidiary other than those listed as Foreign Subsidiaries on Schedule 1.1.5.

               "FACILITY TERMINATION DATE" shall mean the date on which all of the Termination Conditions have been satisfied.

               "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

               "FINANCIAL OFFICER" means any of the chief financial officer, principal accounting officer, treasurer or controller of the Company, acting singly.

               "FINANCING" means, with respect to any Person, the issuance or sale by such Person of any Disqualified Stock, Equity Interests of such Person or any Indebtedness consisting of debt securities of such Person.

               "FIXED CHARGE COVERAGE RATIO" is defined in Section 7.4(B).

               "FLOATING RATE" means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the then Applicable Floating Rate Margin.

               "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

               "FLOATING RATE LOAN" means a Loan, or portion thereof, which bears interest at the Floating Rate.

               "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its respective Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

               "FOREIGN PENSION PLAN" means any employee benefit plan as described in Section 3(3) of ERISA for which the Company or any member of its Controlled Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Company, any of its respective Subsidiaries or any member of its Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

               "FOREIGN SUBSIDIARY" means a Subsidiary of the Company which is not a Domestic Subsidiary.

               "GOVERNMENTAL ACTS" is defined in Section 3.10(A).

               "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

               "GROSS NEGLIGENCE" means recklessness, or actions taken or omitted with conscious indifference to or the complete disregard of consequences or rights of others affected. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Administrative Agent or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

               "GUARANTEED OBLIGATIONS" is defined in Section 10.1.

               "GUARANTOR(S)" shall mean the Company and the Subsidiary Guarantors.

               "GUARANTY" means each of (i) the guaranty by the Company and each Subsidiary Borrower of all of the Obligations of Company and the Subsidiary Borrowers pursuant to this Agreement and (ii) the Subsidiary Guaranty, in each case, as amended, restated, supplemented or otherwise modified from time to time.

               "H-B ACQUISITION" means the acquisition by the Company of all of the issued and outstanding Capital Stock of Howe-Baker for consideration including (i) a cash purchase price of up to $28,000,000, (ii) assumed indebtedness of up to $5,700,000, (iii) the issuance of 8,100,000 shares of Capital Stock of the Company, and otherwise on terms consistent in all material respects with the terms disclosed to the Administrative Agent and set forth in the H-B Acquisition Agreement.

               "H-B ACQUISITION AGREEMENT" means that certain Purchase Agreement, dated as of July 30, 2000, by and between WEDGE Group Incorporated, a Delaware corporation, and WGI Tyler, Inc. a Delaware corporation, collectively as the seller, and the Company and CB&I

Tyler Company, a Delaware corporation, collectively as the buyer, as delivered to the Administrative Agent on November 16, 2000.

               "HEDGING ARRANGEMENTS" is defined in the definition of Hedging Obligations below.

               "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions ("HEDGING ARRANGEMENTS"), and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

               "HOWE-BAKER" means Howe-Baker International, Inc., a Delaware corporation.

               "INCENTIVE ARRANGEMENTS" means any stock ownership, restricted stock, stock option, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with the retention of executives, officers or employees of the Company and its Subsidiaries.

               "INDEBTEDNESS" of a Person means, without duplication, such Person's (a) obligations for borrowed money (including, without limitation, subordinated indebtedness and all assumed indebtedness of the Company evidenced by the $5,700,000 term indebtedness issued by Howe-Baker in favor of Air Liquide), (b) obligations representing the deferred purchase price of property or services (other than (i) accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade, and (ii) earnouts or other similar forms of contingent purchase prices), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, other instruments, standby letters of credit or standby letter of credit reimbursement arrangements, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations with respect to letters of credit, (h) Off-Balance Sheet Liabilities and (j) Disqualified Stock.

               "INDEBTEDNESS FOR BORROWED MONEY" means, without duplication, the sum of (x) Indebtedness of the Company and its Subsidiaries described in clauses
(a) of the definition of "Indebtedness", plus (y) standby letters of credit, and reimbursement agreements in respect of standby letters of credit, issued for the account of the Company or any of its Subsidiaries to support Indebtedness of any Person (other than the Company or any of its Subsidiaries), plus (z) all Disqualified Stock.

               "INDEMNIFIED MATTERS" is defined in Section 11.7(B).

               "INDEMNITEES" is defined in Section 11.7(B).

               "INTEREST EXPENSE" means, for any period, the total gross interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued, including, without duplication, the interest component of Capitalized Leases, commitment and letter of credit fees, the discount or implied interest component of Off-Balance Sheet Liabilities, capitalized interest expense, pay-in-kind interest expense, amortization of debt documents and net payments (if any) pursuant to Hedging Arrangements relating to interest rate protection, all as determined in conformity with Agreement Accounting Principles.

               "INTEREST EXPENSE COVERAGE RATIO" is defined in Section 7.4(C).

               "INTEREST PERIOD" means with respect to a Eurodollar Rate Loan, a period of one (1), two (2), three (3) months or six (6) months, commencing on a Business Day selected by the applicable Borrower on which a Eurodollar Rate Advance is made to such Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

               "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person;
(iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business; and (iv) any non-arms length transaction by such Person with another Person or any other transfer of assets by such Person in another Person, with the amount of such Investment being an amount equal to the net benefit derived by such other Person resulting from any such transactions.

               "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

               "ISSUING BANKS" means Bank One or any of its Affiliates or any of the other Lenders in its separate capacity as an issuer of Letters of Credit pursuant to Section 3.1. The designation of any Lender as an Issuing Bank after the date hereof shall be subject to the prior written consent of the Administrative Agent.

               "L/C DOCUMENTS" is defined in Section 3.4.

               "L/C DRAFT" means a draft drawn on an Issuing Bank pursuant to a Letter of Credit.

               "L/C INTEREST" is defined in Section 3.6.

               "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the Dollar Amount then available for drawing under each of the Letters of Credit, (ii) the Dollar Amount equal to the stated amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, (iii) the aggregate outstanding Dollar Amount of all Reimbursement Obligations at such time and (iv) the aggregate Dollar Amount equal to the stated amount of all Letters of Credit requested by the Borrowers but not yet issued (unless the request for an unissued Letter of Credit has been denied).

               "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

               "LENDER INCREASE NOTICE" is defined in Section 2.5(C)(i).

               "LENDING INSTALLATION" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages of this Agreement for such Lender, or on the administrative information sheets provided to the Administrative Agent in connection herewith or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.16.

               "LETTER OF CREDIT" means the performance letters of credit and standby letters of credit to be (a) issued by the Issuing Banks pursuant to
Section 3.1 hereof or (b) deemed issued by the Issuing Banks pursuant to Section
3.2 hereof.

               "LEVERAGE RATIO" is defined in Section 7.4(A).

               "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

               "LOAN ACCOUNT" is defined in Section 2.12(A).

               "LOAN DOCUMENTS" means this Agreement, each Assumption Letter executed hereunder, the Subsidiary Guaranty and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

               "LOAN PARTIES" means, at any time, the Company, each Subsidiary Borrower that is a party hereto as of such time and each of the Guarantors.

               "LOAN(S)" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to Section 2.1 hereof, and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to Section 2.2 hereof, and collectively all Revolving Loans and Swing Line Loans, whether made or continued as or converted to Floating Rate Loans or Eurodollar Rate Loans.

               "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

               "MARKET DISRUPTION" is defined in Section 2.11.

               "MATERIAL ADVERSE EFFECT" means a material adverse effect upon
(a) the business, condition (financial or otherwise), operations, performance, properties, results of operations or prospects of the Company, any other Borrower, or the Company and its Subsidiaries, taken as a whole, (b) the collective ability of the Company or any of its Subsidiaries to perform their respective obligations under the Loan Documents, or (c) the ability of the Lenders or the Administrative Agent to enforce the Obligations.

               "MATERIAL SUBSIDIARY" means, without duplication, (a) each Borrowing Subsidiary and (b) any Subsidiary that directly or indirectly owns or Controls any Borrowing Subsidiary or other Material Subsidiary and (c) any other Subsidiary (i) the consolidated net revenues of which for the most recent fiscal year of the Company for which audited financial statements have been delivered pursuant to Section 7.01(A)(ii) were greater than three percent 3% of the Company's consolidated net revenues for such fiscal year or (ii) the consolidated tangible assets of which as of the end of such fiscal year were greater than three percent 3% of the Company's consolidated tangible assets as of such date; provided that, if at any time the aggregate amount of the consolidated net revenues or consolidated tangible assets of all Subsidiaries that are not Material Subsidiaries exceeds ten percent 10% of the Company's consolidated net revenues for any such fiscal year or ten percent 10% of the Company's consolidated tangible assets as of the end of any such fiscal year, the Company (or, in the event the Company has failed to do so within 10 days, the Administrative Agent) shall designate sufficient Subsidiaries as "Material Subsidiaries" to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. For purposes of making the determinations required by this definition, revenues and assets of Foreign Subsidiaries shall be converted into Dollars at the rates used in preparing the consolidated balance sheet of the Company included in the applicable financial statements. The Material Subsidiaries on the date hereof are identified in Schedule 6.8 hereto.

               "MATERIAL INDEBTEDNESS" is defined in Section 8.1(E).

               "MOODY'S" means Moody's Investors Service, Inc.

               "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Company or any member of the Controlled Group.

               "NATIONAL CURRENCY UNIT" means the unit of currency (other than a euro unit) of each member state of the European Union that participates in the third stage of EMU.

               "NET CASH PROCEEDS" means, with respect to any Asset Sale, Sale and Leaseback Transaction or Financing by any Person, (a) cash or Cash Equivalents (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale or Sale and Leaseback Transaction (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale or Sale and Leaseback Transaction) or Financing, after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, Sale and Leaseback Transaction or Financing, (ii) payment of all brokerage commissions and other fees and expenses and commissions related to such Asset Sale, Sale and Leaseback Transaction or Financing, and (iii) all amounts used to repay Indebtedness (and any premium or penalty thereon) secured by a Lien on any asset disposed of in such Asset Sale or Sale and Leaseback Transaction or which is or may be required (by the express terms of the instrument governing such Indebtedness or by applicable law) to be repaid in connection with such Asset Sale or Sale and Leaseback Transaction (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness); and (b) cash or Cash Equivalents payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale, Sale and Leaseback Transaction or Financing upon receipt of such cash payments by such Person or such Subsidiary.

               "NET INCOME" means, for any period, the net earnings (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

               "NOTICE OF ASSIGNMENT" is defined in Section 14.3(B).

               "OBLIGATIONS" means all Loans, L/C Obligations, advances, debts, liabilities, obligations, covenants and duties owing, the Borrowers or any of their Subsidiaries to the Administrative Agent, any Lender, the Swing Line Bank, the Arranger, any Affiliate of the Administrative Agent or any Lender, any Issuing Bank, any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the L/C Documents or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

               "OFF-BALANCE SHEET LIABILITIES" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such Person or any of its Subsidiaries under any financing lease or so-called "synthetic lease" or "tax ownership operating lease" transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

               "OTHER TAXES" is defined in Section 2.14(E)(ii).

               "PARTICIPANTS" is defined in Section 14.2(A).

               "PAYMENT DATE" means the last Business Day of each quarter, the Termination Date and the Facility Termination Date.

               "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

               "PERFORMANCE LETTER OF CREDIT" means a Letter of Credit issued to secure ordinary course performance obligations of the Company or a Subsidiary in connection with active construction projects (including projects about to be commenced) or bids for prospective construction projects.

               "PERMITTED ACQUISITION" is defined in Section 7.3(F)(a).

               "PERMITTED EXISTING CONTINGENT OBLIGATIONS" means the Contingent Obligations of the Company and its Subsidiaries identified as such on Schedule
1.1.4 to this Agreement.

               "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its Subsidiaries identified as such on Schedule 1.1.1 to this Agreement.

               "PERMITTED EXISTING INVESTMENTS" means the Investments of the Company and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

               "PERMITTED EXISTING LIENS" means the Liens on assets of the Company and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

               "PERMITTED SALE AND LEASEBACK TRANSACTIONS" means (i) any Sale and Leaseback Transaction of the Company's Plainfield, Illinois headquarters facility, and (ii) any Sale and Leaseback Transaction of all or any portion of the Company's equipment fleet, in each case on terms acceptable to the Administrative Agent and only to the extent that the aggregate amount of Net Cash Proceeds from all such Permitted Sale and Leaseback Transactions is less than or equal to $20,000,000.

               "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

               "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Company or any member of the Controlled

Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

               "PRIME RATE" means the prime rate of interest announced by Bank One, NA or its parent from time to time (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

               "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) the Lender's Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Commitment at such time; provided, however, if the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in Swing Line Loans and Letters of Credit, by (y) the sum of (A) the aggregate outstanding amount of Revolving Loans, plus (B) the aggregate outstanding amount of all Swing Line Loans and the Dollar Amount of all Letters of Credit.

               "PROPOSED NEW LENDER" is defined in Section 2.5(C)(i).

               "PURCHASERS" is defined in Section 14.3(A)(i).

               "RATE OPTION" means the Eurodollar Rate or the Floating Rate, as applicable.

               "RECEIVABLE(S)" means and includes all of the Company's and its consolidated Subsidiaries' presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company or its Subsidiaries, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

               "REGISTER" is defined in Section 14.3(C).

               "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

               "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

               "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

               "REIMBURSEMENT OBLIGATION" is defined in Section 3.7.

              "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

               "RENTALS" means the aggregate fixed amounts payable by the Company and its Subsidiaries on a consolidated basis under any lease of real or personal property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more, but does not include any amounts payable under Capitalized Leases.

               "REPLACEMENT LENDER" is defined in Section 2.19.

               "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

               "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty-one percent (51%); provided, however, that, if any of the Lenders shall have failed to fund its Pro Rata Share of (i) any Revolving Loan requested by the applicable Borrower, (ii) any Revolving Loan required to be made in connection with reimbursement for any L/C Obligations,
(iii) any participation in any Swing Line Loan as requested by the Administrative Agent, which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans or any participation in Swing Line Loans has not been so cured) whose Pro Rata Shares represent greater than fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders; provided further, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are greater than fifty-one percent (51%).

               "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

               "RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurodollar liabilities.

               "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in such Person's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock,
(ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, other than (x) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company or any of its Subsidiaries (other than Disqualified Stock) or (y) repurchases of Equity Interests of the Company during the period from January 1, 2000 through and including March 31, 2000, (iii) any payment or prepayment of principal of, or interest (whether in cash or as payment-in-kind), premium, if any, fees or other charges with respect to, any Indebtedness subordinated to the Obligations, any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness other than the Obligations, and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Company or any of its Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, (v) any payment of management, consulting or investment banking fees (or other fees of a similar nature) and (vi) any payment in respect of a purchase price adjustment, earn-out or other similar form of contingent purchase price.

               "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Aggregate Commitment at such time exceeds the Revolving Credit Obligations outstanding at such time.

               "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time, plus (ii) the outstanding principal amount of the Swing Line Loans at such time, plus (iii) the outstanding L/C Obligations at such time.

               "REVOLVING LOAN" is defined in Section 2.1.

               "RISK-BASED CAPITAL GUIDELINES" is defined in Section 4.2.

               "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

               "SALE AND LEASEBACK TRANSACTION" means any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), (i) which the Company or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which the Company or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Company or one of its Subsidiaries to any other Person in connection with such lease.

               "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

               "SELLING LENDER" is defined in Section 2.5(C)(ii).

               "SINGLE EMPLOYER PLAN" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

               "SOLVENT" means, when used with respect to any Person, that at the time of determination:

               (a) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

               (b) it is then able and expects to be able to pay its debts as they mature; and

               (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

               "STANDBY LETTER OF CREDIT" means any Letter of Credit other than a Performance Letter of Credit.

               "SUBSIDIARY" of a Person means (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means a Subsidiary of the Company.

               "SUBSIDIARY BORROWER" means any Subsidiaries of the Company duly designated by the Company pursuant to Section 2.20 to request Advances hereunder, which Subsidiary shall have delivered to the Administrative Agent an Assumption Letter in accordance with Section 2.20 and such other documents as may be required pursuant to this Agreement, in each case together with its respective successors and assigns, including a debtor-in-possession on behalf of such Subsidiary Borrower.

               "SUBSIDIARY GUARANTOR(S)" means (a) each Subsidiary Borrower, (b) all of the Company's Material Subsidiaries (other than any Excluded Foreign Subsidiary); (c) all New Subsidiaries which are Material Subsidiaries and which have or are required to have satisfied the provisions of Section 7.2(K)(i); (d) all of the Company's Subsidiaries which become Material Subsidiaries and which have satisfied or are required to have satisfied the provisions of Section 7.2(K)(ii); and (e) all other Subsidiaries which become Subsidiary Guarantors in satisfaction of the provisions of Section 7.2(K)(iii) or Section 7.3(Q), in each case with respect to clauses (a) through (e) above, and together with their respective successors and assigns.

               "SUBSIDIARY GUARANTY" means that certain Guaranty, dated as of December 1, 2000 executed by each of Subsidiary Guarantors as of such date (and any and all supplements thereto executed from time to time by each additional Subsidiary Guarantor) in favor of the Administrative Agent in substantially the form of Exhibit I attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

               "SUBSTANTIAL PORTION" means, with respect to the assets of the Company and its Subsidiaries, assets which (i) represent more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

               "SWING LINE BANK" means Bank One or any other Lender as a successor Swing Line Bank pursuant to the terms hereof.

               "SWING LINE COMMITMENT" means the commitment of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of Fifteen Million and 00/100 Dollars ($15,000,000) at any one time outstanding.

               "SWING LINE LOAN" means a Loan made available to the applicable Borrower by the Swing Line Bank pursuant to Section 2.2 hereof.

               "TAXES" is defined in Section 2.14(E)(i).

               "TERMINATION CONDITIONS" is defined in Section 2.18.

               "TERMINATION DATE" means the earlier of (a) December 1, 2003, and
(b) the date of termination in whole of the Aggregate Commitment pursuant to
Section 2.5 hereof or the Commitments pursuant to Section 9.1 hereof.

               "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Company or any member of the Controlled Group; (iii) the imposition of an obligation on the Company or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or Foreign Pension Plan; (v) any event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) that a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan in place of the existing administrator, or (vii) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan or Foreign Pension Plan.

               "TRANSACTION DOCUMENTS" means the Loan Documents and, from and after the consummation of the H-B Acquisition, the documents executed and delivered by the Company or any of its Subsidiaries in connection with the H-B Acquisition, including, without limitation, the H-B Acquisition Agreement.

               "TRANSFEREE" is defined in Section 14.5.

               "TREATY ON EUROPEAN UNION" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), as amended from time to time.

               "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Rate Loan.

               "UNFUNDED LIABILITIES" means (i) in the case of Single Employer Plans, the amount (if any) by which the aggregate accumulated benefit obligations exceeds the aggregate fair market value of assets of present value of all vested nonforfeitable benefits under all Single Employer Plans as of the most recent measurement date, all as determined under FAS 87 using the methods and assumptions used by the Company for financial accounting purposes, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

               "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

               The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

       1.2. References. Any references to the Company's Subsidiaries shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

       1.3. Supplemental Disclosure. At any time at the request of the Administrative Agent and at such additional times as the Company determines, the Company shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. Notwithstanding that any such supplement to such schedule or representation may disclose the existence or occurrence of events, facts or circumstances which are either prohibited by the terms of this Agreement or any other Loan Documents or which result in the breach of any representation or warranty, such supplement to such schedule or representation shall not be deemed either an amendment thereof or a waiver of such breach unless expressly consented to in writing by Administrative Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Administrative Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.

                     ARTICLE II: REVOLVING LOAN FACILITY

       2.1.   Revolving Loans.

       (A) Amount of Revolving Loans. Upon the satisfaction of the conditions precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, from and including the Closing Date and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrowers from time to time, in Dollars, in an amount not to exceed such Lender's Pro Rata Share of Revolving Credit Availability at such time (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS"); provided however, at no time shall the amount of the Revolving Credit Obligations exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made on the Closing Date or on or before the third (3rd) Business Day thereafter shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations therein set forth and set forth in this Article II and set forth in the definition of Interest Period. Revolving Loans made after the third (3rd) Business Day after the Closing Date shall be, at the option of the applicable Borrower, either Floating Rate Loans or Eurodollar Rate Loans selected in accordance with Section 2.9. On the Termination Date, each of the Borrowers shall repay in full the outstanding principal balance of the Revolving Loans made to it. Each Advance under this Section 2.1 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share.

       (B) Borrowing/Election Notice. The applicable Borrower shall deliver to the Administrative Agent a Borrowing/Election Notice, signed by it, in accordance with the terms of Section 2.7.

       (C) Making of Revolving Loans. Promptly after receipt of the Borrowing/Election Notice under Section 2.7 in respect of Revolving Loans, the Administrative Agent shall notify each Lender by telecopy, or other similar form of transmission, of the requested Revolving Loan. Each Lender shall make available its Revolving Loan in accordance with the terms of Section 2.6. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's office in Chicago, Illinois on the applicable Borrowing Date and shall disburse such proceeds in accordance with the applicable Borrower's disbursement instructions set forth in such Borrowing/Election Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.

       2.2.   Swing Line Loans.

       (A) Amount of Swing Line Loans. On the terms and conditions set forth in this Agreement and upon the satisfaction of the conditions precedent set forth in Section 5.1, 5.2 and 5.3, as applicable, from and including the Closing Date and prior to the Termination Date, the Swing Line Bank agrees to make swing line loans to the Borrowers from time to time, in Dollars, in an amount not to exceed the Swing Line Commitment (each, individually, a "SWING LINE LOAN" and collectively, the "SWING LINE LOANS"); provided, however, at no time shall the amount of the Revolving Credit Obligations exceed the Aggregate Commitment; and provided, further, that at no time shall the sum of (a) the Swing Line Bank's Pro Rata Share of the Swing Line Loans, plus (b) the outstanding amount of Revolving Loans made by the Swing Line Bank pursuant to Section 2.1, plus (c) the Swing Line Bank's share of the obligations to purchase participations in Letters of Credit, exceed the Swing Line Bank's Commitment at such time. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.

       (B) Borrowing/Election Notice. The applicable Borrower shall deliver to the Administrative Agent and the Swing Line Bank a Borrowing/Election Notice, signed by it, not later than 12:00 p.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day and which may be the same date as the date the Borrowing/Election Notice is given), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000 (and increments of $100,000 if in excess thereof).

       (C) Making of Swing Line Loans. Promptly after receipt of the Borrowing/Election Notice under Section 2.2(B) in respect of Swing Line Loans the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 4:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article
XV. The Administrative Agent will promptly make the funds so received from the Swing Line Bank available to the applicable Borrower on the Borrowing Date at the Administrative Agent's aforesaid address. The Swing Line Loans shall be Floating Rate Loans unless the applicable Borrower and the Swing Line Bank agree otherwise.

       (D) Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the applicable Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. The applicable Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount of $100,000 and increments of $100,000 in excess thereof, any portion of the outstanding Swing Line Loans, upon notice to the Administrative Agent and the Swing Line Bank. In addition, the Administrative Agent (i) may at any time in the sole discretion of the Swing Line Bank with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Bank) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the date of any notice received pursuant to this Section 2.2(D), each Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XV. Revolving Loans made pursuant to this Section 2.2(D) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations therein set forth and set forth in this
Article II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.2(D) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Company, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2(D), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2(D), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, each of the Borrowers shall repay in full the outstanding principal balance of all Swing Line Loans made to it.

       2.3. Rate Options for all Advances; Maximum Interest Periods. The Swing Line Loans shall be Floating Rate Loans unless the applicable Borrower and the Swing Line Bank agree otherwise. The Revolving Loans may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the applicable Borrowers in accordance with Section 2.9. The Borrowers may select, in accordance with Section 2.9, Rate Options and Interest Periods applicable to portions of the Revolving Loans; provided that there shall be no more than six
(6) Interest Periods in effect with respect to all of the Loans at any time.

       2.4.   Optional Payments; Mandatory Prepayments.

       (A) Optional Payments. The Borrowers may from time to time and at any time upon at least one (1) Business Day's prior written notice repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances in an aggregate minimum amount of Four Million Dollars ($4,000,000) and in integral multiples of One Million Dollars ($1,000,000) in excess thereof. Eurodollar Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, in an aggregate minimum amount of Four Million and 00/100 Dollars ($4,000,000) and in integral multiples of One Million and 00/100 Dollars ($1,000,000) in excess thereof; provided, that the applicable Borrower may not so prepay Eurodollar Rate Advances unless it shall have provided at least three (3) Business Days' prior written notice to the Administrative Agent of such prepayment and provided, further, all Eurodollar Loans constituting part of the same Eurodollar Rate Advance shall be repaid or prepaid at the same time.

       (B) Determination of Dollar Amounts of Letters of Credit; Mandatory Prepayments of Revolving Loans.

               (i) The Administrative Agent will determine the Dollar Amount of:

                   (a) each Letter of Credit on the date three (3) Business
               Days prior to the issuance date, or, if applicable, renewal date of such Letter of Credit; and

                   (b) all outstanding L/C Obligations on and as of the last
               Business Day of each calendar month and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a "COMPUTATION DATE" with respect to each Letter of Credit for which a Dollar Amount is determined on or as of such day.

               (ii) If at any time and for any reason (other than as the result of fluctuations in currency exchange rates) the Dollar Amount of the Revolving Credit Obligations (calculated, with respect to all L/C Obligations denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such L/C Obligation) is greater than the Aggregate Commitment, the Borrowers shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess. The Company shall also make all prepayments required under Section 2.5(B).

               (iii) If, on any Computation Date, as a result of fluctuations in currency exchange rates the Dollar Amount of the Revolving Credit Obligations exceeds one hundred five percent (105%) of the Aggregate Commitment, the Administrative Agent shall so notify the Company and the Lenders of such occurrence and the Borrowers shall immediately repay Revolving Loans or Swingline Loans in an aggregate principal amount sufficient to eliminate any such excess.

               (iv) All of the mandatory prepayments made under this Section 2.4(B) shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans.

       2.5.    Changes in Commitments.

       (A) Voluntary Commitment Reductions. The Company may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of Ten Million and 00/100 Dollars ($10,000,000) and integral multiples of One Million and 00/100 Dollars ($1,000,000) in excess of that amount (unless the Aggregate Commitment is reduced in whole), upon at least three (3) Business Day's prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. All accrued commitment fees shall be payable on the effective date of any termination of all or any part of the obligations of the Lenders to make Loans hereunder.

       (B)     Mandatory Commitment Reductions.

               (i) Asset Sales and Sale and Leaseback Transactions. If at any time and for any reason the Company shall, or it shall permit any Subsidiary to, consummate any Asset Sale (other than Asset Sales permitted under Sections 7.3(B)(i), (ii), (iii) and (iv)) or Sale and Leaseback Transaction (other than Permitted Sale and Leaseback Transactions), the Aggregate Commitment shall be permanently reduced by an amount equal to the Net Cash Proceeds thereof and the Company shall immediately make a mandatory prepayment of the Obligations in an amount equal to such Net Cash Proceeds.

               (ii)  Financings.

               (a) Except as provided in clause (ii)(b) below, upon the consummation of any Financing (other than (i) the issuance of any Equity Interests of the Company as consideration for the H-B Acquisition on the effective date of the H-B Acquisition and

(ii) the issuance of any Equity Interests of the Company so long as the proceeds of such issuance shall, promptly following the Company's receipt thereof, be paid by the Company as all or part of the consideration for any Permitted Acquisition) by the Company or any Subsidiary of the Company, within three (3) Business Days after the Company's or any of its Subsidiaries' receipt of any Net Cash Proceeds from such Financing, the Company shall make a mandatory prepayment of the Obligations in an amount equal to (x) at any time the Leverage Ratio (determined as of the last day of the most recent fiscal quarter for which a compliance certificate shall have been delivered in accordance with Section 7.1(A)) shall be greater than or equal to 1.00 to 1.00, 100% of such Net Cash Proceeds, and (y) at any time the Leverage Ratio (determined as of the last day of the most recent fiscal quarter for which a compliance certificate shall have been delivered in accordance with Section 7.1(A)) shall be less than 1.00 to 1.00, 50% of such Net Cash Proceeds.

       (b) Notwithstanding the foregoing, Net Cash Proceeds subject to clause
(ii)(a) above shall not include Net Cash Proceeds received in connection with
(x) the issuance of any Capital Stock of the Company or any Subsidiary of the Company, other than Disqualified Stock, to any employee, executive, director or officer pursuant to an Incentive Arrangement, or (y) the issuance of Indebtedness permitted to be incurred under Sections 7.3(A)(i) through (viii).

(C)    Increase in Commitments.

       (i) At any time, the Company (on behalf of itself and the other Borrowers) may request that the Aggregate Commitment be increased (which increase shall increase the then effective Letter of Credit sublimit set forth in Section 3.3(i)(b) on a dollar-for- dollar basis up to a maximum sublimit of $200,000,000); provided that, without the prior written consent of all of the Lenders, (a) the Aggregate Commitment shall at no time exceed $300,000,000 minus the aggregate amount of all reductions in the Aggregate Commitment previously made pursuant to Section 2.5(A) or (B); (b) the Company shall not make any such request during the six month period following any reduction in the Aggregate Commitment previously made pursuant to Section 2.5(A) or (B); (c) the Company shall not be entitled to make more than one such request during the term of this Agreement; and (d) each such request shall be in a minimum amount of at least $50,000,000 and increments of $1,000,000 in excess thereof. Such request shall be made in a written notice given to the Administrative Agent and the Lenders by the Company not less than twenty (20) Business Days prior to the proposed effective date of such increase, which notice (a "COMMITMENT INCREASE NOTICE") shall specify the amount of the proposed increase in the Aggregate Commitment and the proposed effective date of such increase. In the event of such a Commitment Increase Notice, each of the Lenders shall be given the opportunity to participate in the requested increase ratably in proportions that their respective Commitments bear to the Aggregate Commitment. No Lender shall have any obligation to increase its Commitment pursuant to a Commitment Increase Notice. On or prior to the date that is fifteen (15) Business Days after receipt of the Commitment Increase Notice, each Lender shall submit to the Administrative Agent a notice indicating the maximum amount by which it is willing to increase its Commitment in connection with such Commitment Increase Notice (any such notice to the Administrative Agent being herein a "LENDER INCREASE NOTICE"). Any Lender which does not submit a Lender Increase Notice to the Administrative Agent prior to the expiration of such fifteen (15) Business Day period shall be deemed to have denied any increase in its Commitment. In the event that the increases of Commitments set forth in the Lender Increase Notices exceed the amount requested by the Company in the Commitment Increase Notice, the Administrative Agent and the Arranger shall have the right, in consultation with the Company, to allocate the amount of increases necessary to meet the Company's Commitment Increase Notice. In the event that the Lender Increase Notices are less than the amount requested by the Company, not later than three (3) Business Days prior to the proposed effective date the Company may notify the Administrative Agent of any financial institution that shall have agreed to become a "Lender" party hereto (a "PROPOSED NEW LENDER") in connection with the Commitment Increase Notice. Any Proposed New Lender shall be consented to by the Administrative Agent (which consent shall not be unreasonably withheld) and shall be a commercial bank having capital and retained earnings of at least $500,000,000. If the Company shall not have arranged any Proposed New Lender(s) to commit to the shortfall from the Lender Increase Notices, then the Company shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices. Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Proposed New Lender, if applicable, the Administrative Agent shall notify the Company and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender's and Proposed New Lenders' Commitment (the "EFFECTIVE COMMITMENT AMOUNT") and the amount of the Aggregate Commitment, which amounts shall be effective on the following Business Day. Any increase in the Aggregate Commitment shall be subject to the following conditions precedent: (A) the Company shall have obtained the consent thereto of each Guarantor and its reaffirmation of the Loan Document(s) executed by it, which consent and reaffirmation shall be in writing and in form and substance reasonably satisfactory to the Administrative Agent, (B) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Aggregate Commitment all representations and warranties shall be true and correct in all material respects as though made on such date and no event shall have occurred and then be continuing which constitutes a Default or Unmatured Default, (C) the Borrowers, the Administrative Agent and each Proposed New Lender or Lender that shall have agreed to provide a "Commitment" in support of such increase in the Aggregate Commitment shall have executed and delivered a "Commitment and Acceptance" substantially in the form of Exhibit M hereto, (D) counsel for the Company and for the Guarantors shall have provided to the Administrative Agent supplemental opinions in form and substance reasonably satisfactory to the Administrative Agent and (E) the Borrowers and the Proposed New Lender shall otherwise have executed and delivered such other instruments and documents as may be required under Article V or that the Administrative Agent shall have reasonably requested in connection with such increase. If any fee shall be charged by the Lenders in connection with any such increase, such fee shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Administrative Agent to the Company. Upon satisfaction of the conditions precedent to any increase in the Aggregate Commitment, the Administrative Agent shall promptly advise the Company and each Lender of the effective date of such increase. Upon the effective date of any increase in the Aggregate Commitment that is supported by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder and thereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

       (ii) For purposes of this clause (ii), (A) the term "BUYING LENDER(S)" shall mean (1) each Lender the Effective Commitment Amount of which is greater than its Commitment prior to the effective date of any increase in the Aggregate Commitment and (2) each Proposed New Lender that is allocated an Effective Commitment Amount in connection with any Commitment Increase Notice and (b) the term "SELLING LENDER(S)" shall mean each Lender whose Commitment is not being increased from that in effect prior to such increase in the Aggregate Commitment. Effective on the effective date of any increase in the Aggregate Commitment pursuant to clause (i) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender's right, title and interest in and to its outstanding Loans in the respective Dollar Amounts and percentages necessary so that, from and after such sale, each such Selling Lender's outstanding Loans shall equal such Selling Lender's Pro Rata Share (calculated based upon the Effective Commitment Amounts) of the outstanding Loans. Effective on the effective date of the increase in the Aggregate Commitment pursuant to clause (i) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Loans purchased hereby shall equal the respective Dollar Amount necessary so that, from and after such payments, each Buying Lender's outstanding Loans shall equal such Buying Lender's Pro Rata Share (calculated based upon the Effective Commitment Amounts) of the outstanding Loans. Such amount shall be payable on the effective date of the increase in the Aggregate Commitment by wire transfer of immediately available funds to the Administrative Agent. The Administrative Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Loans being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interest in such Loans, except for participations which will be extinguished upon payment to Selling Lender of an amount equal to the portion of the outstanding Loans being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for each Selling Lender's representations and warranties contained in the foregoing sentence, each such Buying Lender has entered into its Commitment and Acceptance with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Administrative Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents. The Company hereby agrees to compensate each Selling Lender for all losses, expenses and liabilities incurred by each Lender in connection with the sale and assignment of any Eurodollar Loan hereunder on the terms and in the manner as set forth in
       Section 3.4.

       2.6. Method of Borrowing. On each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans, if any, not later than noon, Chicago time, in Federal or other funds immediately available to the Administrative Agent, in Chicago, Illinois at its address specified in or pursuant to Article XV. Unless the Administrative Agent determines that any applicable condition specified in Article V has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's aforesaid address.

       2.7. Method of Selecting Types and Interest Periods for Advances. The applicable Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. The applicable Borrower shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit B hereto (a "BORROWING/ELECTION NOTICE") not later than 10:00 a.m. (Chicago time) (a) on or before the Borrowing Date of each Floating Rate Advance, (b) three (3) Business Days before the Borrowing Date for each Eurodollar Rate Advance. The Borrowers shall select Interest Periods so that, to the best of their knowledge, it will not be necessary to prepay all or any portion of any Eurodollar Rate Loan prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance, in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance and shall change as and when the Applicable Eurodollar Margin changes.

       2.8. Minimum Amount of Each Advance. Each Advance (other than an Advance to repay Swing Line Loans or a Reimbursement Obligation) shall be in the minimum amount of Four Million Dollars ($4,000,000) and in multiples of One Million Dollars ($1,000,000) if in excess thereof, provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

       2.9. Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.

       (A) Right to Convert. The applicable Borrower may elect from time to time, subject to the provisions of Section 2.3 and this Section 2.9, to convert all or any part of a Loan of any Type into any other Type or Types of Loans; provided that any conversion of any Eurodollar

Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

       (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Loans. Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless such Eurodollar Rate Loans shall have been repaid or the Company shall have given the Administrative Agent notice in accordance with Section 2.9 (D) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.

       (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.9(A) or Section 2.9(B), no Loan may be converted into or continued as a Eurodollar Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

       (D) Borrowing/Election Notice. The Company shall give the Administrative Agent an irrevocable Borrowing/Election Notice of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 10:00 a.m. (Chicago time) (x) one (1) Business Day prior to the date of the requested conversion or continuation, with respect to any Loan to be converted to or continued as a Floating Rate Advance, and (y) three (3) Business Days prior to the date of the requested conversion or continuation, with respect to any Loan to be converted or continued as a Eurodollar Rate Loan, specifying:
(1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) if applicable, the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

       2.10. Default Rate. After the occurrence and during the continuance of a Default, at the option of the Administrative Agent or at the direction of the Required Lenders the interest rate(s) applicable to the Obligations and all other fees (including the fees payable under Section 3.8 with respect to Letters of Credit) shall be equal to (x) the interest rates and fees calculated based on the maximum Applicable Floating Rate Margins, Applicable Eurodollar Margin and Applicable Commitment Fee Percentage, as applicable, under the pricing grid set forth in Section 2.14(D)(ii) plus (y) two percent (2.00%) per annum for all such Obligations and fees; provided that during the continuation of a bankruptcy or insolvency default such interest rate and fee increases shall be automatically applicable without any election of the Administrative Agent or action of the Required Lenders.

       2.11.  Method of Payment.

       (A) Method of Payment. All payments of principal, interest, fees, reimbursements, commissions, L/C Obligations and other Obligations hereunder shall be made, without setoff, deduction or counterclaim (unless indicated otherwise in Section 2.14(E)), in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XV, or at any other Lending Installation of the applicable Issuing Bank specified in writing by such Issuing Bank to the applicable Borrower in connection with any Letter of Credit issued in an Agreed Currency other than Dollars. Each Advance shall be repaid or prepaid in Dollars in the amount equal to the amount borrowed and interest payable thereon shall also be paid in Dollars. Each L/C Obligation denominated in an Agreed Currency other than Dollars shall be repaid, and all interest and fees to be paid in respect thereof shall be paid, in the currency in which the related Letter of Credit was issued or, where such currency has converted to euro, in euro. All payments to be made by any Borrower hereunder in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Administrative Agent or applicable Issuing Bank, as applicable, at its designated Lending Installation for such currency. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge any account of the applicable Borrower maintained with Bank One or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.11 shall also be deemed to refer, and shall apply equally, to each Issuing Bank, in the case of payments required to be made by any Borrower to any Issuing Bank pursuant to Article III.

       (B) Market Disruption. If, after the designation by the applicable Issuing Bank and the Administrative Agent of any currency as an Agreed Currency, in the reasonable opinion of any Borrower, any Issuing Bank, the Required Lenders or the Administrative Agent, (x) there shall occur any change in national or international financial, political or economic conditions or currency exchange rates or currency control or other exchange regulations are imposed in the country which issues such currency with the result that it shall be impractical for any L/C Obligation to be denominated in such currency or different types of such currency are introduced, (y) such currency is no longer readily available or freely traded or (z) an Equivalent Amount of such currency is not readily calculable (any such event a "MARKET DISRUPTION"), such Borrower, such Issuing Bank, the Required Lenders or the Administrative Agent, as applicable, shall promptly notify the Lenders, the Issuing Banks, the Administrative Agent and the Borrowers, and such currency shall no longer be an Agreed Currency until such time as the Administrative Agent and any applicable Issuing Bank agrees to reinstate such currency as an Agreed Currency, and all payments to be made by the applicable Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. For purposes of this Section 2.11(B), the commencement of the third stage of the European Economic and Monetary Union shall not constitute the imposition of currency control or exchange regulations.

       2.12.  Evidence of Debt.

       (A) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the indebtedness of the Borrowers to such Lender owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

       (B) Register. The Register maintained by the Administrative Agent pursuant to Section 14.3(C) shall include a control account, and a subsidiary account for each Lender and each Borrower, in which accounts (taken together) shall be recorded (i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each of the Borrowers to each Lender hereunder, (iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 14.3, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

       (C) Entries in Loan Account and Register. The entries made in the Loan Account, the Register and the other accounts maintained pursuant to clauses (A) or (B) of this Section shall be prima facie evidence thereof for all purposes, absent manifest error, unless the applicable Borrower objects to information contained in the Loan Accounts, the Register or the other accounts within thirty
(30) days of the applicable Borrower's receipt of such information; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

       (D) Noteless Transaction; Notes Issued Upon Request. Any Lender may request that the Revolving Loans made or to be made by it each be evidenced by a promissory note in substantially the form of Exhibit J to evidence such Lender's Revolving Loans. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note for such Loans payable to the order of such Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 14.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

       2.13. Telephonic Notices. The Borrowers authorize the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the applicable Borrower. Each of the Subsidiary Borrowers authorizes the Company to make requests and give notices hereunder on behalf of such Subsidiary Borrowers. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. In case of disagreement concerning such notices, if the

Administrative Agent has recorded telephonic borrowing notices, such recordings will be made available to the applicable Borrower upon its request therefor.

       2.14. Promise to Pay; Interest and Commitment Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.

       (A) Promise to Pay. All Advances shall be paid in full by the applicable Borrowers on the Termination Date. Each Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents, and confirms that all Borrowers (other than Borrowers which are Foreign Subsidiaries) shall be jointly and severally liable for all of the Obligations.

       (B) Interest Payment Dates. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, upon any prepayment whether by acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity; provided, interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar quarter, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

       (C)    Commitment Fees; Additional Fees.

              (i) The Company shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the Closing Date until the date on which the Aggregate Commitment shall be terminated in whole, a commitment fee at the rate of the then Applicable Commitment Fee Percentage multiplied by the average amount by which (A) the Aggregate Commitment in effect from time to time exceeds
       (B) the Revolving Credit Obligations (excluding the outstanding principal amount of the Swing Line Loans) in effect from time to time during each fiscal quarter of the Company. All such commitment fees payable under this clause (C) shall be payable quarterly on the last day of each fiscal quarter of the Company occurring after the Closing Date (with the first such payment being calculated for the period from the Closing Date and ending on December 31, 2000), and, in addition, on any date on which the Aggregate Commitment shall be terminated in whole.

              (ii) The Company agrees to pay or to cause the Borrowers to pay to the Administrative Agent for the sole account of the Administrative Agent and the Arranger (unless otherwise agreed between the Administrative Agent and the Arranger and any Lender) the fees set forth in the letter agreement between the Administrative Agent, the

       Arranger and the Company dated August 18, 2000, payable at the times and in the amounts set forth therein.

       (D) Interest and Fee Basis; Applicable Floating Rate Margins, Applicable Eurodollar Margin, Applicable L/C Fee Percentage and Applicable Commitment Fee Percentage.

              (i) Interest on all fees, Eurodollar Rate Loans and Alternate
       Base Rate Loans calculated by reference to the Federal Fund Effective Rate shall be calculated for actual days elapsed on the basis of a 360-day year; provided, that the Applicable L/C Fee Percentage applicable to Letters of Credit issued in British Pounds Sterling, if any, shall be calculated for actual days elapsed on the basis of a 365-day year. Interest on all Alternate Base Rate Loans calculated by reference to the Prime Rate shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time or local time, as applicable) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

              (ii) The Applicable Floating Rate Margins, Applicable Eurodollar Margin, Applicable L/C Fee Percentage and Applicable Commitment Fee Percentage shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Leverage Ratio as described in this Section 2.14(D)(ii):

                                          GREATER THAN OR     GREATER THAN OR
                     LESS THAN 1.00 TO    EQUAL TO 1.00 TO    EQUAL TO 1.50 TO     GREATER THAN OR
                           1.00          1.00 AND LESS THAN  1.00 BUT LESS THAN    EQUAL TO 2.00 TO
 LEVERAGE RATIO                             1.50 TO 1.00        2.00 TO 1.00             1.00

  Commitment             0.25%                0.30%               0.35%                0.40%
  Fee

  Applicable L/C
  Fee for              0.9375%              1.1250%             1.3125%              1.5000%
  Performance
  Letters of Credit

  Applicable L/C
  Fee for Standby        1.25%                1.50%               1.75%                2.00%
  Letters of Credit

  Applicable
  Eurodollar             1.25%                1.50%               1.75%                2.00%
  Margin

  Applicable
  Floating Rate           0.0%                0.25%               0.50%                0.75%
  Margin

       For purposes of this Section 2.15(D)(ii), the Leverage Ratio shall be calculated as provided in Section 7.4(A). Upon receipt of the financial statements delivered pursuant to Sections 7.1(A)(i) and (ii), as applicable, the Applicable Floating Rate Margins, Applicable Eurodollar Margin, Applicable L/C Fee Percentage and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the date such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section 7.1(A)(iii) shall be due; provided, that if the Company shall not have timely delivered its financial statements in accordance with Section 7.1(A)(i) or (ii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until five (5) Business Days following the date such financial statements are actually delivered, the Applicable Floating Rate Margins, Applicable Eurodollar Margin, Applicable L/C Fee Percentage and Applicable Commitment Fee Percentage shall be the maximum Applicable Floating Rate Margins, Applicable Eurodollar Margin and Applicable Commitment Fee Percentage, as applicable, under the pricing grid set forth in Section 2.14(D)(ii).

               (iii) Notwithstanding anything herein to the contrary, from the Closing Date to but not including the fifth (5th) Business Day following receipt of the Company's audited financial statements delivered pursuant to Section 7.1(A)(i) (and accompanying officer's certificate) for the fiscal quarter ended December 31, 2000, the Applicable Floating Rate Margins, Applicable Eurodollar Margin and Applicable Commitment Fee Percentage shall be determined based upon a Leverage Ratio of greater than or equal to 1.50 to 1.00 and less than 2.00 to 1.00 at which time the Applicable Floating Rate Margins, Applicable Eurodollar Margin and Applicable Commitment Fee Percentage shall be determined based on such financial statements and officer's certificate delivered therewith.

       (E)    Taxes.

              (i) Any and all payments by the Borrowers hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any interest, penalties and liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Commitments, the Loans or the Letters of Credit being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 2.14(E)) such Lender or Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Borrower shall make such deductions or withholdings, and (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the applicable Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain the affected Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the applicable Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Commitment of such Lender.

              (ii) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Commitments, the Loans or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

              (iii) The Company and each Subsidiary Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this
       Section 2.14(E)) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. If the Taxes or Other Taxes with respect to which the Company or any Subsidiary Borrower has made either a direct payment to the taxation or other authority or an indemnification payment hereunder are subsequently refunded to any Lender, such Lender will return to the applicable Borrower, if no Event of Default has occurred and is continuing, an amount equal to the lesser of the indemnification payment or the refunded amount. A certificate as to any additional amount payable to any Lender or the Administrative Agent under this Section 2.14(E) submitted to the applicable Borrower and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the applicable Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Administrative Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of such Lender or the Administrative Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled.

              (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Company or any Subsidiary Borrower, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

              (v) Without prejudice to the survival of any other agreement of the Company and the Subsidiary Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.14(E) shall survive the payment in full of all Obligations, the termination of the Letters of Credit and the termination of this Agreement.

              (vi) Each Lender (including any Replacement Lender or Purchaser) that is not created or organized under the laws of the United States of America or a political subdivision thereof (each a "NON-U.S. LENDER") shall deliver to the Company and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 14.3 hereof (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), either (1) two (2) duly completed copies of either (A) IRS Form W-8BEN, or (B) IRS Form W-8ECI, or in either case an applicable successor form; or (2) in the case of a Non-U.S. Lender that is not legally entitled to deliver the forms listed in clause (vi)(1), (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Company or any Subsidiary Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "EXEMPTION CERTIFICATE") and (y) two (2) duly completed copies of IRS Form W-8BEN or applicable successor form. Each such Lender further agrees to deliver to the Company and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to the Company and the Administrative Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Company and the Administrative Agent pursuant to this Section 2.14(E)(vi). Further, each Lender which delivers a form or certificate pursuant to this clause (vi) covenants and agrees to deliver to the Company and the Administrative Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).

              Each Lender shall promptly furnish to the Company and the Administrative Agent such additional documents as may be reasonably required by any Borrower or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender. Notwithstanding any other provision of this Section 2.14(E), no Borrower shall be obligated to gross up any payments to any Lender pursuant to Section 2.14(E)(i), or to indemnify any Lender pursuant to
       Section 2.14(E)(iii), in respect of United States federal withholding taxes to the extent imposed as a result of (x) the failure of such Lender to deliver to the Company the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to Section 2.14(E)(vi), (y) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (z) the Lender designating a successor Lending Installation at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the applicable Borrower shall be obligated to gross up any payments to any such Lender pursuant to Section 2.14(E)(i), and to indemnify any such Lender pursuant to Section 2.14(E)(iii), in respect of United States federal withholding taxes if
       (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect, (ii) the redesignation of the Lender's Lending Installation was made at the request of the Company or (iii) the obligation to gross up payments to any such Lender pursuant to Section 2.14(E)(i), or to indemnify any such Lender pursuant to Section 2.14(E)(iii), is with respect to a Purchaser that becomes a Purchaser as a result of an assignment made at the request of the Company.

              (vii) Upon the request, and at the expense of the Company, each Lender to which any Borrower is required to pay any additional amount pursuant to this Section 2.14(E), shall reasonably afford the applicable Borrower the opportunity to contest, and shall reasonably cooperate with the applicable Borrower in contesting, the imposition of any Tax giving rise to such payment; provided, that (i) such Lender shall not be required to afford the applicable Borrower the opportunity to so contest unless the applicable Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement; and
       (ii) the Company shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the applicable Borrower in contesting the imposition of such Tax.

       2.15. Notification of Advances, Interest Rates, Prepayments and Aggregate Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing/Election Notice, and repayment notice received by it hereunder. The Administrative Agent will notify the applicable Borrower and each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

       2.16. Lending Installations. Each Lender will book its Loans or Letters of Credit at the appropriate Lending Installation listed on the administrative information sheets provided to the Administrative Agent in connection herewith or such other Lending Installation designated by such Lender in accordance with the final sentence of this Section 2.16. All terms of this Agreement shall apply to any such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments and/or payments of L/C Obligations are to be made.

       2.17. Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of any Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the applicable Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

       2.18. Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement, until (A) all financing arrangements among the Borrowers and the Lenders shall have been terminated and (B) all of the Letters of Credit shall have expired, been cancelled or terminated, or cash collateralized pursuant to the terms of this Agreement or supported by a letter of credit acceptable to the Administrative Agent (collectively, the "TERMINATION CONDITIONS"), all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

       2.19. Replacement of Certain Lenders. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Applicable Pro Rata Share of any Advance requested by the applicable Borrower, or to fund a Revolving Loan in order to repay Swing Line Loans pursuant to Section 2.2(D), which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from any Borrower under Sections 2.14(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurodollar Rate Loans to any Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked
Section 11.2; then, in any such case, after engagement of one or more "Replacement Lenders" (as defined below) by the Company and/or the Administrative Agent, the Company or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Company and a copy to the Company in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 14.3(A) which the Company or the Administrative Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, L/C Drafts and unreimbursed drawings under Letters of Credit, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with Section 14.3. The Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Company, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Administrative Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.14(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.14(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.19; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14(E), 4.1, 4.2, 4.4, and 11.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 12.8.

       2.20. Subsidiary Borrowers. The Company may at any time or from time to time, with the consent of the Administrative Agent add as a party to this Agreement any Subsidiary to be a Subsidiary Borrower hereunder by the execution and delivery to the Administrative Agent and the Lenders of (a) a duly completed Assumption Letter by such Subsidiary, with the written consent of the Company at the foot thereof, (b) such guaranty and subordinated intercompany indebtedness documents as may be reasonably required by the Administrative Agent and such other opinions, documents, certificates or other items as may be required by
Section 5.2, such documents with respect to any additional Subsidiaries to be substantially similar in form and substance to the Loan Documents executed on or about the date hereof by the Subsidiaries parties hereto as of the Closing Date. Upon such execution, delivery and consent such

Subsidiary shall for all purposes be a party hereto as a Subsidiary Borrower as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Subsidiary Borrower under this Agreement shall have been repaid or paid in full, all Letters of Credit issued for the account of such Subsidiary Borrower have expired or been returned and terminated and all other obligations of such Subsidiary Borrower under this Agreement shall have been fully performed, the Company may, by not less than five (5) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary Borrower's status as a "Subsidiary Borrower". The Administrative Agent shall give the Lenders written notice of the addition of any Subsidiary Borrowers to this Agreement.

       2.21. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main office in Chicago, Illinois on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender, any Issuing Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, such Issuing Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, such Issuing Bank or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, such Issuing Bank or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to reimburse such Lender, such Issuing Bank or the Administrative Agent, as the case may be, for any such loss; and if no Default or Unmatured Default shall have occurred and is continuing and the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender, any Issuing Bank or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender or Issuing Bank under Section 14.2, such Lender, such Issuing Bank or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

                   ARTICLE III: THE LETTER OF CREDIT FACILITY

       3.1. Obligation to Issue Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrowers herein set forth, each Issuing Bank hereby agrees to issue for the account of the Company or any Subsidiary Borrower through such Issuing Bank's branches as it and the Company may jointly agree, one or more Letters of Credit denominated in an Agreed Currency in accordance with this

Article III, from time to time during the period, commencing on the Closing Date and ending on the Business Day prior to the Termination Date.

       3.2. Transitional Provision. Schedule 3.2 contains a schedule of certain performance letters of credit and standby letters of credit issued for the account of the Company and its Subsidiaries prior to the Closing Date. Subject to the satisfaction of the conditions contained in Sections 5.1, 5.2 and 5.3, from and after the Closing Date such letters of credit shall be deemed to be Letters of Credit issued pursuant to this Article III.

       3.3. Types and Amounts. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

              (i) issue (or amend) any Letter of Credit if on the date of issuance (or amendment), before or after giving effect to the Letter of Credit requested hereunder, (a) the Dollar Amount of the Revolving Credit Obligations at such time would exceed the Aggregate Commitment at such time, or (b) the aggregate outstanding Dollar Amount of the L/C Obligations would exceed $100,000,000 (as such amount may be increased from time to time as provided in Section 2.5(C)), in each case, calculated as of the date of issuance of any Letter of Credit; or

              (ii) issue (or amend) any Letter of Credit which has an expiration date later than the date which is the earlier of (x) one (1) year after the date of issuance thereof or (y) five (5) Business Days immediately preceding the Termination Date; provided, that any Letter of Credit with a one year tenor may provide for the renewal thereof for additional one year periods (which in no event shall extend beyond the date referred to in clause (y) above).

       3.4. Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1, 5.2 and 5.3, the obligation of an Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

              (i) the applicable Borrower shall have delivered to the applicable Issuing Bank (at such times and in such manner as such Issuing Bank may reasonably prescribe) and the Administrative Agent, a request for issuance of such Letter of Credit in substantially the form of Exhibit C hereto, duly executed applications for such Letter of Credit and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C DOCUMENTS"), and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

              (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

       3.5.   Procedure for Issuance of Letters of Credit.

       (A) Issuance. Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1, 5.2 and
5.3 hereof have been satisfied, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Company or a Subsidiary Borrower, as applicable in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in Section 5.3 hereof have been satisfied unless it shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met. To the extent that there shall be any conflict between the provisions of any L/C Document and the provisions of this Agreement, the provisions of this Agreement shall prevail.

       (B) Notice. The applicable Issuing Bank shall give the Administrative Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit, provided, however, that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank.

       (C) No Amendment. No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this Section 3.5 are met as though a new Letter of Credit was being requested and issued.

       3.6. Letter of Credit Participation. On the date of this Agreement, with respect to the Letters of Credit identified on Schedule 3.2, and immediately upon the issuance of each Letter of Credit hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the applicable Borrower in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C INTEREST") in an amount equal to the Dollar Amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Share. Each Issuing Bank will notify the Administrative Agent and each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit, which notice shall also state the Agreed Currency and face amount of such L/C Draft or other draw. On or before the Business Day on which an Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Administrative Agent or the applicable Issuing Bank, each Lender shall make payment to the Administrative Agent, for the account of the applicable Issuing Bank, in immediately available funds in Dollars in an amount equal to such Lender's Pro Rata Share of the Dollar Amount of such payment or draw. The obligation of each Lender to reimburse the Issuing Banks under this Section 3.6 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 3.6, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the applicable Issuing Bank for such amount in accordance with this Section 3.6.

       3.7. Reimbursement Obligation. Each of the Borrowers agree unconditionally, irrevocably and absolutely to pay immediately to the Administrative Agent, for the account of the Lenders, the amount of each advance drawn under or pursuant to a Letter of Credit issued to it or an L/C Draft related thereto (such obligation of such Borrower to reimburse the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft), each such reimbursement to be made by the applicable Borrower no later than the Business Day on which the applicable Issuing Bank makes payment of each such L/C Draft or, if the applicable Borrower shall have received notice of a Reimbursement Obligation later than 12:00 p.m. (Chicago time), on any Business Day or on a day which is not a Business Day, no later than 12:00 p.m. (Chicago time), on the immediately following Business Day or, in the case of any other draw on a Letter of Credit, the date specified in the demand of such Issuing Bank. If any Borrower at any time fails to repay a Reimbursement Obligation at the time specified in the preceding sentence, such unpaid Reimbursement Obligation shall at that time be automatically converted into an obligation denominated in Dollars and such Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the Dollar Amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, any Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance (or, in the case of a Reimbursement Obligation denominated in an Agreed Currency other than Dollars, at the rate determined by the applicable Issuing Bank in good faith to represent such Issuing Bank's cost of overnight or short-term funds in the applicable Agreed Currency plus the then effective Applicable Eurodollar Margin). The Borrowers agree to indemnify each Issuing Bank against any loss or expense determined by such Issuing Bank in good faith to have resulted from any conversion pursuant to this Section 3.7 by reason of the inability of such Issuing Bank to convert the Dollar Amount received from the applicable Borrower or from the Lenders, as applicable, into an amount in the applicable Agreed Currency of such Letter of Credit equal to the amount of such Reimbursement Obligation.

       3.8.   Letter of Credit Fees.  The Borrowers agree to pay:

              (i) quarterly, in arrears, to the Administrative Agent for the ratable benefit of the Lenders, a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage for Performance Letters of Credit and Standby Letters of Credit, as applicable, on the average daily outstanding Dollar Amount available for drawing under all Performance Letters of Credit and Standby Letters of Credit, respectively;

              (ii) quarterly, in arrears, to the applicable Issuing Bank, a letter of credit fronting fee equal to 0.125% per annum on the average daily outstanding stated amount available for drawing under all Letters of Credit issued by such Issuing Bank; and

              (iii) to the applicable Issuing Bank, all customary fees and other issuance, amendment, cancellation, document examination, negotiation, transfer and presentment expenses and related charges in connection with the issuance, amendment, cancellation, presentation of L/C Drafts, negotiation, transfer and the like customarily charged by such Issuing Banks with respect to standby, performance and commercial letters of credit, including, without limitation, standard commissions with respect to Performance Letters of Credit, payable at the time of invoice of such amounts.

       3.9. Borrower and Issuing Bank Reporting Requirements. The Company shall, at any time as requested by the Administrative Agent or the Required Lenders but in any event no later than the tenth Business Day following the last day of each month, provide to the Administrative Agent schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, Agreed Currency and amount in such Agreed Currency, Issuing Bank, expiration date and the reference number of each Letter of Credit issued hereunder outstanding at any time during such month. In addition to the notices required by Section 3.5(B), each Issuing Bank shall, at any time as requested by the Administrative Agent or the Required Lenders but in any event no later than the tenth Business Day following the last day of each month, provide to the Administrative Agent schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, Agreed Currency and amount in such Agreed Currency, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by the applicable Borrower during such month. In addition, upon the request of the Administrative Agent, each Issuing Bank shall furnish to the Administrative Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent. Upon the request of any Lender, the Administrative Agent will provide to such Lender information concerning such Letters of Credit as the Administrative Agent has received from the Issuing Banks.

       3.10.  Indemnification; Exoneration.

       (A) Indemnification. In addition to amounts payable as elsewhere provided in this Article III, each Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to in any way directly connected with (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

       (B) Risk Assumption. As among the Borrowers, the Lenders, the Administrative Agent and the Issuing Banks, the Borrowers assume all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrowers at the time of request for any Letter of Credit, neither the Administrative Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this Section 3.10.

       (C) No Liability. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, the Administrative Agent or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

       (D) Survival of Agreements and Obligations. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 3.10 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

       3.11. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II, Article III and Article V with respect to any Letter of Credit to be issued in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of issuance of such Letter of Credit any Market Disruption, then the Administrative Agent shall forthwith give notice thereof to the Borrowers, the Issuing Bank and the Lenders, and such Letter of Credit shall not be denominated in such Agreed Currency but shall be made on the date of issuance of such Letter of Credit in Dollars, in a face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, unless the Borrower notifies the Administrative Agent at least one Business Day before such date that (i) it elects not to request the issuance of such Letter of Credit on such date or (ii) it elects to have such Letter of Credit issued on such date in a different Agreed Currency, as the case may be, in which the denomination of such Letter of Credit would in the opinion of the applicable Issuing Bank, the Administrative Agent and the Required Lenders be practicable and in a face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, as the case may be.

                       ARTICLE IV: CHANGE IN CIRCUMSTANCES

       4.1.   Yield Protection.

       (A) Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

              (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower (excluding taxation of the overall net income of any Lender or taxation of a similar basis, which are governed by Section 2.14(E)), or changes the basis of taxation of payments to any Lender in respect of its Commitment, Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

              (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans) with respect to its Commitment, Loans, L/C Interests, Loans or the Letters of Credit, or

              (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Commitment, the Loans, the L/C Interests or the Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Commitment, Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Commitment, Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Commitment, Loans, L/C Interests, or Letters of Credit or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the Company or any other Borrower of written demand by such Lender pursuant to Section 4.5, the applicable Borrowers shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Commitment.

       (B) Non-U.S. Reserve Costs or Fees With Respect to Loans and Letters of Credit to Borrowers. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender, any Issuing Bank or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such Lender, such Issuing Bank or applicable Lending Installation of making or maintaining its Eurodollar Loans to, or issuing a Letter of Credit in an Agreed Currency other than Dollars for the benefit of, any Borrower or its Commitment to any Borrower or to reduce the return received by such Lender, such Issuing Bank or applicable Lending Installation in connection with such Eurodollar Loans or Letters of Credit to or for the benefit of any Borrower or Commitment to any Borrower, then, within 15 days of demand by such Lender or such Issuing Bank, such Borrower shall pay such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank for such increased cost or reduction in amount received, provided that such Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Eurodollar Rate Advances pursuant to clause (i)(b) of the definition of "Eurodollar Rate."

       4.2.   Changes in Capital Adequacy Regulations. If a Lender determines
(i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Commitment, Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within fifteen (15) days after receipt by the Company or any other Borrower of written demand by such Lender pursuant to Section 4.5, the applicable Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Commitment, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such risk-based capital guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

       4.3. Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type or maturity appropriate to match fund Eurodollar Rate Loans are not available or (y) the interest rate applicable to a Eurodollar Rate Loan does not accurately reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i), require any Advances of the affected Type to be repaid or converted into another Type.

       4.4. Funding Indemnification. If any payment of a Eurodollar Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment (whether voluntary or mandatory, including, without limitation as required pursuant to Section 2.4(B)), or otherwise (including, without limitation, as a result of the provisions of Section 2.5(B)), or a Eurodollar Rate Loan is not made on the date specified by the applicable Borrower for any reason other than default by the Lenders, or a Eurodollar Rate Loan is not prepaid on the date specified by the applicable Borrower for any reason, the Borrowers indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Loan.

       4.5. Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loan to reduce any liability of any Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not, in the judgment of the Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Company (with a copy to the Administrative Agent) as to the amount due, if any, under Section 2.14(E), 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be prima facie evidence thereof and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the applicable Borrower of such statement. The obligations of the Company and the other Borrowers under Sections 2.14(E), 4.1,
4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.

                         ARTICLE V: CONDITIONS PRECEDENT

       5.1. Initial Advances and Letters of Credit. The Lenders shall not be required to make the initial Loans or issue any Letters of Credit unless (i) such initial Loans or Letters of Credit shall be made on or before December 1, 2000, and (ii) the Company has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Administrative Agent and the Lenders:

       (1) Copies of the Certificate of Incorporation or comparable charter documents of each of the Borrowers as of the Closing Date, together with all amendments and a certificate of good standing, both certified as of a recent date by the appropriate governmental officer in its jurisdiction of incorporation;

       (2) Copies, certified by the Secretary or Assistant Secretary of each of the Borrowers of their respective By-Laws or comparable governance documents and of their respective Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents entered into by it;

       (3) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Borrowers, which shall identify by name and title and bear the signature of the officers of the applicable Borrower authorized to sign the Loan Documents and, of the applicable Borrower to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Company;

       (4) A certificate, in form and substance satisfactory to the Administrative Agent, signed by an Authorized Officer of the Company, certifying that on the date of this Agreement and such initial Borrowing Date all the representations in this Agreement are true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) and no Default or Unmatured Default has occurred and is continuing;

       (5) The written opinions of the Borrowers' and Guarantors' General Counsel, Robert H. Wolfe, and of the Company's Dutch counsel, DeBrauw Blackstone Westbroek, addressed to the Administrative Agent and the Lenders, in substantially the forms attached hereto as Exhibit E and Exhibit E-1, respectively;

       (6) Evidence satisfactory to the Administrative Agent that there exists no injunction or temporary restraining order which, in the judgment of the Administrative Agent, would prohibit the making of the Loans or the consummation of the other transactions contemplated by the Loan Documents or any litigation seeking such an injunction or restraining order;

       (7) Such other documents as the Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation, all of the documents reflected on the List of Closing Documents attached as Exhibit F to this Agreement;

       (8) Evidence reasonably satisfactory to the Administrative Agent of the payment of all principal, interest, fees and premiums, if any, on all loans outstanding under the Credit Agreement dated September 30, 1999 by and among Bank One, as Administrative Agent, and the other Lender parties thereto, and the termination of the applicable agreements relating to the foregoing; and

       (9) Evidence satisfactory to the Administrative Agent that the Company has paid or caused to be paid to the Administrative Agent and the Arranger the fees agreed to in the fee letter dated August 18, 2000, among the Administrative Agent, the Arranger and the Company.

       5.2. Initial Advance to Each New Subsidiary Borrower. No Lender shall be required to make an Advance hereunder or purchase participations in Letters of Credit, no Issuing Bank shall be required to issue a Letter of Credit hereunder, in each case, to a new Subsidiary Borrower added after the Closing Date unless the Company has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders:

       (1) The Assumption Letter executed and delivered by such Subsidiary Borrower and containing the written consent of the Company at the foot thereof, as contemplated by Section 2.20;

       (2) Copies, certified by the Secretary, Assistant Secretary, Director or Officer of the Subsidiary Borrower, of its Board of Directors' resolutions (and/or resolutions of other bodies, if any are deemed necessary by the Administrative Agent) approving the Assumption Letter;

       (3) An incumbency certificate, executed by the Secretary, Assistant Secretary, Director or Officer of the Subsidiary Borrower, which shall identify by name and title and bear the signature of the officers of such Subsidiary Borrower authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Subsidiary Borrower hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company;

       (4) An opinion of counsel to such Subsidiary Borrower, substantially in the form of Exhibit E-2 hereto or, in the case of a new non-domestic Subsidiary Borrower, in a form reasonably acceptable to the Administrative Agent;

       (5) Guaranty documentation, if applicable, from such Subsidiary Borrower in form and substance acceptable to the Administrative Agent as required pursuant to Section 7.2(K);

       (6) With respect to the initial Advance or any Swing Line Loan made to any Subsidiary Borrower organized under the laws of England and Wales (or any other jurisdiction where filings are required in order for amounts payable under this Agreement to be exempt from applicable withholding or other taxes), the Administrative Agent shall have received originals and/or copies, as applicable, of all filings required to be made and such other evidence as the Administrative Agent may require establishing to the Administrative Agent's satisfaction that each Lender, Swing Line Bank and Issuing Bank is entitled to receive payments under the Loan Documents without deduction or withholding of any English (or other applicable jurisdictions) taxes or with such deductions and withholding of English (or other applicable jurisdictions) taxes as may be acceptable to the Administrative Agent.

       5.3. Each Advance and Letter of Credit. The Lenders shall not be required to make any Advance, or convert or continue any Advance, or issue any Letter of Credit and no Swing Line Bank shall be required to make any Swing Line Loans hereunder, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

       (A) No Defaults. There exists no Default or Unmatured Default (other than any Unmatured Default that may be deemed to have occurred as of such date as a result of the failure of the H-B Acquisition to close on or before December 31, 2000);

       (B) Representations and Warranties. All of the representations and warranties contained in Article VI are true and correct as of such Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) except for changes in the Schedules to this Agreement reflecting transactions permitted by or not in violation of this Agreement; and

       (C) Maximum Amounts. The Revolving Credit Obligations do not, and after making such proposed Advance or issuing such Letter of Credit would not, exceed the Aggregate Commitment.

       Each Borrowing/Election Notice with respect to each such Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 5.3(A), (B) and (C) have been satisfied. Any Lender may require a duly completed officer's certificate in substantially the form of Exhibit G hereto and/or a duly completed compliance certificate in substantially the form of Exhibit H hereto as a condition to making an Advance.

                   ARTICLE VI: REPRESENTATIONS AND WARRANTIES

              In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described herein, the Company represents and warrants as follows to each Lender and the Administrative Agent as of the Closing Date, giving effect to the consummation of the transactions contemplated by the Transaction Documents on the Closing Date, and thereafter on each date as required by Section 5.2 and 5.3:

       6.1. Organization; Corporate Powers. The Company and each of its Subsidiaries (i) is a corporation, limited liability company, partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted

       6.2.   Authority, Execution and Delivery; Transaction Documents.

       (A) Power and Authority. Each of the Loan Parties has the requisite power and authority to execute, deliver and perform each of the Transaction Documents which are to be executed by it as required by this Agreement and the other Transaction Documents and (ii) to file the Transaction Documents which must be filed by it as required by this Agreement, the other Loan Documents or otherwise with any Governmental Authority.

       (B) Execution and Delivery. The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents as required by this Agreement or otherwise and to which any Loan Party is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the applicable Loan Parties, and such approvals have not been rescinded.

       (C) Transaction Documents. Each of the Transaction Documents to which the Company or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally), is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Administrative Agent pursuant to Section 5.1 without the prior written consent of the Administrative Agent, and the Company and its Subsidiaries have, and, to the best of the Company's and its Subsidiaries' knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

       6.3. No Conflict; Governmental Consents. The execution, delivery and performance of each of the Transaction Documents to which each of the Loan Parties is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of such Loan Party, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of any such Loan Party, or require termination of any Contractual Obligation,
(iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Company or any of its Subsidiaries, other than Liens permitted or created by the Transaction Documents, or (iv) require any approval of any Loan Party's Board of Directors or shareholders except such as have been obtained. The execution, delivery and performance of each of the Transaction Documents to which the Company or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

       6.4.   Financial Statements.

       (A) Pro Forma Financials. The combined pro forma balance sheet, income statements and statements of cash flow of the Company and its Subsidiaries (after giving effect to the H-B Acquisition), copies of which are attached hereto as Schedule 6.4 to this Agreement, present on a pro forma basis the financial condition of the Company and such Subsidiaries as of such date, and demonstrate that the Company and its Subsidiaries can repay their debts and satisfy their other obligations as and when due, and can comply with the requirements of this Agreement. The projections and assumptions expressed in the pro forma financials referenced in this Section 6.4(A) were prepared in good faith and represent management's opinion based on the information available to the Company at the time so furnished and, since the preparation thereof and up to the Closing Date, there has occurred no change in the business, financial condition, operations, or prospects of the Company or any of its Subsidiaries, or the Company and its Subsidiaries taken as a whole, or Howe-Baker or Howe-Baker and its Subsidiaries taken as a whole which has had or could reasonably be expected to have a Material Adverse Effect.

       (B) Audited Financial Statements. Complete and accurate copies of the audited financial statements and the audit reports related thereto of (i) the Company and its consolidated Subsidiaries as at December 31, 1999 and (ii) Howe-Baker and its consolidated Subsidiaries as of December 31, 1999, have been delivered to the Administrative Agent and such financial statements were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries and Howe-Baker and its Subsidiaries, respectively, at such date and the consolidated results of their operations for the period then ended.

       (C) Interim Financial Statements. Complete and accurate copies of the unaudited financial statements of (i) the Company and its consolidated Subsidiaries as at June 30, 2000 and (ii) Howe-Baker and its consolidated Subsidiaries as at June 30, 2000, have been delivered to the Administrative Agent and such financial statements were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries and Howe-Baker and its Subsidiaries, respectively, at such date and the consolidated results of their operations for the period then ended, subject to normal year-end audit adjustments.

       6.5. No Material Adverse Change. Since December 31, 1999, there has occurred no change in the business, properties, condition (financial or otherwise), performance, results of operations or prospects of the Company, any other Borrower, the Company and its Subsidiaries taken as a whole, Howe-Baker or Howe-Baker and its Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

       6.6.   Taxes.

       (A) Tax Examinations. All deficiencies which have been asserted against the Company or any of the Company's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised by any taxing authority in any such examination which, by application of similar principles, could reasonably be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Company's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to Section 7.2(D), neither the Company nor any of the Company's Subsidiaries anticipates any tax liability with respect to the years which have not been closed pursuant to applicable law.

       (B) Payment of Taxes. All material tax returns and reports of the Company and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. The Company has no knowledge of any proposed tax assessment against it or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

       6.7. Litigation; Loss Contingencies and Violations. There is no action, suit, proceeding, arbitration or, to the Company's knowledge, investigation before or by any Governmental Authority or private arbitrator pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries or any property of any of them, including, without limitation, any such actions, suits, proceedings, arbitrations and investigations disclosed in the Company's SEC Forms 10-K and 10-Q (the "DISCLOSED LITIGATION"), which (i) challenges the validity or the enforceability of any material provision of the Transaction Documents or (ii) has or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Company prepared and delivered pursuant to Section 7.1(A) for the fiscal period during which such material loss contingency was incurred. Neither the Company nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

       6.8. Subsidiaries. Schedule 6.8 to this Agreement (i) contains a description of the corporate structure of the Company, its Subsidiaries and any other Person in which the Company or any of its Subsidiaries holds an Equity Interest; and (ii) accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Company and the direct and indirect Subsidiaries of the Company are qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of each of the Company's Foreign Subsidiaries and the owners of such shares (both as of the Closing Date and on a fully-diluted basis), and (C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Company and each of its Subsidiaries in any Person. Except as disclosed on Schedule 6.8, none of the issued and outstanding Capital Stock of the Company's Foreign Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock.

       6.9. ERISA. No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Company nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums. As of the last day of the most recent prior plan year, the market value of assets under each Benefit Plan, other than any Multiemployer Plan, was not by a material amount less than the present value of benefit liabilities thereunder (determined in accordance with the actuarial valuation assumptions described therein). Neither the Company nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan of a material amount or (ii) incurred a material complete or partial withdrawal under Section 4203 or Section 4205 of ERISA from a Multiemployer Plan. Neither the Company nor any member of the Controlled Group has failed to make an installment or any other payment of a material amount required under Section 412 of the Code on or before the due date for such installment or other payment. Each Plan, Foreign Employee Benefit Plan and Non-ERISA Commitment complies in all material respects in form, and has been administered in all material respects in accordance with its terms and in accordance with all applicable laws and regulations, including but not limited to ERISA and the Code. There have been no and there is no prohibited transaction described in Sections 406 of ERISA or 4975 of the Code with respect to any Plan for which a statutory or administrative exemption does not exist which could reasonably be expected to subject the Company or any of is Subsidiaries to material liability. Neither the Company nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Company or any of its Subsidiaries to material liability. Neither the Company nor any member of the Controlled Group is subject to any material liability under, or has any potential material liability under, Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA. The present value of the aggregate liabilities to provide all of the accrued benefits under any Foreign Pension Plan do not exceed the current fair market value of the assets held in trust or other funding vehicle for such plan by a material amount. With respect to any Foreign Employee Benefit Plan other than a Foreign Pension Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such plan is maintained. Neither the Company nor any other member of the Controlled Group has taken or failed to take any action, nor has any event occurred, with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) which action, inaction or event could reasonably be expected to subject the Company or any of its Subsidiaries to material liability. For purposes of this
Section 6.9, "material" means any amount, noncompliance or other basis for liability which could reasonably be expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate with each other basis for liability under this Section 6.9, in excess of $2,000,000.

       6.10. Accuracy of Information. The information, exhibits and reports furnished by or on behalf of the Company and any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Transaction Documents, the representations and warranties of the Company and its Subsidiaries contained in the Transaction Documents, and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

       6.11. Securities Activities. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock constitutes less than 25% of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

       6.12. Material Agreements. Neither the Company nor any of its Subsidiaries is a party to any Contractual Obligation or subject to any charter or other corporate restriction which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice or has knowledge that
(i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

       6.13. Compliance with Laws. The Company and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

       6.14. Assets and Properties. The Company and each of its Subsidiaries has good and marketable title to all of its material assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its material leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.3(C). Substantially all of the assets and properties owned by, leased to or used by the Company and/or each such Subsidiary of the Company are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Company or such Subsidiary in and to any of such assets in a manner that could reasonably be expected to have a Material Adverse Effect.

       6.15. Statutory Indebtedness Restrictions. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or any other foreign, federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

       6.16. Insurance. The insurance policies and programs in effect with respect to the respective properties, assets, liabilities and business of the Company and its Subsidiaries reflect coverage that is reasonably consistent with prudent industry practice.

       6.17.  Environmental Matters.

       (A)    Environmental Representations. Except as disclosed on Schedule
6.17 to this Agreement:

               (i) the operations of the Company and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

               (ii) the Company and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

               (iii) neither the Company, any of its Subsidiaries nor any of their respective present property or operations, or, to the Company's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Company or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

               (iv) there is not now, nor to the Company's or any of its Subsidiaries' knowledge has there ever been, on or in the property of the Company or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material; and

               (v) neither the Company nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

       (B) Materiality. For purposes of this Section 6.17 "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $2,000,000.

       6.18. Representations and Warranties of each Subsidiary Borrower. Each Subsidiary Borrower represents and warrants to the Lenders that:

       (A) Organization and Corporate Powers. Such Subsidiary Borrower (i) is a company duly formed and validly existing and in good standing under the laws of the state or country of its organization (such jurisdiction being hereinafter referred to as the "HOME COUNTRY") and (ii) has the requisite power and authority to own its property and assets and to carry on its business substantially as now conducted except where the failure to have such requisite authority would not reasonably be expected to have a Material Adverse Effect.

       (B) Binding Effect. Each Loan Document executed by such Subsidiary Borrower is the legal, valid and binding obligation of such Subsidiary Borrower enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

       (C) No Conflict; Government Consent. Neither the execution and delivery by such Subsidiary Borrower of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such Subsidiary Borrower with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Subsidiary Borrower or any of its Subsidiaries or such Subsidiary Borrower's or any of its Subsidiaries' memoranda or articles of association or the provisions of any indenture, instrument or agreement to which such Subsidiary Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of such Subsidiary Borrower or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, except for such as have been obtained or made.

       (D) Filing. To ensure the enforceability or admissibility in evidence of this Agreement and each Loan Document to which such Subsidiary Borrower is a party in its Home Country, it is not necessary that this Agreement or any other Loan Document to which such Subsidiary Borrower is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid to or in respect of this Agreement or any other Loan Document of such Subsidiary Borrower. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of such Subsidiary Borrower's Home Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents to which such Subsidiary Borrower is a party or the enforcement of any such right, privilege, or remedy against Subsidiary Borrower. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of such Subsidiary Borrower's Home Country or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of such Subsidiary Borrower's Home Country or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, the Borrowers hereby agree to indemnify such Lender or the Administrative Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent the Borrowers make such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which the such Subsidiary Borrower's Home Country is a member.

       (E) No Immunity. Neither such Subsidiary Borrower nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Subsidiary Borrower's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

       (F) Application of Representations and Warranties. It is understood and agreed by the parties hereto that the representations and warranties of each Subsidiary Borrower in this Section 6.18 shall only be applicable to such Subsidiary Borrower on and after the date of its execution of an Assumption Letter.

       6.19. Benefits. Each of the Company and its Subsidiaries will benefit from the financing arrangement established by this Agreement. The Administrative Agent and the Lenders have stated and the Company acknowledges that, but for the agreement by each of the Subsidiary Guarantors to execute and deliver the Subsidiary Guaranty, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

       6.20. Acquisition Transactions. As of the closing date for the H-B Acquisition and immediately prior to the making of any Loans for the purpose of financing the H-B Acquisition:

               (i) the H-B Acquisition Agreement is in full force and effect, no material breach, default or waiver of any term or provision thereof by the Company or any of its Subsidiaries or, to the best of the Company's knowledge, the other parties thereto, has occurred (except for such breaches, defaults and waivers, if any, consented to in writing by the Administrative Agent) and no action has been taken by any competent authority which restrains, prevents or imposes any material adverse condition upon, or seeks to restrain, prevent or impose any material adverse condition upon, the H-B Acquisition;

               (ii) the representations and warranties of the Company and its Subsidiaries contained in the H-B Acquisition Agreement, if any, are true and correct in all material respects; and

               (iii) all conditions precedent to, and all consents necessary to permit, the funding of the H-B Acquisition have been satisfied or waived with the approval of the Administrative Agent (such approval not to be unreasonably withheld).

       6.21. Solvency. After giving effect to (i) the Loans to be made on the Closing Date or such other date as Loans requested hereunder are made, (ii) the other transactions contemplated by this Agreement and the other Transaction Documents and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Company and its Subsidiaries taken as a whole are Solvent.

                           ARTICLE VII:      COVENANTS

       The Company covenants and agrees that so long as any Commitments are outstanding and thereafter until all of the Termination Conditions have been satisfied, unless the Required Lenders shall otherwise give prior written consent:

       7.1.   Reporting.  The Company shall:

       (A) Financial Reporting. Furnish to the Administrative Agent (with sufficient copies for each of the Lenders):

               (i) Quarterly Reports. As soon as practicable and in any event within sixty (60) days after the end of the first three quarterly periods of each of its fiscal years, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by a Financial Officer of the Company on behalf of the Company and its Subsidiaries as fairly presenting the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year-end audit adjustments and the absence of footnotes.

               (ii) Annual Reports. As soon as practicable, and in any event within one hundred twenty (120) days after the end of each fiscal year,
       (a) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in Section 7.4, and (b) an audit report on the consolidated financial statements (but not the consolidating financial statements or schedules) listed in clause (a) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this clause (ii) shall be accompanied by (x) any management letter prepared by the above-referenced accountants, and (y) a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

               (iii) Officer's Certificate. Together with each delivery of any financial statement (a) pursuant to clauses (i) or (ii) of this Section 7.1(A), an Officer's Certificate of the Company, substantially in the form of Exhibit G attached hereto and made a part hereof, stating that
       (x) the representations and warranties of the Company contained in
       Article VI hereof shall have been true and correct (unless such representation or warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) at all times during the period covered by such financial statements and as of the date of such Officer's Certificate and (y) as of the date of such Officer's Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) pursuant to clauses (i) and (ii) of this Section 7.1(A), a compliance certificate, substantially in the form of Exhibit H attached hereto and made a part hereof, signed by an Authorized Officer, which demonstrates compliance with the financial tests contained in Section 7.3 and Section 7.4, and which calculates the Leverage Ratio for purposes of determining the then Applicable Floating Rate Margin, Applicable Eurodollar Margin, Applicable L/C Fee Percentage and Applicable Commitment Fee Percentage.

               (iv) Budgets; Business Plans; Financial Projections. As soon as practicable and in any event not later than thirty (30) days after the beginning of each fiscal year commencing with the fiscal year beginning January 1, 2001, a copy of the plan and forecast (including a projected balance sheet, income statement and a statement of cash flow) of the Company and its Subsidiaries for the upcoming three (3) fiscal years prepared in such detail as shall be reasonably satisfactory to the Administrative Agent.

       (B) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer, controller, chief legal officer or general counsel of the Company obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(E), or (iii) that any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect has occurred, the Company shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Company has taken, is taking and proposes to take with respect thereto.

       (C)    Lawsuits.

               (i) Promptly upon the Company obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration, by or before any Governmental Authority, against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed pursuant to Section 6.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Company's reasonable judgment, the Company and/or any of its Subsidiaries to liability in an amount aggregating $2,000,000 or more, give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and

               (ii) Promptly upon the Company or any of its Subsidiaries obtaining knowledge of any material adverse developments with respect to any of the Disclosed Litigation, which Disclosed Litigation exposes, in the Company's reasonable judgment, the Company and/or any of its Subsidiaries to liability in an amount aggregating $2,000,000 or more, give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and

               (iii) In addition to the requirements set forth in clauses (i) and (ii) of this Section 7.1(C), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any Disclosed Litigation or any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not jeopardize any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

       (D) ERISA Notices. Deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event:

               (i) (a) within ten (10) Business Days after the Company obtains knowledge that a Termination Event has occurred, a written statement of a Financial Officer of the Company describing such Termination Event and the action, if any, which the Company has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Company or any of its Subsidiaries to liability in excess of $2,000,000, a written statement of a Financial Officer or designee of the Company describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

               (ii) within ten (10) Business Days after the filing of any funding waiver request with the IRS, a copy of such funding waiver request and thereafter all communications received by the Company or a member of the Controlled Group with respect to such request within ten
       (10) Business Days such communication is received; and

               (iii) within ten (10) Business Days after the Company or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under
       Section 4042 of ERISA to terminate a Multiemployer Plan, a notice describing such matter.

For purposes of this Section 7.1(D), the Company, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the administrator of any Plan of which the Company or any member of the Controlled Group or such Subsidiary is the plan sponsor.

       (E) Other Indebtedness. Deliver to the Administrative Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults or amortization events (including any accompanying officer's certificate) delivered by or on behalf of the Company to the holders of Material Indebtedness pursuant to the terms of the agreements governing such Material Indebtedness, such delivery to be made at the same time and by the same means as such notice of default is delivered to such holders, and (ii) a copy of each notice or other communication received by the Company from the holders of Material Indebtedness regarding potential or actual defaults pursuant to the terms of such Material Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Company or any of its Subsidiaries.

       (F) Other Reports. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of (i) all financial statements, reports and notices, if any, sent or made available generally by the Company to their securities holders or filed with the Commission by the Company, (ii) all press releases made available generally by the Company or any of the Company's Subsidiaries to the public concerning material developments in the business of the Company or any such Subsidiary and (iii) all notifications received from the Commission by the Company or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder.

       (G) Environmental Notices. As soon as possible and in any event within ten (10) days after receipt by the Company, deliver to the Administrative Agent and the Lenders a copy of (i) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Company and its Subsidiaries to liability individually or in the aggregate in excess of $2,000,000.

       (H) Other Information. Promptly upon receiving a request therefor from the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Company, any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent.

       7.2.   Affirmative Covenants.

       (A) Existence, Etc. The Company shall and, except as permitted pursuant to Section 7.3(H), shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

       (B) Corporate Powers; Conduct of Business. The Company shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

       (C) Compliance with Laws, Etc. The Company shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless failure to comply or obtain such permits could not reasonably be expected to have a Material Adverse Effect.

       (D) Payment of Taxes and Claims; Tax Consolidation. The Company shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(C)) upon any of the Company's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

       (E) Insurance. The Company shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, insurance policies and programs, with such deductibles or self-insurance amounts as reflect coverage that is reasonably consistent with prudent industry practice as determined by the Company.

       (F) Inspection of Property; Books and Records; Discussions. The Company shall permit and cause each of its Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine their respective financial and accounting records and other material data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested (provided that an officer of the Company or any of its Subsidiaries may, if it so desires, be present at and participate in any such discussion). The Company shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Company, upon the Administrative Agent's request, shall turn over copies of any such records to the Administrative Agent or its representatives.

       (G) ERISA Compliance. The Company shall, and shall cause each of its Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA and shall operate all Plans to comply in all material respects with the applicable provisions of the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except for any noncompliance which, individually or in the aggregate, could not reasonably be expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.

       (H) Maintenance of Property. The Company shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.2(H) shall prevent the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Administrative Agent or the Lenders.

       (I) Environmental Compliance. The Company and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.

       (J) Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans to provide funds for general corporate purposes of the Company and its Subsidiaries, including, without limitation, to refinance certain existing debt, for working capital purposes and to finance Permitted Acquisitions. The Company will not, nor will they permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock or to make any Acquisition, other than a Permitted Acquisition pursuant to Section 7.3(F).

       (K)    Subsidiary Guarantors.

               (i) New Subsidiaries. The Company shall cause each New Subsidiary that is, at any time, a Material Subsidiary (other than any Excluded Foreign Subsidiary) and each other Subsidiary as is necessary to remain in compliance with the terms of Section 7.3(Q), to deliver to the Administrative Agent an executed Guarantor Agreement or an executed supplement to become a Subsidiary Guarantor under any Guarantor Agreement in the form of the supplement attached thereto (a "SUPPLEMENT") and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent, such Supplement and other documentation to be delivered to the Administrative Agent as promptly as possible upon the creation, acquisition of or capitalization thereof or if otherwise necessary to remain in compliance with Section 7.3(Q), but in any event within thirty
       (30) days of such creation, acquisition or capitalization.

               (ii) Additional Material Subsidiaries. If any consolidated Subsidiary of the Company (other than a New Subsidiary to the extent addressed in Section 7.2(K)(i)) becomes a Material Subsidiary (other than an Excluded Foreign Subsidiary), the Company shall cause any such Material Subsidiary to deliver to the Administrative Agent an executed Supplement to become a Subsidiary Guarantor and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplement and other documentation to be delivered to the Administrative Agent as promptly as possible but in any event within thirty (30) days following the date on which such consolidated Subsidiary became a Material Subsidiary.

               (iii) Other Required Guarantors. If at any time any Subsidiary of the Company which is not a Subsidiary Guarantor guaranties any Indebtedness of the Company other than the Indebtedness hereunder, the Company shall cause such Subsidiary to deliver to the Administrative Agent an executed Supplement to become a Subsidiary Guarantor and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplement and other documentation to be delivered to the Administrative Agent concurrently with the delivery of the guaranty of such other Indebtedness.

               (iv) Additional Excluded Foreign Subsidiaries. In the event any Subsidiary otherwise required to become a Guarantor under paragraphs (ii) or (iii) above would cause the Company adverse tax consequences if it were to become a Guarantor or is restricted from becoming a Guarantor as a result of domestic laws or otherwise, the Administrative Agent may, in its discretion, permit such Subsidiary to be treated as an Excluded Foreign Subsidiary, and, accordingly, such Subsidiary would not be required to become a Guarantor.

       (L) Foreign Employee Benefit Compliance. The Company shall, and shall cause each of its Subsidiaries and each member of its Controlled Group to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not be reasonably likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.

       7.3.   Negative Covenants.

       (A) Subsidiary Indebtedness. The Company shall not permit any of its Subsidiaries directly or indirectly to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

               (i) Indebtedness of the Subsidiaries under the Subsidiary
       Guaranty;

               (ii) Indebtedness in respect of guaranties executed by any Subsidiary Guarantor with respect to any Indebtedness of the Company, provided such Indebtedness is not incurred by the Company in violation of this Agreement;

               (iii) Indebtedness in respect of obligations secured by Customary Permitted Liens;

               (iv) Indebtedness constituting Contingent Obligations permitted by Section 7.3(E);

               (v) Unsecured Indebtedness arising from loans (a) from any Subsidiary to any wholly-owned Subsidiary, or (b) from the Company to any wholly-owned Subsidiary, or (c) from Lealand Finance Company B.V., a Netherlands corporation and wholly-owned Subsidiary of the Borrower, to any Subsidiary (other than any Subsidiary Guarantor) in an aggregate outstanding principal amount not to exceed $20,000,000 at any time; provided, that if either the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness may only be due either the Company or a Subsidiary Guarantor and shall be expressly subordinate to the payment in full in cash of the Obligations on terms satisfactory to the Administrative Agent;

               (vi) Indebtedness in respect of Hedging Obligations which are not prohibited under Section 7.3(O);

               (vii) Indebtedness with respect to surety, appeal and performance bonds and Performance Letters of Credit obtained by any of the Company's Subsidiaries in the ordinary course of business;

               (viii) Indebtedness evidenced by letters of credit in an aggregate face amount not to exceed at any time $30,000,000 issued in the ordinary course of business to secure obligations of the Company and its Subsidiaries under workers' compensation and other social security programs, and Contingent Obligations with respect to any such permitted letters of credit; and

               (ix) from and after the date of the H-B Acquisition, the term indebtedness originally issued by Howe-Baker in favor Air Liquide and assumed by the Company pursuant to the H-B Acquisition Agreement in an aggregate principal amount up to $5,700,000;

               (x) Other Indebtedness, including Permitted Existing Indebtedness, in addition to that referred to elsewhere in this Section 7.3(A) incurred by the Company's Subsidiaries; provided that no Default or Unmatured Default shall have occurred and be continuing at the date of such incurrence or would result therefrom; and provided further that the aggregate outstanding amount of all Indebtedness incurred by the Company's Subsidiaries (other than Indebtedness incurred pursuant to clauses (i), (ii), (iv), (v), (vi), (vii), (viii) and (ix) of this
       Section 7.3(A)) shall not at any time exceed $20,000,000.

       (B) Sales of Assets. Neither the Company nor any of its Subsidiaries shall consummate any Asset Sale, except (and only so long as the Company shall have prepaid the outstanding Obligations and reduced the Aggregate Commitment in accordance with Sections 2.4(B) and 2.5(B)):

               (i) sales of inventory in the ordinary course of business;

               (ii) the disposition in the ordinary course of business of equipment that is obsolete, excess or no longer used or useful in the Company's or its Subsidiaries' businesses;

               (iii) transfers of assets between the Company and any wholly-owned Subsidiary of the Company, or between wholly-owned Subsidiaries of the Company not otherwise prohibited by this Agreement;

               (iv) the Permitted Sale and Leaseback Transactions; and

               (v) other leases, sales or other dispositions of assets if such transaction (a) is for consideration consisting at least eighty percent (80%) of cash, (b) is for not less than fair market value (as determined in good faith by the Company's board of directors), and (c) involves assets that, together with all other assets of the Company and its Subsidiaries previously leased, sold or disposed of (other than pursuant to clauses
       (i) through (iv) above) as permitted by this Section (x) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the assets of the Company and its Subsidiaries and (y) since the Closing Date do not exceed $30,000,000, in each case when combined with all such other transactions during such period (each such transaction being valued at book value).

       (C) Liens. Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

               (i) Liens, if any, created by the Loan Documents or otherwise securing the Obligations;

               (ii) Customary Permitted Liens;

               (iii) other Liens, including Permitted Existing Liens, (a) securing Indebtedness of the Company (other than Indebtedness of the Company owed to any Subsidiary) and/or (b) securing Indebtedness of the Company's Subsidiaries as permitted pursuant to Section 7.3(A) and in an aggregate outstanding amount not to exceed ten percent (10%) of consolidated assets of the Company and its Subsidiaries at any time.

In addition, neither the Company nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent as collateral for the Obligations; provided that any agreement, note, indenture or other instrument in connection with purchase money Indebtedness (including Capitalized Leases) incurred in compliance with the terms of this Agreement may prohibit the creation of a Lien in favor of the Administrative Agent and the Lenders on the items of property obtained with the proceeds of such Indebtedness.

       (D) Investments. Except to the extent permitted pursuant to Section 7.3(F), neither the Company nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

               (i) Investments in cash and Cash Equivalents;

               (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

               (iii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (iv) Investments consisting of deposit accounts maintained by the Company and its Subsidiaries;

               (v) Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by Section 7.3(B);

               (vi) Investments in any consolidated Subsidiaries (other than joint ventures);

               (vii) Investments in joint ventures and nonconsolidated Subsidiaries in an aggregate amount not to exceed $10,000,000;

               (viii) Investments constituting Permitted Acquisitions;

               (ix) Investments constituting Indebtedness permitted by Section 7.3(A) or Contingent Obligations permitted by Section 7.3(E);

               (x) Investments in addition to those referred to elsewhere in this Section 7.3(D) in an aggregate amount not to exceed $2,000,000.

       (E) Contingent Obligations. None of the Company's Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations; (iii) Contingent Obligations (x) incurred by any Subsidiary of the Company to support the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) of any other Subsidiary of the Company in the ordinary course of business, and (y) with respect to surety, appeal and performance bonds obtained by the Company or any Subsidiary in the ordinary course of business provided that the Indebtedness with respect thereto is permitted pursuant to Section 7.3(A); and (iv) Contingent Obligations of the Subsidiary Guarantors under the Subsidiary Guaranty.

       (F)     Conduct of Business; Subsidiaries; Acquisitions; H-B Acquisition.

               (a) Neither the Company nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Company and its Subsidiaries on the date hereof and any business or activities which are substantially similar, related or incidental thereto or logical extensions thereof. The Company shall not create, acquire or capitalize any Subsidiary after the date hereof unless (i) no Default or Unmatured Default shall have occurred and be continuing or would result therefrom;
       (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true and correct as of such date); and (iii) after such creation, acquisition or capitalization the Company and such Subsidiary shall be in compliance with the terms of Sections 7.2(K) and 7.3(R). Neither the Company nor its Subsidiaries shall make any Acquisitions, other than (x) the H-B Acquisition and (y) other Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (the H-B Acquisition and each such other Acquisition constituting a "PERMITTED ACQUISITION"):

       (1) as of the date of consummation of such Acquisition (before and after taking into account such Acquisition), all representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) and no event shall have occurred and then be continuing which constitutes a Default or Unmatured Default under this Agreement;

       (2) prior to the consummation of any such Permitted Acquisition, the Company shall provide written notification to the Administrative Agent of all pro forma adjustments to EBITDA to be made in connection with such Acquisition;

       (3) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis and approved by the target company's board of directors (and shareholders, if necessary) prior to the consummation of the Acquisition;

       (4) the businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Company and its Subsidiaries on the Closing Date;

       (5) prior to such Acquisition and the incurrence of any Indebtedness permitted by Section 7.3(A) in connection therewith, the Company shall deliver to the Administrative Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating, on a pro forma basis using unadjusted historical audited or reviewed unaudited financial statements obtained from the seller(s) in respect of each such Acquisition as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Company's most recently completed fiscal quarter, the Company would have been in compliance with the financial covenants in Section 7.4 and not otherwise in Default; and

       (6) without the prior written consent of the Required Lenders, the purchase price for the Acquisition (including, without limitation or duplication, cash, Capital Stock, Restricted Payments and Indebtedness assumed) shall not exceed (x) $5,000,000 or (y) together with the purchase price of all other Permitted Acquisitions since the Closing Date, $10,000,000.

               (ii) On or prior to the date of the H-B Acquisition, the Company shall furnish to the Administrative Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Administrative Agent and the Lenders:

       (1) Evidence satisfactory to the Administrative Agent that (i) all conditions precedent to the consummation of the H-B Acquisition have been satisfied or waived with the approval of the Administrative Agent, (ii) the H-B Acquisition Agreement has been approved by all necessary corporate action of the Board of Directors and shareholders of the Loan Parties party thereto, and have not been amended, waived or modified without the approval of the Administrative Agent and (iii) the representations and warranties in the H-B Acquisition Agreement shall be accurate as of the date of the H-B Acquisition; and the Administrative Agent and the Lenders shall have received an opinion of counsel satisfactory to them as to
               (a) the enforceability of the H-B Acquisition Agreement, (b) the Loan Parties' compliance with law in respect thereof and (c) the combination of the Borrower and Howe-Baker (with the Company as the survivor thereof), which combination shall have occurred in accordance with applicable law;

       (2) Evidence satisfactory to the Administrative Agent that all required governmental approvals related to the H-B Acquisition have been obtained and all related filings made and any applicable waiting periods shall have expired or been terminated;

       (3) Evidence satisfactory to the Administrative Agent that there exists no injunction or temporary restraining order which, in the judgment of the Administrative Agent, would prohibit the consummation of the H-B Acquisition, or any litigation seeking such an injunction or restraining order or which could reasonably be expected to have material adverse effect on the business or financial condition of Howe-Baker;

       (4) Copies of any fairness opinion issued to the Company by Credit Suisse First Boston in respect of the H-B Acquisition; and opinions of value, solvency and other appropriate factual information and advice in form and substance reasonably satisfactory to the Administrative Agent from the Chief Financial Officer of the Company supporting the conclusions that after giving effect to the H-B Acquisition, the Company and its Subsidiaries on a consolidated basis are Solvent and will be Solvent subsequent to incurring the indebtedness contemplated under the Transaction Documents (after giving effect to the H-B Acquisition), will be able to pay its debts and liabilities as they become due and will not be left with unreasonably small working capital for general corporate purposes;

       (5) Evidence reasonably satisfactory to the Administrative Agent of the payment of all principal, interest, fees and premiums, if any, on all loans outstanding under that certain $50,000,000 unsecured revolving credit agreement, dated as of December 20, 1999 by and among Howe-Baker, as borrower, the financial institutions parties thereto as lenders, and Bank of America, N.A., as agent, and the termination of the applicable agreements relating to the foregoing; and

       (6) Such other documents as the Administrative Agent may have reasonably requested, including, without limitation, a copy of the final, executed H-B Acquisition Agreement, and all instruments, agreements and other documents related thereto.

       (G) Transactions with Shareholders and Affiliates. Other than (i) Investments permitted by Section 7.3(D), neither the Company nor any of its Subsidiaries shall directly or indirectly (a) enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or make loans or advances to any holder or holders of any of the Equity Interests of the Company, or with any Affiliate of the Company which is not its Subsidiary of the Company, on terms that are less favorable to the Company or any of its Subsidiaries, as applicable, than those that could reasonably be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate.

       (H) Restriction on Fundamental Changes. Neither the Company nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Company's consolidated business or property (each such transaction a "FUNDAMENTAL CHANGE"), whether now or hereafter acquired, except (i) Fundamental Changes permitted under Sections 7.3(B), 7.3(D) or 7.3(G), (ii) a Subsidiary of the Company may be merged into or consolidated with the Company (in which case the Company shall be the surviving corporation) or any wholly-owned Subsidiary of the Company provided such Company owns, directly or indirectly, a percentage of the equity of the merged entity not less than the percentage it owned of the Subsidiary prior to such Fundamental Change and if the predecessor Subsidiary was a Guarantor, the surviving Subsidiary shall be a Guarantor hereunder, and (iii) any liquidation of any Subsidiary of the Company, into the Company or another Subsidiary of the Company, as applicable.

       (I) Sales and Leasebacks. Neither the Company nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any Sale and Leaseback Transaction (other than the Permitted Sale and Leaseback Transactions), unless (i) the Company shall have prepaid the outstanding Advances and reduced the Aggregate Commitment in accordance with Sections 2.4(B) and 2.5(B), and (ii) the sale involved is not prohibited under
Section 7.3(B), the lease involved is not prohibited under Section 7.3(A) and any related Investment is not prohibited under Section 7.3(D).

       (J) Margin Regulations. Neither the Company nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

       (K)     ERISA.  The Company shall not

               (i) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

               (ii) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in liability of the Company or any Controlled Group member under Title IV of ERISA;

               (iii) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

               (iv) permit any unfunded liabilities with respect to any Foreign Pension Plan;

except where such transactions, events, circumstances, or failures are not, individually or in the aggregate, reasonably expected to result in liability individually or in the aggregate in excess of $5,000,000.

       (L) Corporate Documents. Neither the Company nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the date hereof in any manner adverse to the interests of the Lenders, without the prior written consent of the Required Lenders.

       (M) Fiscal Year. Neither the Company nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on the last day of December of each year.

       (N) Subsidiary Covenants. Except as set forth on Schedule 7.3(N), the Company will not, and will not permit any Subsidiary to, create or otherwise cause to become effective or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock or redemption of its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to Company or any other Subsidiary, make loans or advances or other Investments in the Company or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Company or any other Subsidiary, or merge, consolidate with or liquidate into the Company or any other Subsidiary.

       (O) Hedging Obligations. The Company shall not and shall not permit any of its Subsidiaries to enter into any Hedging Arrangements evidencing Hedging Obligations, other than Hedging Arrangements entered into by the Company or its Subsidiaries pursuant to which the Company or such Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure, and which are non-speculative in nature.

       (P) Issuance of Disqualified Stock. From and after the Closing Date, neither the Company, nor any of its Subsidiaries shall issue any Disqualified Stock. All issued and outstanding Disqualified Stock shall be treated as Indebtedness for Borrowed Money for all purposes of this Agreement, and the amount of such deemed Indebtedness shall be the aggregate amount of the liquidation preference of such Disqualified Stock.

       (Q) Non-Guarantor Subsidiaries. The Company will not at any time permit the sum of the aggregate assets of all of the Company's Subsidiaries which are not Subsidiary Guarantors (the non-guarantor Subsidiaries being referred to collectively as the "NON-OBLIGOR SUBSIDIARIES") to exceed ten percent (10%) of the Company's and its Subsidiaries consolidated assets.

       (R) Intercompany Indebtedness. The Company shall not create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness arising from loans from any Subsidiary to the Company unless
(a) such Indebtedness is unsecured and

(ii) such Indebtedness shall be expressly subordinate to the payment in full in cash of the Obligators on terms satisfactory to the Administrative Agent.

       7.4.   Financial Covenants.  The Company shall comply with the following:

       (A) Maximum Leverage Ratio. As of the last day of each fiscal quarter, the Company shall not permit the ratio (the "LEVERAGE RATIO") of (i) all Indebtedness for Borrowed Money of the Company and its Subsidiaries to (ii) EBITDA to be greater than 2.50 to 1.00 for the four- quarter period ending on such date.

The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Indebtedness for Borrowed Money, Indebtedness for Borrowed Money as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisition, broken down by fiscal quarter in the Company's reasonable judgment and satisfactory to the Administrative Agent and as reported to the Administrative Agent pursuant to the provisions of
Section 7.3(F)(a)(2).

       (B) Minimum Fixed Charge Coverage Ratio. The Company and its consolidated Subsidiaries shall maintain a ratio ("FIXED CHARGE COVERAGE RATIO") of (i) the sum of (a) EBITDA for such period, minus (b) Capital Expenditures for such period, plus (c) Rentals for such period plus (d) Restricted Payments paid in cash during such period to the extent deducted in computing Net Income for such period, to (ii) the sum of the amounts of (a) cash Interest Expense during such period, plus (b) cash taxes paid by the Company and its consolidated Subsidiaries during such period, plus (c) scheduled amortization during such period of the principal portion of all Indebtedness for Borrowed Money, plus (d) Restricted Payments paid in cash during such period, plus (e) Rentals for such period, of at least 1.50 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending on December 31, 2000 through the Termination Date.

The Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter based upon (a) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter; and (b) for all other components thereof, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisition, broken down by fiscal quarter in the Company's reasonable judgment and satisfactory to the Administrative Agent and as reported to the Administrative Agent pursuant to the provisions of Section 7.3(F)(a)(2).

       (C) Minimum Interest Expense Coverage Ratio. The Company and its consolidated Subsidiaries shall maintain a ratio (the "INTEREST EXPENSE COVERAGE RATIO") for any applicable period of (i) EBIT for such period to (ii) Interest Expense for such period of at least 2.00 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending on December 31, 2000 through the Termination Date.

The Interest Expense Coverage Ratio shall be determined as of the last day of each fiscal quarter based upon the actual amount of EBIT and Interest Expense for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisition, broken down by fiscal quarter in the Company's reasonable judgment and satisfactory to the Administrative Agent and as reported to the Administrative Agent pursuant to the provisions of Section 7.3(F)(a)(2).

       (D) Minimum Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time on or after December 31, 2000 to be less than the sum of (a) $130,000,000, plus (b) fifty percent (50%) of the sum of Net Income (if positive) earned in each fiscal quarter, commencing with the fiscal quarter ending on March 31, 2001, plus (c) the amount, if any, by which stockholders' equity of the Company is, in accordance with Agreement Accounting Principles, adjusted from time to time as a result of the issuance of any Equity Interests.

                            ARTICLE VIII:     DEFAULTS

       8.1. Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

       (A) Failure to Make Payments When Due. The Company or any Subsidiary Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within five (5) days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

       (B) Breach of Certain Covenants. The Company shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Company under Sections 7.1(A), 7.2(A), 7.2(F), 7.2(K), 7.3 or 7.4.

       (C) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Company or any Subsidiary Borrower to the Administrative Agent or any Lender herein or by the Company or any Subsidiary Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate or information at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

       (D) Other Defaults. The Company or any Subsidiary Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (A) or (B) or (C) of this Section 8.1), or the Company or any Subsidiary Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

       (E) Default as to Other Indebtedness. The Company or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure or other Default under this clause (E) exists has an aggregate outstanding principal amount equal to or in excess of Five Million and 00/100 Dollars ($5,000,000) ("MATERIAL INDEBTEDNESS"); or any breach, default or event of default (including any termination event, amortization event, liquidation event or event of like import arising under any agreement or instrument giving rise to any Off-Balance Sheet Liabilities) shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Material Indebtedness, beyond any period of grace, if any, provided with respect thereto, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Company offer to purchase such Indebtedness or other required repurchase or early amortization of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption, early amortization or repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed, amortized or otherwise repurchased by the Company or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

       (F)     Involuntary Bankruptcy; Appointment of Receiver, Etc.

               (i) An involuntary case shall be commenced against the Company or any of the Company's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within forty-five (45) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of the Company's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

               (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of the Company's Subsidiaries or over all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of the Company's Subsidiaries or of all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of the Company's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within forty-five (45) days after entry, appointment or issuance.

       (G) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company or any of the Company's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

       (H) Judgments and Attachments. Any money judgment(s), writ or warrant of attachment, or similar process against the Company or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of Five Million and 00/100 Dollars ($5,000,000) is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

       (I) Dissolution. Any order, judgment or decree shall be entered against the Company or any Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of forty-five (45) days; or the Company or any Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

       (J) Loan Documents. At any time, for any reason, any Loan Document as a whole that materially affects the ability of the Administrative Agent, or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Company or any of the Company's Subsidiaries party thereto seeks to repudiate its obligations thereunder.

       (K) Termination Event. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Company to liability in excess of $5,000,000.

       (L) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Company or any Controlled Group member to liability in excess of $5,000,000.

       (M) Change of Control. A Change of Control shall occur.

       (N) Environmental Matters. The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Company or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Company or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law which by the Company or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject the Company to liability individually or in the aggregate in excess of $5,000,000.

       (O) Guarantor Revocation. Any Guarantor of the Obligations shall terminate or revoke any of its obligations under the applicable Guaranty or breach any of the material terms of such Guaranty.

A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 9.2.

ARTICLE IX:      ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

       9.1. Termination of Commitments; Acceleration. If any Default described in Section 8.1(F) or 8.1(G) occurs with respect to the Company, any Subsidiary Borrower or any Subsidiary Guarantor, the obligations of the Lenders to make Loans hereunder and the obligation of any Issuing Banks to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers expressly waive.

       9.2. Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

               (i) Postpone or extend the Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to amounts, timing or application of prepayments of Loans and other Obligations, which modification shall require only the approval of the Required Lenders and (b) a waiver of the application of the default rate of interest pursuant to Section 2.10 hereof which waiver shall require only the approval of the Required Lenders).

               (ii) Reduce the principal Dollar Amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon (other than a waiver of the application of the default rate of interest pursuant to Section 2.10 hereof).

               (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders" or "Pro Rata Share".

               (iv) Increase the amount of the Commitment, of any Lender hereunder, or increase any Lender's Pro Rata Share.

               (v) Permit the Company or, other than pursuant to a transaction permitted under the terms of this Agreement, any Subsidiary Borrower to assign its rights under this Agreement.

               (vi) Other than pursuant to a transaction permitted by the terms of this Agreement, release any Guarantor from its obligations under the Guaranty.

               (vii) Amend Section 7.2(K), Section 13.2, Section 13.3 or this
Section 9.2.

No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank and (c) any Issuing Bank shall be effective without the written consent of such Issuing Bank. The Administrative Agent may waive payment of the fee required under Section 14.3(B) without obtaining the consent of any of the Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent may amend the provisions of Exhibit A from time to time to take into account the effectiveness of assignments made pursuant to Section 14.3 or changes in the Commitments pursuant to Section 2.5(B), provided the failure to do so shall not otherwise affect the rights or obligations of the Lenders or the Borrowers hereunder.

               The Administrative Agent may notify the other parties to this Agreement of any amendments to this Agreement which the Administrative Agent reasonably determines to be necessary as a result of the commencement of the third stage of the European Economic and Monetary Union. Notwithstanding anything to the contrary contained herein, any amendments so notified shall take effect in accordance with the terms of the relevant notification.

       9.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Company or any other Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the requisite number of Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until all of the Termination Conditions shall have been satisfied.

                               ARTICLE X:  GUARANTY

       10.1. Guaranty. For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make advances to each Borrower and to issue and participate in Letters of Credit and Swing Line Loans, the Company and each Subsidiary Borrower (collectively, the "BORROWER GUARANTORS") hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations of each Borrower to the Administrative Agent, the Lenders, the Swing Line Bank, the Issuing Banks, or any of them, under or with respect to the Loan Documents, whether for principal, interest, fees, expenses or otherwise (collectively, the "GUARANTEED OBLIGATIONS").

       10.2.  Waivers; Subordination of Subrogation.

               (i) Each Borrower Guarantor waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Each Borrower Guarantor further waives presentment, protest, notice of notices delivered or demand made on any Borrower or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Administrative Agent and the Lenders to sue any Borrower, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof; provided, that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any of the Borrowers or otherwise, the Borrower Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Administrative Agent or the Lenders are in possession of this guaranty. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with the Company their assessments of the financial condition of the Borrowers.

               (ii) Until the Guaranteed Obligations have been indefeasibly paid in full in cash, each Borrower Guarantor (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waives any right to enforce any remedy which the Administrative Agent now has or may hereafter have against any Borrower, any other Guarantor, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person. Should any Borrower Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Borrower Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Borrower Guarantor may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash. Each Borrower Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and shall not limit or otherwise affect any Borrower Guarantor liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Lenders and their its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.2.

       10.3. Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of each Borrower Guarantor and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (c) any waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto; (f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Administrative Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of any Borrower or the insolvency, bankruptcy or any other change in the legal status of any Borrower; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Company or any other Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which the Company may have at any time against any Borrower, or any other Person in connection herewith or an unrelated transaction; or (k) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not such Borrower Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (k) of this paragraph. It is agreed that each Borrower Guarantor's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that each Borrower Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrower of the Guaranteed Obligations in the manner agreed upon between the Borrower and the Administrative Agent and the Lenders.

       10.4. Acceleration. Each Borrower Guarantor agrees that, as between such Borrower Guarantor on the one hand, and the Lenders and the Administrative Agent, on the other hand, the obligations of each Borrower guaranteed under this
Article X may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 9.1 hereof for purposes of this Article X, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Borrower or otherwise) preventing such declaration as against such Borrower and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by each Borrower Guarantor for purposes of this Article X.

       10.5. Marshaling; Reinstatement. None of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders or the Administrative Agent shall have any obligation to marshal any assets in favor of any Borrower Guarantor or against or in payment of any or all of the Guaranteed Obligations. If any Borrower Guarantor or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to any Lender or the Administrative Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any Borrower Guarantor or any other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, each Borrower Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

       10.6. Termination Date. This guaranty shall continue in effect until the earlier of (a) the Facility Termination Date, and (b) the date on which this Agreement has otherwise expired or been terminated in accordance with its terms and all of the Guaranteed Obligations have been paid in full in cash, subject to the proviso in Section 10.2.

                     ARTICLE XI:      GENERAL PROVISIONS

       11.1. Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations) and so long as the Commitments have not been terminated.

       11.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company or any other Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

       11.3. Performance of Obligations. The Borrowers agree that the Administrative Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any property of any Borrower to the extent any such Borrower is required by the terms hereof to pay any such amount, but has not done so and (ii), after the occurrence and during the continuance of a Default, to make any other payment or perform any act required of the Company or any other Borrower under any Loan Document or take any other action which the Administrative Agent in its discretion deems necessary or desirable to protect or preserve such property of the Company. The Administrative Agent shall use its reasonable efforts to give the applicable Borrower notice of any action taken under this Section 11.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the applicable Borrower's obligations in respect thereof. The Borrowers agree to pay the Administrative Agent, upon demand, the principal amount of all funds advanced by the Administrative Agent under this Section 11.3, together with interest thereon at the rate from time to time applicable to Floating

Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If any Borrower fails to make payment in respect of any such advance under this Section 11.3 within one (1) Business Day after the date the applicable Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Administrative Agent by such Lender within one (1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this Section
11.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent.

       11.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

       11.5. Entire Agreement. The Loan Documents and the letter agreement between the Administrative Agent, the Arranger and the Borrowers dated September 6, 2000 embody the entire agreement and understanding among the Borrowers, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof.

       11.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

       11.7.  Expenses; Indemnification.

       (A) Expenses. The Borrowers shall reimburse the Administrative Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, which attorneys and paralegals may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Administrative Agent and the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent and the Arranger and the Lenders, which attorneys and paralegals may be employees of the Administrative Agent or the Arranger or the Lenders) paid or incurred by the Administrative Agent or the Arranger or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. In addition to expenses set forth above, the Borrowers agree to reimburse the Administrative Agent, promptly after the Administrative Agent's request therefor, for each audit, or other business analysis performed by or for the benefit of the Lenders in connection with this Agreement or the other Loan Documents in an amount equal to the Administrative Agent's then customary charges for each person employed to perform such audit or analysis, plus all costs and expenses (including without limitation, travel expenses) incurred by the Administrative Agent in the performance of such audit or analysis. Administrative Agent shall provide the Borrowers with a detailed statement of all reimbursements requested under this Section 11.7(A).

       (B) Indemnity. The Borrowers further agree to defend, protect, indemnify, and hold harmless the Administrative Agent, the Arranger and each and all of the Lenders and each of their respective Affiliates, and each of such Administrative Agent's, Arranger's, Lender's, or Affiliate's respective officers, directors, trustees, investment advisors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not any of such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

               (i) this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto or to the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; or

               (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Company, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Company or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Company or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");

provided, however, no Borrower shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from the willful misconduct or Gross Negligence of such Indemnitee with respect to the Loan Documents, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the applicable Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

       (C) Waiver of Certain Claims; Settlement of Claims. Neither the Administrative Agent, the Arranger, any Lender nor the Company or any other Borrower shall be liable under this Agreement or any Loan Document or in respect of any act, omission or event relating to the transaction contemplated hereby or thereby, on any theory of liability on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Company or any of its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement or the other Loan Documents (whether or not the Administrative Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

       (D) Survival of Agreements. The obligations and agreements of the Borrowers under this Section 11.7 shall survive the termination of this Agreement.

       11.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

       11.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree, at the Company's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

       11.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

       11.11. Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of the Borrowers' business or operations.

       11.12. GOVERNING LAW. THE ADMINISTRATIVE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN ANY BORROWER AND THE ADMINISTRATIVE AGENT, ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING ss.735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

       11.13. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

       (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN CLAUSE (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS CLAUSE (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

       (B) OTHER JURISDICTIONS. EACH BORROWER AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH BORROWER OR ITS RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER ANY BORROWER OR (2) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH BORROWER AGREES

THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS CLAUSE (B).

       (C) VENUE. EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

       (D) SERVICE OF PROCESS. EACH BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN ARTICLE XV, AND THE COMPANY AND EACH BORROWER OR GUARANTOR LOCATED OR ORGANIZED OUTSIDE OF THE STATE OF ILLINOIS HEREBY IRREVOCABLY APPOINTS THE COMPANY AT THE ADDRESS PROVIDED IN SECTION 15.1, AS ITS AGENT FOR SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN PARAGRAPHS (A) AND (B) ABOVE. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

       (E) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

       (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF
SECTION 11.7 AND THIS SECTION 11.13, WITH ITS COUNSEL.

       11.14. Other Transactions. Each of the Administrative Agent, the Arranger, the Lenders, the Swing Line Bank, the Issuing Banks and the Borrowers acknowledge that the Lenders (or Affiliates of the Lenders) may, from time to time, effect transactions for their own accounts or the accounts of customers, and hold positions in loans or options on loans of the Company, the Company's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. In addition, certain Affiliates of one or more of the Lenders are or may be securities firms and as such may effect, from time to time, transactions for their own accounts or for the accounts of customers and hold positions in securities or options on securities of the Company, the Company's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. Each of the Administrative Agent, the Arranger and Arranger, the Lenders, the Swing Line Bank, the Issuing Banks and the Borrowers acknowledges and consents to these multiple roles, and further acknowledges that the fact that any such unit or Affiliate is providing another service or product or proposal therefor to the Company or any of its Subsidiaries does not mean that such service, product, or proposal is or will be acceptable to any of the Administrative Agent, the Arranger and Arranger, the Lenders, the Swing Line Bank or the Issuing Banks.

       11.15. Subordination of Intercompany Indebtedness. Each Borrower agrees that any and all claims of such Borrower against the Company or any of its Subsidiaries that is a Guarantor with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations and Hedging Obligations under Hedging Arrangements entered into with the Lenders or any of their Affiliates ("DESIGNATED HEDGING AGREEMENTS"); provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing each Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such Guarantor to the extent not prohibited by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of any Borrower to ask, demand, sue for, take or receive any payment from any Guarantor, all rights, liens and security interests of any Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Guarantor shall be and are subordinated to the rights of the holders of the Obligations and the Administrative Agent in those assets. No Borrower shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) and the Hedging Obligations under Designated Hedging Agreements shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document or Designated Hedging Agreement have been terminated. If all or any part of the assets of any Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Guarantor is dissolved or if substantially all of the assets of any such Guarantor are sold, then, and in any such event

(such events being herein referred to as an "INSOLVENCY EVENT"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Guarantor to any Borrower ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations and Hedging Obligations under Designated Hedging Agreements, due or to become due, until such Obligations and Hedging Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by any Borrower upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and Hedging Obligations under Designated Hedging Agreements and the termination of all financing arrangements pursuant to any Loan Document and or Designated Hedging Agreements, such Borrower shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Obligations and such Hedging Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of such Borrower where necessary), for application to any of the Obligations and such Hedging Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Borrower as the property of the holders of the Obligations and such Hedging Obligations. If any Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. Each Borrower agrees that until the Obligations (other than the contingent indemnity obligations) and such Hedging Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document or any Designated Hedging Agreement have been terminated, no Borrower will assign or transfer to any Person (other than the Administrative Agent) any claim such Borrower has or may have against any Guarantor.

       11.16. Lender's Not Utilizing Plan Assets. None of the consideration used by any of the Lenders or Designated Lenders to make its Loans constitutes for any purpose of ERISA or Section 4975 of the Code assets of any "plan" as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of each of the Lenders and Designated Lenders in and under the Loan Documents shall not constitute such "plan assets" under ERISA.

       11.17. Collateral. Each of the Lenders and the Issuing Banks represents to the Administrative Agent, each of the other Lenders and each of the other Issuing Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                 ARTICLE XII:      THE ADMINISTRATIVE AGENT

       12.1. Appointment; Nature of Relationship. Bank One is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XII. In its capacity as the Lenders' contractual representative, the Administrative Agent is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty.

       12.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

       12.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Person.

       12.4. No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document;
(iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Company or any of its Subsidiaries.

       12.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all owners of Loans. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

       12.6. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agent, for the default or misconduct of any such agent or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

       12.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

       12.8. The Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent (i) for any amounts not reimbursed by any Borrower for which the Administrative Agent is entitled to reimbursement by any Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Administrative Agent.

       12.9. Rights as a Lender. With respect to its Commitment, Loans made by it, and Letters of Credit issued by it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders", "Issuing Bank" or "Issuing Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

       12.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

       12.11. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Company, which approval shall not be unreasonably withheld or delayed. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

       12.12. Documentation Agent, Syndication Agent, and Arranger. Neither the Documentation Agent, the Syndication Agent nor the Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 12.10.

                 ARTICLE XIII:     SETOFF; RATABLE PAYMENTS

       13.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any Indebtedness from any Lender to the Company or any other Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

       13.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

       13.3. Application of Payments. The Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last two sentences of this Section 13.3, apply all payments and prepayments in respect of any Obligations in the following order:

              (i) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the applicable Borrower;

               (ii) second, to pay interest on and then principal of any advance made under Section 11.3 for which the Administrative Agent has not then been paid by the applicable Borrower or reimbursed by the Lenders;

               (iii) third, to the ratable payment of the Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Administrative Agent or the Arranger;

               (iv) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the issuer(s) of Letters of Credit;

               (v)    fifth, to pay interest due in respect of Swing Line Loans;

               (vi) sixth, to pay interest due in respect of Loans (other than Swing Line Loans) and L/C Obligations;

               (vii) seventh, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

               (viii) eighth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans) and Reimbursement Obligations; and

               (ix)   ninth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Company, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 13.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, the Swing

Line Bank and the issuer(s) of Letters of Credit as among themselves. The order of priority set forth in clauses (iv) through (ix) of this Section 13.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by any Borrower, or any other Person; provided, that the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank. The order of priority set forth in clauses (i) through (iii) of this
Section 13.3 may be changed only with the prior written consent of the Administrative Agent, and, in the case of clause (iii), with the prior written consent of the Arranger.

       13.4.  Relations Among Lenders.

       (A) No Action Without Consent. Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, and each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrowers or any other obligor hereunder or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.

       (B) Not Partners; No Liability. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce on the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE XIV:     BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

       14.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (A) other than in connection with a transaction involving a Subsidiary Borrower which is permitted pursuant to the terms of this Agreement, no Borrower shall have any right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this
Section 14.1(A) shall be null and void, and (B) any assignment by any Lender must be made in compliance with Section 14.3 hereof. The parties to this Agreement acknowledge that clause (B) of this Section 14.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of
Section 14.3. The Administrative Agent may treat each Lender as the owner of the Loans made by such Lender hereunder for all purposes hereof unless and until such Lender complies with Section 14.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Loan, Commitment, L/C Interest or any other interest of a Lender under the Loan Documents agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any Loan, shall be conclusive and binding on any subsequent owner, transferee or assignee of such Loan.

       14.2.  Participations.

       (A) Permitted Participants; Effect. Subject to the terms set forth in this Section 14.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, the Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Company and the Administrative Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender, Designated Lender or an Affiliate thereof. Upon receiving said notice, the Administrative Agent shall record the participation in the Register it maintains. Moreover, notwithstanding such recordation, such participation shall not be considered an assignment under
Section 14.3 of this Agreement and such Participant shall not be considered a Lender. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Loans made by it for all purposes under the Loan Documents, all amounts payable by the applicable Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the applicable Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.

       (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which, if the Participant were a Lender hereunder, would require the consent of such Participant pursuant to the terms of Section 9.2.

       (C) Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 13.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 13.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in
Section 13.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 13.2 as if each Participant were a Lender.

       14.3.  Assignments.

       (A) Permitted Assignments. Any Lender (each such assigning Lender under this Section 14.3 being a "SELLER") may, in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Commitment, Loans owing to it, its participation interests in existing Letters of Credit and Swing Line Loans, and its obligation to participate in additional Letters of Credit and Swing Line Loans) in accordance with the provisions of this Section 14.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the Seller's rights and obligations under this Agreement. Such assignment shall be substantially in the form of Exhibit D hereto and shall not be permitted hereunder unless such assignment is either for all of such Seller's rights and obligations under the Loan Documents or, without the prior written consent of the Administrative Agent, involves loans and commitments in an aggregate amount of at least Five Million and 00/100 Dollars ($5,000,000) (which minimum amount shall not apply to any assignment between Lenders, or to an Affiliate of any Lender). The written consent of the Administrative Agent, and, prior to the occurrence of a Default, the Company (which consent, in each such case, shall not be unreasonably withheld or delayed), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate of such assigning Lender.

       (B) Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit D hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by Section 14.3(A) hereof, (ii) payment of a Four Thousand and 00/100 Dollar ($4,000) fee by the assignor to the Administrative Agent for processing such assignment, which fee shall not apply to any assignment from a Lender to an Affiliate of such Lender, and (iii) the completion of the recording requirements in Section 14.3(C), such assignment shall become effective on the later of such date when the requirements in clauses (i), (ii), and (iii) are met or the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Borrower, the Lenders or the Administrative Agent shall be required to release the Seller with respect to the percentage of the Aggregate Commitment, Loans and Letter of Credit and Swing Line Loan participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 14.3(B), the Seller, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, to the extent notes have been issued to evidence any of the transferred Loans, replacement notes are issued to such Seller and new notes or, as appropriate, replacement notes, are issued to such

Purchaser, in each case in principal amounts reflecting their Commitments, as adjusted pursuant to such assignment. Notwithstanding anything to the contrary herein, no Borrower shall, at any time, be obligated to pay under Section 2.14(E) to any Lender that is a Purchaser, assignee or transferee any sum in excess of the sum which such Borrower would have been obligated to pay in respect of such transferred Loan to the Lender that was the Seller, assignor or transferor had such assignment or transfer not been effected.

       (C) The Register. Notwithstanding anything to the contrary in this Agreement, each Borrower hereby designates the Administrative Agent, and the Administrative Agent, hereby accepts such designation, to serve as such Borrower's contractual representative solely for purposes of this Section 14.3(C). In this connection, the Administrative Agent shall maintain at its address referred to in Section 15.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 14.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, principal amount of and interest on the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 14.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

       (D)     Designated Lender.

               (i) Subject to the terms and conditions set forth in this Section 14.3(D), any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Loans to be made by such Lender pursuant to this Agreement; provided that the designation of an Eligible Designee by any Lender for purposes of this Section 14.3(D) shall be subject to the approval of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit L hereto (a "DESIGNATION AGREEMENT") and the acceptance thereof by the Administrative Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of the Loans or portion thereof shall satisfy the obligations of the Designating Lender to the same extent, and as if, such Loan was made by the Designating Lender. As to any Loan made by it, each Designated Lender shall have all the rights a Lender making such Loan would have under this Agreement and otherwise; provided, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender, (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Loans made by its Designated Lender and (z) no Designated Lender shall be entitled to reimbursement under
       Article IV hereof for any amount which would exceed the amount that would have been payable by the Borrowers to the Lender from which the Designated Lender obtained any interests hereunder. No additional Notes shall be required with respect to Loans provided by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the Notes in its possession as an agent for such Designated Lender to the extent of the Loan funded by such Designated Lender. Such Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrowers nor the Administrative Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may (1) with notice to, but without the consent of the Borrowers or the Administrative Agent, assign all or portions of its interests in any Loans to its Designating Lender or to any financial institution consented to by the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (2) subject to advising any such Person that such information is to be treated as confidential in accordance with such Person's customary practices for dealing with confidential, non-public information, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

               (ii) Each party to this Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangements, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against such Designated Lender. This Section 14.3(D)(ii) shall survive the termination of this Agreement.

       14.4. Confidentiality. Subject to Section 14.5, the Administrative Agent and the Lenders and their respective representatives, consultants and advisors shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Company or any other Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or investment practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or any securities exchange or similar self-regulatory organization or representative thereof or pursuant to a regulatory examination or legal process, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor, and shall (x) use its commercially reasonable efforts to give prior notice of any such disclosure to the extent permitted by applicable law, and (y) require any such Transferee to agree (and require any of its Transferees to agree) to comply with this Section
14.4. In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Company;

provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Company in connection with this Agreement.

       14.5. Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Borrowers and its Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 14.4 the confidentiality of any confidential information described therein.

                             ARTICLE XV:      NOTICES

       15.1. Giving Notice. Except as otherwise permitted by Section 2.13 with respect to Borrowing/Election Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three (3) Business Days after mailed; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes); or any notice, if transmitted by courier, one (1) Business Day after deposit with a reputable overnight carrier service, with all charges paid.

       15.2. Change of Address. The Borrowers, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                         ARTICLE XVI:     COUNTERPARTS

               This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

                    [Remainder of This Page Intentionally Blank]

       IN WITNESS WHEREOF, the Borrowers, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                        CHICAGO BRIDGE & IRON COMPANY N.V.,
                                        as the Company
                                        By:  CHICAGO BRIDGE & IRON COMPANY
                                        B.V.
                                        Its:  Managing Director

                                        By:    /s/ Gerald M. Glenn
                                           ------------------------------------
                                           Name:   Gerald M. Glenn
                                           Title:  Managing Director

                                        Address:
                                        c/o Chicago Bridge & Iron Company
                                        1501 N. Division Street
                                        Plainfield, Illinois  60544-8984
                                        Attention: Timothy J. Wiggins,
                                        Vice President & CFO
                                        Telephone No.: (815) 439-6000
                                        Facsimile No.: (815) 439-4050

                                        CB&I CONSTRUCTORS, INC., as a Subsidiary
                                        Borrower



                                        By:    /s/ Timothy J. P. Moran
                                           -------------------------------------
                                           Name:   Timothy J. P. Moran
                                           Title:  Treasurer

                                        Address:
                                        c/o Chicago Bridge & Iron Company
                                        1501 N. Division Street
                                        Plainfield, Illinois  60544-8984
                                        Attention: Timothy J. Wiggins,
                                        Vice President & CFO
                                        Telephone No.: (815) 439-6000
                                        Facsimile No.: (815) 439-4050

                                        CBI SERVICES, INC., as a Subsidiary
                                        Borrower



                                        By:    /s/ Dennis C. Planic
                                           -------------------------------------
                                           Name:   Dennis C. Planic
                                           Title:  Treasurer


                                        Address:
                                        c/o Chicago Bridge & Iron Company
                                        1501 N. Division Street
                                        Plainfield, Illinois  60544-8984
                                        Attention: Timothy J. Wiggins, Vice
                                        President & CFO
                                        Telephone No.: (815) 439-6000
                                        Facsimile No.: (815) 439-4050


                                        CHICAGO BRIDGE & IRON COMPANY
                                        (DELAWARE), as a Subsidiary Borrower

                                        By:    /s/ Timothy J. P. Moran
                                           -------------------------------------
                                           Name:   Timothy J. P. Moran
                                           Title:  Treasurer

                                        Address:
                                        c/o Chicago Bridge & Iron Company
                                        1501 N. Division Street
                                        Plainfield, Illinois  60544-8984
                                        Attention: Timothy J. Wiggins,
                                        Vice President & CFO
                                        Telephone No.: (815) 439-6000
                                        Facsimile No.: (815) 439-4050

                                    CB&I TYLER COMPANY, as a Subsidiary Borrower



                                    By:     /s/ Timothy J. P. Moran
                                        ----------------------------------------
                                        Name:   Timothy J. P. Moran
                                        Title:  Treasurer

                                    Address:
                                    c/o Chicago Bridge & Iron Company
                                    1501 N. Division Street
                                    Plainfield, Illinois  60544-8984
                                    Attention: Timothy J. Wiggins,
                                    Vice President & CFO
                                    Telephone No.: (815) 439-6000
                                    Facsimile No.: (815) 439-4050

                        BANK ONE, NA (HAVING ITS PRINCIPAL OFFICE IN
                        CHICAGO, ILLINOIS), as Administrative Agent and as a Lender

                        By:    /s/ Richard T. Bedell
                           -------------------------------------------
                           Name:   Richard T. Bedell
                           Title:  Vice President

                        Notice Address:
                        One Bank One Plaza
                        Chicago, Illinois  60670
                        Attention:  Richard Bedell
                        Telephone:  (312) 732-2413
                        Facsimile:  (312)732-111

                        Lending Installation Address:
                        One Bank One Plaza
                        Chicago, Illinois  60670

                        BANK OF AMERICA, N.A., as Syndication
                        Agent and as a Lender

                        By:    /s/ Charles F. Lilygren
                           -----------------------------------
                           Name:   Charles F. Lilygren
                           Title:  Managing Director

                        Notice Address:
                        Bank of America, N.A.
                        CA9-706-11-07
                        555 South Flower Street
                        Los Angeles, CA  90071
                        Attention:   Charles F. Lilygren
                        Telephone:   213) 228-2636
                        Facsimile:   (213) 623-1959

                        Lending Installation Address:
                        Bank of America, N.A.
                        CA9-706-11-07
                        555 South Flower Street
                        Los Angeles, CA  90071

                        HARRIS TRUST AND SAVINGS BANK, as
                        Documentation Agent and as a Lender

                        By:    /s/ Shahrokh Z. Shah
                           ---------------------------------------
                           Name:   Shahrokh Z. Shah
                           Title:  Managing Director

                        Notice Address:
                        111 W. Monroe Street
                        5th Floor West
                        Chicago, Illinois  60603
                        Attention: P. Schroeder
                        Telephone:  (312) 461-2103
                        Facsimile:  (312)765-8105

                        Lending Installation Address:
                        111 W. Monroe Street
                        5th Floor West
                        Chicago, Illinois  60603

                        ABN AMRO BANK N.V., as a Lender



                        By:     /s/ Thomas Comfort
                            --------------------------------------
                            Name:   Thomas Comfort
                            Title:  Senior Vice President

                        By:     /s/ Thomas M. Toerpe
                            --------------------------------------
                            Name:   Thomas M. Toerpe
                            Title:  Group Vice President

                        Notice Address:
                        135 S. LaSalle Street
                        Chicago, Illinois  60603
                        Attention:  Thomas Comfort
                        Telephone:  (312) 904-6587
                        Facsimile:  (312) 606-8425

                        Lending Installation Address:
                        135 S. LaSalle Street
                        Chicago, Illinois  60603

                        THE CHASE MANHATTAN BANK, as a Lender

                        By:     /s/ Kevin T. Murphy
                            -------------------------------
                            Name:   Kevin T. Murphy
                            Title:  Vice President

                        Notice Address:
                        The Chase Manhattan Bank
                        52 Broadway - 6th Floor
                        New York, NY  10004
                        Attention:    Kevin T. Murphy
                        Telephone:   (212) 701-4091
                        Facsimile:   (212) 701-4110

                        Lending Installation Address:
                        The Chase Manhattan Bank
                        52 Broadway - 6th Floor
                        New York, NY  10004

                               EXHIBIT A

                                  TO

                           CREDIT AGREEMENT


                              COMMITMENTS



Name of Lender                              Commitment
--------------                              ----------

Bank One, NA                               $ 50,000,000
--------------------------------------------------------
Bank of America, N.A.                      $ 40,000,000
--------------------------------------------------------
Harris Trust and Savings Bank              $ 40,000,000
--------------------------------------------------------
ABN AMRO Bank N.V.                         $ 40,000,000
--------------------------------------------------------
The Chase Manhattan Bank                   $ 30,000,000
--------------------------------------------------------
TOTAL                                      $200,000,000
--------------------------------------------------------

                               EXHIBIT B

                                  TO

                           CREDIT AGREEMENT


                   FORM OF BORROWING/ELECTION NOTICE

TO: Bank One, NA (having its principal office in Chicago, IL), as contractual representative (the "Administrative Agent") under that certain Credit Agreement dated as of December 1, 2000 by and among Chicago Bridge & Iron Company N.V., the Subsidiary Borrowers from time to time parties thereto, the financial institutions from time to time parties thereto as lenders (the "Lenders") and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

         The undersigned Borrower hereby gives to the Administrative Agent [and the Swing Line Bank] a [Borrowing/Election Notice pursuant to Section 2.2] [a Borrowing/Election Notice pursuant to Section 2.7] [Borrowing/Election Notice pursuant to Section 2.9(D)] of the Credit Agreement, and such Borrower hereby requests to [borrow] [convert] [continue] on ____ __,____ (the "Borrowing Date") from the Lenders on a pro rata basis an aggregate principal amount of:

         (a)  [US $_______________]  in Revolving Loans as a

         [ ]  Floating Rate Advance

         [ ]  Eurodollar Rate Advance

               -    Applicable Interest Period of _________ month(s).

         (b)   $_______________ in Swing Line Loans as a Floating Rate Advance.

         The undersigned hereby certifies to the Administrative Agent and the Lenders that (i) the representations and warranties of the undersigned contained in Article VI of the Credit Agreement are and shall be true and correct on and as of the date hereof and on and as of the Borrowing Date (unless such representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true and correct as of such date) except for changes in the Schedules to the Credit Agreement affecting transactions permitted by or not in violation of the Credit Agreement; (ii) no Default or Unmatured Default has occurred and is continuing on the date hereof or on the Borrowing Date or will result from the making of the proposed Advance; and (iii) the conditions set forth in Sections 5.2 and 5.3, as applicable, of the Credit Agreement have been satisfied.

         Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Borrowing/Election Notice.

         Dated                               ,
               ----------------------- ------

                                [CHICAGO BRIDGE & IRON COMPANY N.V.]
                                [SUBSIDIARY BORROWER]

                                By:
                                   ----------------------------------
                                Name:
                                     --------------------------------
                                Title:
                                      -------------------------------

                               EXHIBIT C

                                  TO

                           CREDIT AGREEMENT


                 FORM OF REQUEST FOR LETTER OF CREDIT

TO: __________________________ (1), an Issuing Bank under that certain Credit Agreement dated as of December 1, 2000 by and among Chicago Bridge & Iron Company N.V., the Subsidiary Borrowers from time to time parties thereto, the financial institutions from time to time parties thereto as lenders (the "Lenders") and Bank One, NA (having its principal office in Chicago, IL), as contractual representative for itself and the other Lenders (the "Administrative Agent") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") and

BANK ONE, NA, as Administrative Agent
1 Bank One Plaza
Chicago, IL 60670
Attn: Richard Bedell
Telecopier:  (312) 732-1117
Confirmation:  (312) 732-2413

     Pursuant to Section 3.4 of the Credit Agreement, the undersigned Borrower hereby gives to the Issuing Bank a request for issuance of a [Standby][Performance]Letter of Credit on behalf of such Borrower for the benefit of _______________________ (2), in the amount of [US
$__________][___________ in the following Agreed Currency: _______________], with an effective date of __________, ____ (the "Effective Date") and an expiry date of __________, _____.

     The undersigned hereby certifies that (i) the representations and warranties of the undersigned contained in Article VI of the Credit Agreement are and shall be true and correct on and as of the date hereof and on and as of the Effective Date (unless such representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true and correct as of such date) except for changes in the Schedules to the Credit Agreement affecting transactions permitted by or not in violation of the Credit Agreement; (ii) no Default or Unmatured Default has occurred and is continuing on the date hereof or on the Effective Date or will result from the issuance of the proposed Letter of Credit; and (iii) the conditions set forth in Sections 3.4, 5.2 and 5.3 of the Credit Agreement have been satisfied.


---------------------------
(1)  Insert name of Issuing Bank.

(2)  Insert name of beneficiary.

     Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Request for Letter of Credit.

                                    Dated                      ,
                                          -------------- ------

                                    [CHICAGO BRIDGE & IRON COMPANY N.V.]

                                    [SUBSIDIARY BORROWER]



                                    By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------

                                    EXHIBIT D

                                       TO

                                CREDIT AGREEMENT


                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between ______ ________________ (the "Assignor") and ___________________ (the "Assignee") is
dated as of _______________, 20 ___.  The parties hereto agree as follows:

     (1) PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     (2) ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

     (3) EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Administrative Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Administrative Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

     (4) PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Administrative Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment

Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     (5) RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Administrative Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

     (6) REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrowers or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrowers or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrowers, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     (7) REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under

ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and
(ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

     (8) GOVERNING LAW. This Assignment Agreement shall be governed by the internal law (INCLUDING, without limitation 735 ILCS 105/5-1 et seq., but otherwise without regard to law of conflicts, of the State of Illinois.

     (9) NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     (10) COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

     IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                              SCHEDULE 1
                                              to Assignment Agreement


1. Description and Date of Credit Agreement: That certain Credit Agreement, dated as of December 1, 2000, by and among Chicago Bridge & Iron Company, N.V., the Subsidiary Borrowers from time to time parties thereto, the lenders from time to time parties thereto (the "Lenders") and Bank One, NA, as contractual representative on behalf of itself and the other Lenders (the "Administrative Agent")

2.   Date of Assignment Agreement:               , 20__

3.   Amounts (As of Date of Item 2 above):

                                     Facility
                                         1*
     a.   Assignee's percentage
          of each Facility purchased
          under the Assignment
          Agreement**                       %
                                       -----
     b.   Amount of
          each Facility
          purchased
          under the Assignment
          Agreement***                $
                                       -----

4.   Assignee's Commitment (or Loans
     with respect to terminated
     Commitments) purchased
     hereunder:                                  $
                                                  ----------
5.   Proposed Effective Date:
                                                  ---------
6.   Non-standard Recordation Fee                   N/A***
     Arrangement:                            [Assignor/Assignee
                                             to pay 100% of fee]
                                            [Fee waived by Agent]
Accepted and Agreed:

[NAME OF ASSIGNOR]                    [NAME OF ASSIGNEE]

By:                                   By:
Title:                                Title:

ACCEPTED AND CONSENTED TO***          ACCEPTED AND CONSENTED TO
BY                                    BY

[NAME OF BORROWER]                    [NAME OF AGENT]

By:                                   By:
Title:                                Title:


*     Insert specific facility names per Credit Agreement
**    Percentage taken to 10 decimal places
***   If fee is split 50-50, pick N/A as option
****  So long as no Default shall have occurred and is continuing

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION

CONTACT:

Name:                                  Telephone No.:
Fax No.:                               Telex No.:
                                       Answerback:


PAYMENT INFORMATION:

Name & ABA # of Destination Bank:

Account Name & Number for Wire Transfer:

Other Instructions:

ADDRESS FOR NOTICES FOR ASSIGNOR:


                              ASSIGNEE INFORMATION

CREDIT CONTACT:

Name:                                  Telephone No.:
Fax No.:                               Telex No.:
                                       Answerback:


KEY OPERATIONS CONTACTS:

Booking Installation:                  Booking Installation:
Name:                                  Name:
Telephone No.:                         Telephone No.:
Fax No.:                               Fax No.:
Telex No.:                             Telex No.:
Answerback:                            Answerback:

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:



Account Name & Number for Wire Transfer:



Other Instructions:



ADDRESS FOR NOTICES FOR ASSIGNEE:

                              BANK ONE INFORMATION

     Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:               SUBSEQUENT OPERATIONS CONTACT:

Name:  Richard Bedell                  Name:  Richard Hillsman
Telephone No.:  (312) 732-2413         Telephone No.:  (312) 732 1128
Fax No.:  (312) 732 1117               Fax No.:  (312) 732-7455
                                       Bank One Telex No.:  190201 (Answerback:
                                             FNBC UT)

INITIAL FUNDING STANDARDS:

Libor - Fund 2 days after rates are set.

BANK ONE WIRE INSTRUCTIONS:            Bank One, NA, ABA # 071000013
                                       LS2 Incoming Account # 481152860000
                                       Ref:________________

ADDRESS FOR NOTICES FOR BANK ONE:      1 Bank One Plaza, Chicago, IL  60670
                                       Attn: Agency Compliance Division,
                                       Suite IL1-0353
                                       Fax No. (312) 732-2038 or (312) 732-4339

                                    EXHIBIT E

                                       TO

                                CREDIT AGREEMENT


                    FORM OF COMPANY'S US COUNSEL'S OPINION(S)

December 1, 2000



Each of the Lenders party
     to the Credit Agreement
     referred to below
Bank One N.A.
     as Administrative Agent

     RE:  CHICAGO BRIDGE & IRON COMPANY N.V.

Ladies and Gentlemen:

     I have acted as United States counsel to Chicago Bridge & Iron Company N.V., a company incorporated in The Netherlands (the "Company") and each of the "Domestic Subsidiaries" (as defined below), in connection with the execution and delivery of the Credit Agreement dated as of December 1, 2000 (the "Credit Agreement") among the Company, the lenders party thereto (the "Lenders") and Bank One, NA, as administrative agent for the Lenders (the "Administrative Agent").

     This opinion is furnished to you pursuant to Section 5.1(5) of the Credit Agreement. Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

     In connection with the opinions expressed herein, I have examined the following documents:

     (i)   The Credit Agreement;

     (ii)  Each promissory note, if any, executed and delivered  pursuant to
Section 2.12(D) of the Credit Agreement on the date hereof; and

     (iii) The Subsidiary Guarantee executed and delivered on the date hereof by a Subsidiary Guarantor that is a Domestic Subsidiary (each, a "Domestic Subsidiary Guarantor").

Page 2
December 1, 2000



     The documents referred to in clauses (i) through (iii) above are collectively referred to herein as the "Loan Documents." The Domestic Subsidiary Borrowers executing and delivering the Credit Agreement on the date hereof and the Domestic Subsidiary Guarantors executing and delivering Subsidiary Guarantees on the date hereof are set forth on Annex A hereto and are collectively referred to herein as the "Domestic Subsidiaries."

     In rendering this opinion to you, I have assumed, without inquiry:

     (a) (i) the genuineness of all signatures other than those on behalf of the Domestic Subsidiaries on original copies of the Loan Documents; (ii) the conformity to the original documents of all documents submitted to me as copies and the authenticity of all documents submitted to me as originals; (iii) the due authorization, execution and delivery of the Loan Documents by each of the parties thereto other than the Company (solely with respect to execution and delivery) and Domestic Subsidiaries and (iv) the validity and enforceability of the Loan Documents against each of the parties thereto other than the Company and the Domestic Subsidiaries;

     (b) that the execution, delivery and performance of the Loan Documents by each party thereto do not conflict with or constitute a violation of any law or governmental rule or regulation of (i) the State of Delaware other than the General Corporation Law of the State of Delaware (the "DGCL") or (ii) any other jurisdiction other than the United States of America and the State of Illinois;

     (c) that the execution, delivery and performance of the Loan Documents by each party thereto other than, with respect to clauses (ii) and (iii) below, as applicable to the Company and with respect to clauses (i), (ii) and (iii) for each of the Domestic Subsidiaries) do not breach, conflict with or constitute a violation of or default under (i) the certificate of association or incorporation, by-laws or any other charter or governing document of such party;
(ii) any agreement, instrument or document to which any such party was, or is, a party or by which any such party or any of its properties was, or is, bound or
(iii) any order, judgment or decree to which any such party was, or is, bound or subject or by which any of its properties was, or is, bound; and

     (d) that any consideration contemplated to be given on the Closing Date by any party in any of the Loan Documents was given on the Closing Date.

     Based upon the foregoing assumptions and subject to the limitations, qualifications and exceptions hereinafter set forth, I am of the opinion that:

Page 3
December 1, 2000


     1. Each Domestic Subsidiary that is a Borrower on the date hereof or a Guarantor on the date hereof (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is duly qualified as a foreign corporation to transact business and is in good standing in its jurisdiction of incorporation and each jurisdiction where such qualification is required, except where the failure to be so qualified or be in good standing could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party including to borrow in accordance with the Credit Agreement.

     2. The execution, delivery and performance of each Loan Document by the Company and each Domestic Subsidiary that is a Borrower on the date hereof or a Guarantor on the date hereof and the borrowings thereunder to be made on the date hereof by each Domestic Borrowing Subsidiary (a) have been duly authorized by all requisite corporate action of such Domestic Subsidiary and (b) with respect to the following clauses (i)(B), (i)(C), (ii) and (iii) as applicable to the Company and for all of the following clauses (i), (ii) and (iii) as applicable to the domestic Subsidiaries will not (i) violate (A) any provision of the certificate of incorporation or by-laws of such Domestic Subsidiary, (B) any applicable federal or Illinois State law, statute, rule or regulation, the DGCL or any order of any federal or Illinois State Governmental Authority with jurisdiction over the Company or any such Domestic Subsidiary or its properties or the Chancery Court, appellate courts or Secretary of State of the State of Delaware or (C) any provision of any indenture or other material agreement or instrument known to me to which the Company or any such Domestic Subsidiary is a party or by which it or any of its property may be bound, (ii) result in a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any property or assets now owned or hereafter acquired by the Company or any such Domestic Subsidiary except, in the case of clauses (i) through (iii) above, for any of the foregoing that could not reasonably be expected to result in a Material Adverse Effect or materially and adversely to affect the rights or interests of the Lenders under the Loan Documents.

     3. Each Loan Document has been duly executed and delivered by the Company and each Domestic Subsidiary party thereto, and each such Loan Document constitutes the legal, valid and binding obligation of each such Domestic Subsidiary, enforceable against the Company and such Domestic Subsidiary in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Page 4
December 1, 2000


     4. No consent or approval of, registration or filing with, or any other action by any federal or Illinois State Governmental Authority with jurisdiction over the Company or the Domestic Subsidiaries or the Chancery Court, or appellate courts or Secretary of State of the State of Delaware is or will be required in connection with the execution, delivery or performance of the Loan Documents by the Company and the Domestic Subsidiaries party thereto or the consummation of the transactions thereby, other than any such authorizations and approvals as have already been obtained and are in full force and effect according to federal or Illinois law, or the DGCL.

     5. To the best of my knowledge, there are no pending or threatened actions, suits or proceedings at law or in equity or by or before any federal, Illinois or Delaware Governmental Authority against or affecting the Company or any Domestic Subsidiary or any business, property or rights of any such person that involve any Loan Documents or the transactions contemplated thereby.

     6. None of the Company or any of the Domestic Subsidiaries is an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940.

     7. None of the Company or any of the Domestic Subsidiaries is a holding company or a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935.

     8. The application of the proceeds thereof by the Borrowers pursuant to the terms of the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     My opinions set forth above are subject to the following qualifications:

     A. The enforceability of the Loan Documents is subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws affecting creditor's rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Page 5
December 1, 2000



     B. I express no opinion as to the Lenders' right to collect any payment to the extent that such payment constitutes a penalty, forfeiture or late charge.

     C. I express no opinion as to the applicability of Section 548 of the Federal Bankruptcy Code or of any provisions of any state fraudulent conveyance statute or law to the transactions contemplated by the Loan Documents.

     The foregoing opinions are limited to matters involving the federal laws of the United States, the law of the State of Illinois and the DGCL, and I do not express any opinion as to the laws of any other jurisdiction.

     This opinion is rendered solely to, and is intended solely for the benefit of, the Administrative Agent and the Lenders, in connection with the transactions contemplated in the Loan Documents. This opinion may not be relied upon by the Administrative Agent or any of the Lenders or any of their respective successors and assigns for any other purpose, or by any other person, firm or corporation for any purpose, in each case without my prior written consent.

                                   Very truly yours,



                                   Robert H. Wolfe
                                   Vice President, General Counsel
                                   and Secretary

                                     ANNEX A



DOMESTIC SUBSIDIARY BORROWERS

Chicago Bridge & Iron Company (Delaware)
CB&I Constructors, Inc.
CBI Services, Inc.
CB&I Tyler Company


DOMESTIC SUBSIDIARY GUARANTORS

Chicago Bridge & Iron Company, a Delaware corporation Chicago Bridge & Iron Company (Delaware) CB&I Constructors, Inc.
CBI Services, Inc.
CB&I Tyler Company

                                   EXHIBIT E-1

                                       TO

                                CREDIT AGREEMENT


                 FORM OF COMPANY'S FOREIGN COUNSEL'S OPINION(S)

               [LETTERHEAD OF DE BRAUW BLACKSTONE WESTBROEK P.C.]



To   Bank One, NA
     Harris Trust and Savings Bank
     The Chase Manhattan Bank
     ABN AMRO Bank N.V.
     Bank of America, N.A.
     Bank One Plaza
     10 South Dearborn Street
     Chicago, Illinois 60603
     (the "ADDRESSEES")


A. SCHABERG - advocaat
New York, December 1, 2000

Our ref.  : CB&I 193.691 opinion3creditagreement

Dear Sirs,

                       CHICAGO BRIDGE & IRON COMPANY N.V.

1    INTRODUCTION

     I have acted as Dutch legal adviser (advocaat) to Chicago Bridge & Iron Company N.V., with corporate seat in Amsterdam, (the "COMPANY") in connection with a credit agreement dated as of December 1, 2000 between the Company and the Addressees (the "CREDIT AGREEMENT").

2    DUTCH LAW

     This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

3    SCOPE OF INQUIRY

     For the purpose of this opinion, I have examined the following documents:

3.1 A print-out of an e-mailed execution copy of the Agreement received by me on December 1, 2000.

3.2 A faxed copy of a notarial copy of the Company's deed of incorporation and a faxed copy of a notarial copy of the articles of association as most recently amended on August 10, 2000 according to the trade register extract referred to in paragraph 3.3, both as filed with the chamber of commerce and industry for Amsterdam (the "CHAMBER OF COMMERCE")

3.3 A faxed copy of a trade register extract regarding the Company provided by the Chamber of Commerce and dated November 24, 2000.

3.4 A faxed copy of a written resolution of the Company's managing board (directie) dated November 21, 2000.

3.5 A faxed copy of an extract dated November 27, 2000 from the minutes of the meeting of the Company's supervisory board (raad van commissarissen) held on September 8, 2000.

3.6 A faxed copy of a confirmation from Robert H. Wolfe in his stated capacity as the secretary of the Company's supervisory board dated November 27, 2000 confirming that (i) the written resolution of the Company's managing board referred to in paragraph 3.4 does not require the approval of the Company's supervisory board pursuant to article 17.1 of the Company's articles of association (ii) the Company's supervisory board has not given any directions pursuant to article 17.2 of the Company's articles of association which affect the written resolution referred to in paragraph
     3.4 and (iii) the supervisory board has not designated a person in accordance with article 16.3 of the Company's articles of association.

3.7 A faxed copy of a notarial copy of the deed of incorporation of Chicago Bridge & Iron Company B.V., the sole managing director of the Company (the "MANAGING DIRECTOR"), containing the Managing Director's articles of association, as filed with the Chamber of Commerce.

3.8 A faxed copy of a trade register extract regarding the Managing Director, provided by the Chamber of Commerce and dated November 24, 2000.

3.9 A faxed copy of a written resolution of the general meeting of shareholders of the Managing Director dated September 29, 2000, pursuant to which, inter alia, Mr. R.C. Neely's resignation as managing director of the Managing Director has been accepted and Mr. J.R. Edmonds has been appointed as managing director of the Managing Director.

     In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

3.10 Confirmation from the Chamber of Commerce that the trade register extracts referred to in this paragraph 3 are up to date. (It is noted that I know that the extract referred to in paragraph 3.8 is no longer correct in respect of certain matters resolved in the resolution referred to in paragraph 3.9).

3.11 Confirmation from the office of the bankruptcy division
     (faillissementsgriffie) of the Amsterdam district court that the Company is not registered as having been declared bankrupt or granted suspension of payments.

     My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4    ASSUMPTIONS

     For the purpose of this opinion, I have made the following assumptions:

4.1 All copy documents conform to the originals and all originals are genuine and complete.

4.2  Each signature is the genuine signature of the individual concerned.

4.3 The extract from the minutes referred to in paragraph 3 is a true record of the proceedings described in it in a duly convened, constituted and quorate meeting and the resolutions set out in those minutes were validly passed and remain in full force and effect without modification. The written resolutions referred to in paragraph 3 remain in full force and effect without modification. The confirmation referred to in paragraph 3 is true.

4.4 The Credit Agreement has been or will have been entered into in the form referred to in paragraph 3.

4.5 The Credit Agreement is within the capacity and powers of, and has been or will have been validly authorised and signed by, each party other than the Company.

4.6 The Credit Agreement has been or will have been signed on behalf of the Company by Mr. G.M. Glenn as managing director of the Managing Director.

4.8 When validly signed by all the parties, the Credit Agreement (including the submission to the jurisdiction of the Illinois courts and the federal courts located in Illinois pursuant to clause 11.13 of the Credit Agreement) is valid, binding and enforceable on each party under the law of the State of Illinois by which it is expressed to be governed.

4.9 The Company does not qualify as a credit institution (kredietinstelling) within the meaning of the 1992 Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992).

4.10 All (promissory) notes or other securities issued pursuant to or in connection with the Credit Agreement have a denomination of at least NLG 100,000 (or its foreign currency equivalent).

4.11 Mr. J.R. Edmonds is managing director of the Managing Director.

4.12 There are no dealings between the parties which affect the Credit
     Agreement.

5    OPINION

     Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1 The Company has been incorporated and is existing as a limited liability company (naamloze vennootschap) under Dutch law.

5.2 The Company has the corporate power to enter into and perform the Credit Agreement.

5.3 The Company has taken all necessary corporate action to authorise its entry into and performance of the Credit Agreement.

5.4  The Credit Agreement has been validly signed by the Company.

5.5 Under Dutch law there are no governmental or regulatory consents, approvals or authorisations required by the Company for its entry into and performance of the Credit Agreement.

5.6 Under Dutch law there are no registration, filing or similar formalities required to ensure the validity, binding effect and enforceability against the Company and the admissibility in evidence of the Credit Agreement.

5.7 The entry into and performance of the Credit Agreement by the Company do not violate Dutch law or the Company's articles of association.

5.8 Under Dutch law the choice of the law of the State of Illinois as the governing law of the Credit Agreement is recognised and accordingly the law of the State of Illinois law governs the validity, binding effect and enforceability against the Company of the Credit Agreement.

5.9 A judgment rendered by an Illinois court or federal court located in Illinois will not be recognised and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by an Illinois court or federal court located in Illinois (the "FOREIGN COURT") which is enforceable in Illinois (the "FOREIGN JUDGMENT") and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the foreign court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

5.10 In matters which pursuant to clause 11.13 of the Credit Agreement must be settled by the courts in Illinois a Dutch court will not accept jurisdiction, subject to exceptions similar to those set out in the Brussels Convention on Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters 1968 (as amended).

6    QUALIFICATIONS

     This opinion is subject to the following qualifications:

6.1 This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2 Under Dutch law, notwithstanding the recognition of the law of the State of Illinois as the governing law of the Credit Agreement:

     - effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Credit Agreement;

     - Dutch law will be applied insofar as it is mandatory irrespective of the governing law of the Credit Agreement;

     - the application of the law of the State of Illinois may be refused if it is manifestly incompatible with Dutch public policy;

     - regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3 The enforcement in a Dutch court of the Credit Agreement and of foreign judgments is subject to Dutch rules of civil procedure.

6.4 No opinion is rendered in respect of the authority of the Addressees to grant credit in the Netherlands.

6.5 No opinion is rendered in respect of the validity of any assignment or any sale of a participation by a Lender (as defined in the Credit Agreement) nor in respect of any undivided interest and participation in any loan pursuant to the Credit Agreement.

6.6 Under Dutch law, a legal act (rechtshandeling) performed by a legal entity (including (without limitation) an agreement pursuant to which it agrees to guarantee or guarantees the obligations of a third party) may be nullified by (i) any of its creditors, or (ii) its trustee in bankruptcy, if (a) it performed the act without an obligation to do so (onverplicht), (b) the creditor concerned or (in the case of its bankruptcy) any creditor was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (present or future) would be prejudiced. In addition, in the case of a legal entity's bankruptcy, its trustee in bankruptcy may nullify its performance of any due and payable obligation (opeisbare schuld) if (x) the recipient of the performance knew that a request for bankruptcy had been filed, or (y) the performance of the obligation was the result of consultation between it and the recipient with a view to give preference to the latter over the legal entity's creditors.

6.7 If a Dutch company performs a legal act (rechtshandeling) (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of a third party which is not a wholly owned direct or indirect subsidiary of such company and any other legal act having a similar effect and including (without limitation) an agreement pursuant to which it agrees to provide or provides security for its obligations under such agreement or other act) and that act is not in the company's corporate interest, it may (i) exceed its corporate power, (ii) violate its articles of association and (iii) not be valid, binding and enforceable against it.

6.8 Pursuant to Section 46a of the Dutch 1995 Securities Act (Wet toezicht effectenverkeer 1995, the "SECURITIES ACT") it is prohibited to disclose the information referred to in Section 7.1 of the Credit Agreement to the extent it consists of inside information (voorwetenschap) within the meaning of Section 46 of the Securities Act.

6.9 Under Dutch law, a power of attorney can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.10 The trade register extracts referred to in paragraph 3 do not provide conclusive evidence that the facts set out in it are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, the Company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.11 The confirmation from the office of the bankruptcy division referred to in paragraph 3 does not provide conclusive evidence that the Company has not been declared bankrupt or granted suspension of payments.

6.12 I do not express any opinion as to any taxation matters.

7    RELIANCE

     This opinion is solely for your benefit and solely for the purpose of the Credit Agreement. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without my written consent. A copy may, however, be provided to your legal advisers solely for the purpose of the Credit Agreement and of giving their opinion and subject to the same restrictions.

Yours faithfully,



ARIE SCHABERG
for De Brauw Blackstone Westbroek P.C.

                                   EXHIBIT E-2

                                       TO

                                CREDIT AGREEMENT


               FORM OF COUNSEL'S OPINION FOR SUBSIDIARY BORROWERS



                                  See Exhibit E

                                    EXHIBIT F

                                       TO

                                CREDIT AGREEMENT


                                  $ 200,000,000


                                 CREDIT FACILITY


                                       TO


                       CHICAGO BRIDGE & IRON COMPANY N.V.

                                December 1, 2000

                          LIST OF CLOSING DOCUMENTS(3)

II.  LOAN AND SECURITY DOCUMENTS
A. Credit Agreement (the "CREDIT AGREEMENT") by and among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Kingdom of the Netherlands (the "COMPANY"), and one or more subsidiaries of the company (whether now existing or hereafter formed, the "SUBSIDIARY BORROWERS"; together with the Company, the "BORROWERS"), the institutions from time to time parties thereto as lenders (the "LENDERS"), Bank One, NA, in its capacity as contractual representative capacity (the "ADMINISTRATIVE AGENT"), evidencing a $ 200,000,000 revolving credit facility to the Borrowers from the Lenders.

                                                         EXHIBITS

EXHIBIT A        --       Commitments
EXHIBIT B        --       Form of Borrowing/Election Notice
EXHIBIT C        --       Form of Request for Letter of Credit
EXHIBIT D        --       Form of Assignment and Acceptance Agreement
EXHIBIT E        --       Form of Company's US Counsel's Opinion
EXHIBIT E-1      --       Form of Company's Foreign Counsel's Opinion
EXHIBIT E-2      --       Form of Counsel's Opinion for Subsidiary Borrowers
EXHIBIT F        --       List of Closing Documents

----------------------
(3) Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. BOLD/ITALICIZED documents to be prepared and/or provided by the Company and/or Company's counsel.

EXHIBIT G        --       Form of Officer's Certificate
EXHIBIT H        --       Form of Compliance Certificate
EXHIBIT I        --       Form of Subsidiary Guaranty
EXHIBIT J        --       Form of Revolving Loan Note
EXHIBIT K        --       Form of Assumption Letter
EXHIBIT L        --       Form of Designation Agreement
EXHIBIT M        --       Form of Commitment and Acceptance Letter


                      SCHEDULES

SCHEDULE 1.1.1            PERMITTED EXISTING INDEBTEDNESS
SCHEDULE 1.1.2            PERMITTED EXISTING INVESTMENTS
SCHEDULE 1.1.3            PERMITTED EXISTING LIENS
SCHEDULE 1.1.4            PERMITTED EXISTING CONTINGENT OBLIGATIONS
SCHEDULE 1.1.5 MATERIAL SUBSIDIARIES AND FOREIGN SUBSIDIARIES THAT ARE NOT EXCLUDED FOREIGN SUBSIDIARIES
SCHEDULE 3.2              TRANSACTIONAL LETTERS OF CREDIT
SCHEDULE 6.4              PRO FORMA FINANCIAL STATEMENTS
SCHEDULE 6.8              SUBSIDIARIES
SCHEDULE 6.17             ENVIRONMENTAL MATTERS
SCHEDULE 7.3(N)           EXISTING RESTRICTIONS

B. Guaranty (the "SUBSIDIARY GUARANTY") executed by each of the Subsidiary Guarantors, constituting all of the Material Subsidiaries identified on Appendix A attached hereto other than the Excluded Foreign Subsidiaries, in favor of the Administrative Agent.

C. Notes executed by each Borrower in favor of Harris Trust and Savings Bank which has requested a note pursuant to Section 2.12 of the Credit Agreement (the "Requesting Lender") in the aggregate principal amount of each such Requesting Lender's Commitment under the Credit Agreement.

III. CORPORATE DOCUMENTS
A. CERTIFICATES OF THE SECRETARY OR ASSISTANT SECRETARY OF THE COMPANY AND EACH OF THE SUBSIDIARY BORROWERS IDENTIFIED ON APPENDIX A ATTACHED HERETO CERTIFYING (I) THE ARTICLES OR CERTIFICATES OF INCORPORATION OR COMPARABLE CHARTER DOCUMENTS (CERTIFIED BY THE APPROPRIATE GOVERNMENTAL OFFICER IN ITS JURISDICTION OF INCORPORATION AND ATTACHED THERETO); (II) THE BY-LAWS OR COMPARABLE GOVERNANCE DOCUMENTS (ATTACHED THERETO) OF THE COMPANY AND EACH SUCH SUBSIDIARY BORROWER AS IN EFFECT ON THE DATE OF SUCH CERTIFICATION,
     (III) RESOLUTIONS OF THE BOARD OF DIRECTORS (OR OTHER SIMILAR GOVERNING
     BODY) OF THE COMPANY AND EACH SUCH SUBSIDIARY BORROWER AUTHORIZING, INTER ALIA, THE EXECUTION, DELIVERY AND PERFORMANCE OF EACH DOCUMENT TO WHICH IT IS A PARTY, AND (IV) THE NAMES AND TRUE SIGNATURES OF THE INCUMBENT OFFICERS OF THE COMPANY AND EACH SUCH SUBSIDIARY BORROWER AUTHORIZED TO SIGN THE DOCUMENTS TO WHICH IT IS A PARTY AND AUTHORIZED TO REQUEST BORROWINGS UNDER THE CREDIT AGREEMENT.

B. GOOD STANDING CERTIFICATE FOR THE COMPANY FROM THE OFFICE OF THE APPROPRIATE GOVERNMENTAL OFFICER OF THE KINGDOM OF THE NETHERLANDS AND FOR EACH OF THE SUBSIDIARY

     BORROWERS FROM THE OFFICE OF THE APPROPRIATE GOVERNMENTAL OFFICER OF THEIR RESPECTIVE JURISDICTION OF INCORPORATION AND THE OFFICE OF THE SECRETARY OF STATE OF ILLINOIS.

IV.  PAYOFF DOCUMENTATION
A. Payoff Letter to the Administrative Agent evidencing the payment of all principal and interest on any loans outstanding and accrued and unpaid fees and premiums, if any, under the loan of the Company under the Credit Agreement dated as of September 30, 1999 among the Company, Bank One as Administrative Agent, and the other lender parties thereto.

V.   OPINIONS
A. OPINION OF GENERAL COUNSEL OF THE COMPANY AND THE SUBSIDIARY GUARANTORS WITH RESPECT TO THE CREDIT AGREEMENT AND THE SUBSIDIARY GUARANTY.

B.   OPINION OF DUTCH COUNSEL OF THE COMPANY WITH RESPECT TO THE CREDIT
     AGREEMENT.

VI.  CLOSING CERTIFICATES AND MISCELLANEOUS
A.   BORROWING/ELECTION NOTICE ADDRESSED TO THE ADMINISTRATIVE AGENT.

B. OFFICER'S CERTIFICATE OF THE COMPANY CERTIFYING THAT ON THE CLOSING DATE AND INITIAL BORROWING DATE (I) NO DEFAULT HAS OCCURRED AND IS CONTINUING,
     (II) AS OF SUCH DATE THE REPRESENTATIONS AND WARRANTIES OF THE BORROWERS CONTAINED IN THE CREDIT AGREEMENT ARE TRUE AND CORRECT, (III) AS OF SUCH DATE THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN THE BUSINESS CONDITION (FINANCIAL OR OTHERWISE), OPERATIONS, PERFORMANCE, PROPERTIES OR PROSPECTS OF THE COMPANY AND ITS SUBSIDIARIES, CONSIDERED AS A WHOLE, FROM THAT REFLECTED IN THE FINANCIAL STATEMENTS REFERRED TO IN SECTION 6.4 OF THE CREDIT AGREEMENT.

                                                                      APPENDIX A

                              SUBSIDIARY GUARANTORS

SUBSIDIARY BORROWERS

COMPANY NAME                                       INCORPORATED        EQUITY
------------                                       ------------        ------

Chicago Bridge & Iron Company (Delaware)             Delaware          100.0%
CBI Services, Inc.                                   Delaware          100.0%
CB&I Constructors, Inc.                              Texas             100.0%
CB&I Tyler Company                                   Delaware          100.0%

MATERIAL SUBSIDIARIES

COMPANY NAME

Chicago Bridge & Iron Company                        Delaware          100.0%
Chicago Bridge & Iron Company (Delaware)             Delaware          100.0%
CB&I Constructors, Inc.                              Texas             100.0%
CBI Services, Inc.                                   Delaware          100.0%
CBI Company Limited                                  Delaware          100.0%
CBI Overseas LLC                                     Delaware          100.0%
Asia Pacific Supply Co.                              Delaware          100.0%
Central Trading Company, Ltd.                        Delaware          100.0%

Foreign Material Subsidiaries
Chicago Bridge & Iron Company B.V.                   Netherlands       100.0%
Chicago Bridge & Iron (Antilles) N.V.                Curacao           100.0%
Lealand Finance Company B.V.                         Netherlands       100.0%
Horton CBI, Limited                                  Canada             99.9%
CBI Constructors Limited                             United Kingdom    100.0%
CBI (Europe) B.V.                                    Netherlands       100.0%
CBI Venezolana, S.A.                                 Venezuela          85.0%
CBI Construcciones S.A                               Argentina         100.0%
CBI Constructors S.A.  (Proprietary) Limited         South Africa      100.0%
CBI Eastern Anstalt                                  Liechtenstein     100.0%
CBI Constructors Pty. Ltd.                           Australia         100.0%
Arabian CBI Ltd.                                     Saudi Arabia       75.0%
CMP Holdings B.V.                                    Netherlands       100.0%
CBI Holdings (U.K.) Limited                          United Kingdom    100.0%
Arabian Gulf Material Supply Company Limited         Cayman Islands    100.0%
Pacific Rim Material Supply Company Limited          Cayman Islands    100.0%
Material Supply Companies                            Various           100.0%

FOREIGN SUBSIDIARIES THAT ARE NOT EXCLUDED FOREIGN SUBSIDIARIES:

COMPANY NAME                                         INCORPORATED      EQUITY
------------                                         ------------      ------
Chicago Bridge & Iron Company B.V.                   Netherlands       100.0%
Chicago Bridge & Iron (Antilles) N.V.                Curacao           100.0%
Lealand Finance Company B.V.                         Netherlands       100.0%
Horton CBI, Limited                                  Canada             99.9%
CBI Constructors Limited                             United Kingdom    100.0%
CBI (Europe) B.V.                                    Netherlands       100.0%
CBI Venezolana, S.A.                                 Venezuela          85.0%
CBI Construcciones S.A                               Argentina         100.0%
CBI Eastern Anstalt                                  Liechtenstein     100.0%
CBI Constructors Pty. Ltd.                           Australia         100.0%
CMP Holdings B.V.                                    Netherlands       100.0%

                                    EXHIBIT G

                                       TO

                                CREDIT AGREEMENT


                          FORM OF OFFICER'S CERTIFICATE


     I, the undersigned, hereby certify that I am the ___________________ of CHICAGO BRIDGE & IRON COMPANY N.V., a corporation duly organized and existing under the laws of the Kingdom of the Netherlands (the "Company"). Capitalized terms used herein and not otherwise defined herein are as defined in that that certain Credit Agreement dated as of December 1, 2000 by and among the Company, the Subsidiary Borrowers from time to time parties thereto, the financial institutions from time to time parties thereto as lenders (the "Lenders") and Bank One, NA (having its principal office in Chicago, IL), as contractual representative for itself and the other Lenders (the "Administrative Agent") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

     I further certify on behalf of the Company, that as of the date hereof, to the best of my knowledge, after diligent inquiry of all relevant persons at the Company and its respective Subsidiaries, (i) the representations and warranties of the Company contained in Article VI of the Credit Agreement shall have been true and correct at all times during the period commencing on __________, 20__ and ending on _____________, 20__ and as of the date of this Officer's Certificate (unless such representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true and correct as of such date) and (ii) as of the date of this Officer's Certificate no Default or Unmatured Default exists [other than the following (describe the nature of the Default or Unmatured Default and the status thereof)].

     IN WITNESS WHEREOF, I hereby subscribe my name on behalf of the Company on this ____ day of ___________, ____.

                                   CHICAGO BRIDGE & IRON COMPANY N.V.


                                   By: _______________________________
                                   Title: ____________________________

                                    EXHIBIT H

                                       TO

                                CREDIT AGREEMENT


                         FORM OF COMPLIANCE CERTIFICATE

     Pursuant to [Section 5.3] [Section 7.1(A)(iii)] of that certain Credit Agreement dated as of December 1, 2000 by and among Chicago Bridge & Iron Company N.V. (the "Company"), the Subsidiary Borrowers from time to time parties thereto (together with the Company, collectively, the "Borrowers"), the financial institutions from time to time parties thereto as lenders (the "Lenders"), and Bank One, NA (having its principal office in Chicago, IL), as contractual representative for itself and the other Lenders (the "Administrative Agent") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), the Company, through its respective ___________________________, hereby deliver to the Administrative Agent [, together with the financial statements being delivered to the Administrative Agent pursuant to Section 7.1(A) of the Credit Agreement,] this Compliance Certificate (the "Certificate") [for the accounting period from ____________, 20__ to ___________, 20__] (the "Accounting Period"). Capitalized
terms used herein shall have the meanings set forth in the Credit Agreement. Subsection references herein relate to subsections of the Credit Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected ________________ of the Company;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers and their respective Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [except as set forth below]; and

4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers' compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of __________, 20__.


The Company hereby certifies on behalf of itself and the other Borrowers through its _______________, that the information set forth herein and on the attached
Schedule I hereto is accurate as of _______________, ____, to the best of such officer's knowledge, after diligent inquiry, and that the financial statements delivered herewith present fairly the financial position of the Borrowers and their respective Subsidiaries at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with Agreement Accounting Principles, consistently applied.

Dated __________, __



                                   CHICAGO BRIDGE & IRON COMPANY N.V.


                                   By: _______________________________
                                   Name: _____________________________
                                   Title: ____________________________

                                   SCHEDULE I

                                       to

                             COMPLIANCE CERTIFICATE

VII. FINANCIAL COVENANTS

A.   MAXIMUM LEVERAGE RATIO (Section 7.4(A))

     (1)  Indebtedness for Borrowed Money                   $___________

     (2)  EBITDA

          (a)  Net Income                                   $___________

          (b)  Interest Expense                        +    $___________

          (c)  Taxes                                   +    $___________

          (d)  Non-recurring non-cash charges          +    $___________

          (e)  Non-recurring non-cash credits          +    $___________

          (f)  Non-recurring after-tax losses          +    $___________

          (g)  Non-recurring after-tax gains           +    $___________
               [Maximum aggregate amount for
               items (d) through (g): $3,000,000]

          (h)  EBIT                                    =    $___________

          (i)  Depreciation                            +    $___________

          (j)  Amortization                            +    $___________

          (k)  EBITDA                                  =    $___________

     (3)  "Leverage Ratio" (Ratio of (1) to (2)(k))         ______ to 1.00

     (4)  Maximum Leverage Ratio                            2.50 to 1.00

B.   MINIMUM FIXED CHARGE COVERAGE RATIO (Section 7.4(B))

     (1)  Fixed Charge Coverage Ratio

          (a)  EBITDA (as determined under item
               (A)(2)(h) above)                             $___________

          (b)  Capital Expenditures                    -    $___________

          (c)  Rentals                                 +    $___________

          (d)  Restricted Payments paid in cash to the
               extent deducted from Net Income         +    $___________

          (e)  _____________                           =    $___________

          (f)  Cash Interest Expense                   +    $___________

          (g)  Taxes                                   +    $___________

          (h)  Amortization                            +    $___________

          (i)  Restricted Payments paid in cash        +    $___________

          (j)  Rentals                                 +    $___________

          (k)  ______________                          =    $___________

     (2)  Fixed Charge Coverage Ratio (Ratio of
          1(e) to 1(k))                                     _____ to 1.00

     (3)  Minimum Fixed Charge Coverage Ratio               1.50 to 1.00

C.   INTEREST EXPENSE COVERAGE RATIO (Section 7.4(B)).

(1)  EBIT (as determined under item (A)(2)(h) above)        $___________

(2)  Interest Expense for such fiscal quarter               $___________

(3)  "Interest Expense Coverage Ratio" (Ratio of
     (1) to (2))                                            _____ to 1.0

(4)  Minimum Interest Expense Coverage Ratio                2.00 to 1.00

D.   MINIMUM CONSOLIDATED NET WORTH (Section 7.4(D)).

     (1)  State whether Consolidated Net Worth (as
          defined) was less than $130,000,000, plus
          fifty percent (50%) of the sum of Net Income
          (if positive) calculated separately for each
          fiscal quarter commencing with the fiscal
          quarter ending on March 31, 2001, plus the
          amount by which stockholders' equity of the
          Company is, in accordance with Agreement
          Accounting Principles, adjusted from time to
          time as a result of the issuance of any Equity
          Interests [on December 31, 2000] [at all times
          for the period from __________ to __________]     Yes/No

VIII.  OTHER MISCELLANEOUS PROVISIONS

A.   INDEBTEDNESS (Section 7.3(A))

     (1)  Aggregate principal amount of unsecured
          Indebtedness from Lealand Finance Company
          B.V. to any Subsidiary of the Company (other
          than a Subsidiary Guarantor)
          [Maximum: $20,000,000]                                 $___________

     (2)  Aggregate amount letters of credit for
          workmen's compensation claims and social
          security programs [Maximum: $30,000,000]               $___________

     (3)  Aggregate principal amount of other
          Indebtedness incurred by the Subsidiaries not
          otherwise permitted under Section 7.3(A)
          [Maximum: $20,000,000] [Please attached a
          detailed schedule setting forth all such
          Subsidiary Indebtedness]                               $___________

B.   ASSET SALES (Section 7.3(B))

     (1)  State whether any asset sales (other than (i)
          sales of inventory in the ordinary course of
          business, (ii) dispositions of obsolete
          equipment in the ordinary course, (iii)
          transfers of assets between the Company and
          its wholly-owned Subsidiaries and (iv)
          Permitted Sale and Leaseback Transactions
          pursuant to Section 7.3(B)(iv)) have
          occurred.                                              Yes/No

     (2)  If yes, attach as a schedule hereto the
          details of such asset sales and calculation
          of compliance with Sections 2.4(B), 2.5(B)
          and 7.3(B)(v).                                         $___________

C.   INVESTMENTS (Section 7.3(D))

     (1)  Aggregate amount of Investments in joint
          ventures [Maximum: $10,000,000]                        $____________

     (2)  Aggregate amount of Investments not otherwise
          permitted under Sections 7.3(D)(i) through (ix)
          [Maximum: $2,000,000]                                  $____________

D.   MATERIAL SUBSIDIARY CALCULATIONS (Sections 7.2(K) and 7.3(Q))

     Material Subsidiaries

     (1)  Set forth below is a list of all Material
          Subsidiaries of the Company and each other
          Subsidiary of the Company that guarantees
          Indebtedness of the Company. Also set forth below is an indication of whether such Subsidiaries are parties to the Subsidiary
          Guaranty.


          Name of Material Subsidiaries                Signatory to Subsidiary
          and Jurisdiction of Formation                Guaranty (Yes/No)
          ----------------------------------------------------------------------
                                                       Yes
          ----------------------------------------------------------------------
                                                       Yes
          ----------------------------------------------------------------------
                                                       Yes
          ----------------------------------------------------------------------
                                                       Yes
          ----------------------------------------------------------------------
                                                       Yes
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------

                                    EXHIBIT I

                                       TO

                                CREDIT AGREEMENT


                           FORM OF SUBSIDIARY GUARANTY


                               SUBSIDIARY GUARANTY

     THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of the 1st day of December, 2000, by CHICAGO BRIDGE & IRON COMPANY, a Delaware corporation, CHICAGO BRIDGE & IRON cOMPANY (DELAWARE), a Delaware corporation, CB&I TYLER COMPANY, a Delaware corporation, CB&I CONSTRUCTORS, INC., a Texas corporation, CBI SERVICES, INC., a Delaware corporation, HORTON CBI, LIMITED, a corporation organized under the laws of Canada, CBI VENEZOLANO, S.A., a corporation organized under the laws of the Republic of Venezuela, CBI EASTERN ANSTALT, a corporation organized under the laws of the Principality of Liechtenstein, CBI CONSTRUCTORS PTY, LTD., a corporation organized under the laws of the Commonwealth of Australia, LEALAND FINANCE COMPANY B.V., a corporation organized under the laws of the Kingdom of the Netherlands, CB&I EUROPE B.V., a corporation organized under the laws of the Kingdom of the Netherlands, ARABIAN GULF MATERIAL SUPPLY COMPANY, LTD., a corporation organized under the laws of the Cayman Islands, ASIA PACIFIC SUPPLY CO., a corporation organized under the laws of Delaware, CBI COMPANY LTD., a corporation organized under the laws of Delaware, CBI CONSTRUCCIONES S.A., a corporation organized under the laws of Argentina, CBI CONSTRUCTORS LIMITED, a corporation organized under the laws of the United Kingdom, CBI HOLDINGS (U.K.) LIMITED, a corporation organized under the laws of England and Wales, CBI OVERSEAS, LLC, a limited liability company organized under the laws of Delaware, CENTRAL TRADING COMPANY, LTD., a corporation organized under the laws of Delaware, CHICAGO BRIDGE & IRON (ANTILLES) N.V., a corporation organized under the laws of Curacao, CHICAGO BRIDGE & IRON COMPANY B.V., a corporation organized under the laws of the Netherlands, CMP HOLDINGS B.V., a corporation organized under the laws of the Netherlands, and PACIFIC RIM MATERIAL SUPPLY COMPANY, LTD., a corporation organized under the laws of the Cayman Islands (collectively, the "Initial Guarantors" and along with any additional Subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached as Annex I, the "Guarantors"), in favor of the Administrative Agent under (and as defined
in) the Credit Agreement referred to below;

                                   WITNESSETH:

     WHEREAS, CHICAGO BRIDGE & IRON COMPANY N.V., a corporation organized under the laws of the Kingdom of the Netherlands (the "Company") and the Subsidiary Borrowers (together with the Company, the "Borrowers"), the institutions from time to time parties thereto as lenders (the "Lenders"), BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois, in its capacity as contractual representative for the Lenders (the "Administrative Agent"), have entered into a certain Credit Agreement dated as of December 1, 2000 (as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrowers;

     WHEREAS, it is a condition precedent to the initial extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors execute and deliver this Guaranty, whereby each of the Guarantors shall guarantee the payment when due of all "Obligations" (as defined in the Credit Agreement), including, without limitation, all principal, interest and other amounts that shall be at any time payable by the Borrowers under the Credit Agreement or the other Loan Documents, and all Hedging Obligations to which any Lender shall be a counterparty (each a "Designated Hedging Agreement"); and

     WHEREAS, in consideration of the direct and indirect financial and other support that one or more of the Borrowers has provided, and such direct and indirect financial and other support as the Borrowers may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the Obligations of the Borrowers under the Credit Agreement and the other Loan Documents and all Hedging Obligations under any Designated Hedging Agreements;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

IX. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
X. Representations, Warranties and Covenants. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making, conversion or continuation of any Loan or issuance of any Letter of Credit) that:
     (1) It is a corporation, partnership or limited liability company duly and properly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has all requisite authority to conduct its business as a foreign Person in each jurisdiction in which its business is conducted, except where the failure to have such requisite authority would not have a Material Adverse Effect.

     (2) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance by each of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     (3) Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its certificate or articles of incorporation or by-laws, limited liability company or partnership agreement (as applicable) or the provisions of any indenture, instrument or material agreement to which it is a party or is subject, or by which it, or its property, is bound, (ii) or conflict with or constitute a default thereunder, except such interference or default which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien in, of or on its property pursuant to the terms of any such indenture, instrument or material agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, is required to authorize, or is required in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability against it of, this Guaranty.

     In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Obligations or Hedging Obligations under Designated Hedging Agreements shall remain unpaid, it will, and, if necessary, will enable the Borrowers to, fully comply with those covenants and agreements of the Borrowers applicable to such Guarantor set forth in the Credit Agreement.

XI. The Guaranty. Each of the Guarantors hereby unconditionally guarantees, jointly with the other Guarantors and severally, the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of (a) the Obligations and (b) all Hedging Obligations under the Designated Hedging Agreements, including, without limitation, (i) the principal of and interest on each Advance made to any of the Borrowers pursuant to the Credit Agreement, (ii) any Reimbursement Obligations of the Borrowers, (iii) all Hedging Obligations owing to any Lender or any affiliate of any Lender under any Designated Hedging Agreement and (iv) all other amounts payable by the Borrowers or any of their Subsidiaries under the Credit Agreement, any Designated Hedging Agreement and the other Loan Documents (all of the foregoing being referred to collectively as the "Guaranteed Obligations"). Upon failure by any

Borrower or any of their Affiliates, as applicable, to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay such amount at the place and in the manner specified in the Credit Agreement, any Designated Hedging Agreement or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.
XII. Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
     (1) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

     (2) any modification or amendment of or supplement to the Credit Agreement, any Designated Hedging Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Obligations guaranteed hereby;

     (3) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

     (4) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of any Borrower or any other guarantor of any of the Guaranteed Obligations;

     (5) the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any holder of Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (6) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Designated Hedging Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

     (7) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

     (8) the election by, or on behalf of, any one or more of the holders of Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

     (9) any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

     (10) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the holders of Obligations the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

     (11) the failure of any other Guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

     (12) any other act or omission to act or delay of any kind by any Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any holder of Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this
          Section 4, constitute a legal or equitable discharge of any Guarantor's obligations hereunder.

XIII. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Guarantors' obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash and the Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Advance or Reimbursement Obligation or any other amount payable by the Borrower or any other party under the Credit Agreement, any Designated Hedging Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each of the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

XIV. General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.
XV.  Subordination of Subrogation; Subordination of Intercompany Indebtedness.
     (1) Subordination of Subrogation. Until the Guaranteed Obligations have been indefeasibly paid in full in cash, the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Issuing Banks, holders of the Guaranteed Obligations or the Administrative Agent now have or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the holders of Guaranteed Obligations and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrowers to the holders of the Guaranteed Obligations. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the holders of the Guaranteed Obligations and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the holders of the Guaranteed Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7(a).

     (2) Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against either any Borrower or any other Guarantor hereunder (each an "Obligor") with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the holders of the Guaranteed Obligations and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document or any Designated Hedging Agreement have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an "Insolvency Event"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor ("Intercompany Indebtedness") shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document and/or Designated Hedging Agreements, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Guaranteed Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the holders of the Guaranteed Obligations. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document or any Designated Hedging Agreement have been terminated, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.

XVI.      Contribution with Respect to Guaranteed Obligations.

          (1) To the extent that any Guarantor shall make a payment under this Guaranty (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guaranteed Obligations and termination of the Credit Agreement and the Designated Hedging Agreements, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

          (2) As of any date of determination, the "Allocable Amount" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such

          Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

     (3) This Section 8 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

     (4) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

     (5) The rights of the indemnifying Guarantors against other Guarantors under this Section 8 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash and the termination of the Credit Agreement and the Designated Hedging Agreements.

XVII. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under the Credit Agreement, any counterparty to any Designated Hedging Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of any Borrower or any of their Affiliates, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Designated Hedging Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent. XVIII. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article XV of the Credit Agreement with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor at the address set forth below or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Article XV.

          Notice Address for Guarantors:

                      c/o Chicago Bridge & Iron Company
                      1501 N. Division Street
                      Plainfield, Illinois  60544-8984
                      Attn:  Timothy J. Wiggins, Vice President & CFO
                      Fax:   (815) 439-6600
XIX. No Waivers. No failure or delay by the Administrative Agent or any holders of Guaranteed Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Designated Hedging Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.
XX. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the holders of Guaranteed Obligations and their respective successors and permitted assigns, provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 12 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any Designated Hedging Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.
XXI. Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a Supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent with the consent of the Required Lenders under the Credit Agreement.
XXII. GOVERNING LAW. THE ADMINISTRATIVE AGENT ACCEPTS THIS GUARANTY, ON BEHALF OF ITSELF AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN ANY GUARANTOR AND THE ADMINISTRATIVE AGENT OR ANY HOLDER OF GUARANTEED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING ss.735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. XXIII. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

          (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN CLAUSE (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS (UNLESS THE FEDERAL COURTS WILL NOT ACCEPT JURISDICTION, IN WHICH CASE THEY SHALL BE RESOLVED EXCLUSIVELY BY STATE COURTS LOCATED IN CHICAGO, ILLINOIS), BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS CLAUSE (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (B) OTHER JURISDICTIONS. EACH GUARANTOR AGREES THAT THE ADMINISTRATIVE AGENT OR ANY HOLDER OF GUARANTEED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH GUARANTOR OR ITS RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER ANY GUARANTOR OR (2) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS CLAUSE (B).

          (C) SERVICE OF PROCESS. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY APPOINTS THE BORROWER AT ITS OFFICES LOCATED AT 1501 N. DIVISION STREET PLAINFIELD, ILLINOIS 60544-8984, AS EACH GUARANTOR'S AGENT FOR THE PURPOSE OF ACCEPTING ANY WRITS, SERVICE OF PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING ISSUED BY ANY COURT. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE AGENT OR THE HOLDERS OF THE GUARANTEED OBLIGATIONS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

          (D) VENUE. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

          (E) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (E) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 15 WITH ITS COUNSEL.

XXIV.  Taxes, Expenses of Enforcement, etc.
A.     Taxes.

          (1) Any and all payments by any of the Guarantors hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any interest, penalties and liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Guaranty, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "Taxes"). If any Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any holder of Obligations, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this
               Section 16(A)) such Lender or Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Guarantor shall make such deductions or withholdings, and (iii) the applicable Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Guaranty, to such payments by the applicable Guarantor made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain the affected Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the applicable Guarantor's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Commitments of such Lender.

          (2) In addition, each of the Guarantors agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty, the other Loan Documents, the Commitments, the Loans or the Letters of Credit (hereinafter referred to as "Other Taxes").

          (3) Subject to the exceptions in the Credit Agreement, each of the Guarantors indemnifies each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 16(A)) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. If the Taxes or Other Taxes with respect to which any Guarantor has made either a direct payment to the taxation or other authority or an indemnification payment hereunder are subsequently refunded to any Lender, such Lender will return to the applicable Guarantor an amount equal to the lesser of the indemnification payment or the refunded amount. A certificate as to any additional amount payable to any Lender or the Administrative Agent under this Section 16(A) submitted to the applicable Guarantor and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be deemed presumptively correct. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the applicable Guarantor or Guarantors shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Administrative Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of such Lender or the Administrative Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled.

          (4) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by any Guarantor, the applicable Guarantor shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

          (5) Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements and obligations of the Guarantors contained in this Section 16(A) shall survive the payment in full of all Guaranteed Obligations and the termination of this Guaranty.

B. Expenses of Enforcement, Etc. Subject to the terms of the Credit Agreement, after the occurrence of a Default under the Credit Agreement, the Lenders shall have the right at any time to direct the Administrative Agent to commence enforcement proceedings with respect to the Guaranteed Obligations. The Guarantors agree to reimburse the Administrative Agent and the holders of Obligations for any costs and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Administrative Agent and the holders of Obligations, which attorneys may be employees of the Administrative Agent or the holders of Obligations) paid or incurred by the Administrative Agent or any holders of Obligation in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty. The Administrative Agent agrees to distribute payments received from any of the Guarantors hereunder to the holders of Obligations on a pro rata basis for application in accordance with the terms of the Credit Agreement.

XXV. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from any Guarantor hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main office in Chicago, Illinois on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of each Guarantor in respect of any sum due to the Administrative Agent, for itself and the other Lenders, hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such other currency the Administrative Agent may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Administrative Agent, on behalf of itself or any Lender, in the specified currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent against such loss.
XXVI. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each holder of Obligations and the Administrative Agent may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such holder of Obligations or the Administrative Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such holder of Obligations or the Administrative Agent or any of their respective affiliates.
XXVII. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the holders of Obligations or the Administrative Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any holder of Obligations or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such holder of Obligations or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such holder of Obligations or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.
XXVIII. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
XXIX. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any holder of Obligations or the Administrative Agent.

XXX. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

          IN WITNESS WHEREOF, the Initial Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

                                        CHICAGO BRIDGE & IRON COMPANY
                                        By: _______________________________
                                            Name
                                            Its:

                                        CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

                                        By: _______________________________
                                            Name
                                            Its:

                                        CB&I CONSTRUCTORS, INC.

                                        By: _______________________________
                                            Name
                                            Its:

                                        CBI SERVICES, INC.

                                        By: _______________________________
                                            Name
                                            Its:

                                        HORTON CBI, LIMITED

                                        By: _______________________________
                                            Name
                                            Its:

                                        CBI VENEZOLANO, S.A.

                                        By: _______________________________
                                            Name
                                            Its:

                                        CBI EASTERN ANSTALT

                                        By: _______________________________
                                            Name
                                            Its:

                                        CBI CONSTRUCTORS PTY, LTD.

                                        By: _______________________________
                                            Name
                                            Its:

                                        LEALAND FINANCE COMPANY B.V.

                                        By: _______________________________
                                            Name
                                            Its:

                                        CBI (EUROPE) B.V.

                                        By: _______________________________
                                            Name
                                            Its:

                                        CB&I TYLER COMPANY

                                        By: _______________________________
                                            Name
                                            Its:

                               ANNEX I TO GUARANTY

     Reference is hereby made to the Guaranty (the "Guaranty") made as of the 1st day of December, 2000, by and among CHICAGO BRIDGE & IRON COMPANY, a Delaware corporation, CHICAGO BRIDGE & IRON cOMPANY (DELAWARE), a Delaware corporation, CB&I TYLER COMPANY, a Delaware corporation, CB&I CONSTRUCTORS, INC., a Texas corporation, CBI SERVICES, INC., a Delaware corporation, HORTON CBI, LIMITED, a corporation organized under the laws of Canada, CBI VENEZOLANO, S.A., a corporation organized under the laws of the Republic of Venezuela, CBI EASTERN ANSTALT, a corporation organized under the laws of the Principality of Liechtenstein, CBI CONSTRUCTORS PTY, LTD., a corporation organized under the laws of the Commonwealth of Australia, LEALAND FINANCE COMPANY B.V., a corporation organized under the laws of the Kingdom of the Netherlands, CB&I EUROPE B.V., a corporation organized under the laws of the Kingdom of the Netherlands, ARABIAN GULF MATERIAL SUPPLY COMPANY, LTD., a corporation organized under the laws of the Cayman Islands, ASIA PACIFIC SUPPLY CO., a corporation organized under the laws of Delaware, CBI COMPANY LTD., a corporation organized under the laws of Delaware, CBI CONSTRUCCIONES S.A., a corporation organized under the laws of Argentina, CBI CONSTRUCTORS LIMITED, a corporation organized under the laws of the United Kingdom, CBI HOLDINGS (U.K.) LIMITED, a corporation organized under the laws of England and Wales, CBI OVERSEAS, LLC, a limited liability company organized under the laws of Delaware, CENTRAL TRADING COMPANY, LTD., a corporation organized under the laws of Delaware, CHICAGO BRIDGE & IRON (ANTILLES) N.V., a corporation organized under the laws of Curacao, CHICAGO BRIDGE & IRON COMPANY B.V., a corporation organized under the laws of the Netherlands, CMP HOLDINGS B.V., a corporation organized under the laws of the Netherlands, and PACIFIC RIM MATERIAL SUPPLY COMPANY, LTD., a corporation organized under the laws of the Cayman Islands (the "Initial Guarantors" and along with any additional Subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached as Annex I, the "Guarantors") in favor of the Administrative Agent under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are true and correct in all respects as of the date hereof.

     IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, ____.

[NAME OF NEW GUARANTOR]


By:____________________________________
Title:_________________________________

                                    EXHIBIT J

                                       TO

                                CREDIT AGREEMENT


                           FORM OF REVOLVING LOAN NOTE

$_______________                                          Chicago, Illinois
                                                          [DATE]

     FOR VALUE RECEIVED, the undersigned, CHICAGO BRIDGE & IRON COMPANY N.V., a corporation organized under the laws of the Kingdom of the Netherlands (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [______________] (the "Lender") the principal sum of [_______________] AND
NO/100 DOLLARS ($[_____________]), or, if less, the aggregate unpaid amount of all "Revolving Loans" (as defined in the Credit Agreement referred to below) made by the Lender to such Borrower pursuant to the "Credit Agreement" (as defined below), on the "Termination Date" (as such term is defined in the Credit Agreement) or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

          The undersigned Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan made to it from the date of such Revolving Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

          At the time of each Revolving Loan, and upon each payment or prepayment of principal of each Revolving Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of such Revolving Loan, the respective Interest Period thereof (in the case of Eurodollar Rate Loans) or the amount of principal paid or prepaid with respect to such Revolving Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the undersigned Borrower hereunder or under the Credit Agreement.

          This Revolving Loan Note is one of the promissory notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of December 1, 2000 by and among Chicago Bridge & Iron Company N.V., the Subsidiary Borrowers from time to time parties thereto (collectively, the "Borrowers"), the financial institutions from time to time parties thereto as lenders (the "Lenders"), and Bank One, NA (having its principal office in Chicago, IL), as contractual representative for itself and the other Lenders (the "Administrative Agent") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lender to the undersigned Borrower and the other Borrowers under the Credit Agreement from time to time in an aggregate amount not to exceed at any time outstanding the Dollar Amount first above mentioned, the indebtedness of the undersigned Borrower resulting from each such Revolving Loan to it being evidenced by this Revolving Loan Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

          Whenever in this Revolving Loan Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Loan Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

          This Revolving Loan Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (including Section 735 ILCS 105/5-1 et seq. but otherwise without regard to the conflicts of laws provisions) of the State of Illinois.

                                  CHICAGO BRIDGE & IRON COMPANY
                                  N.V., as the Company
                                  By:  CHICAGO BRIDGE & IRON COMPANY B.V.
                                  Its:  Managing Director


                                  By:___________________________
                                      Name:
                                      Title:  Managing Director

             SCHEDULE OF REVOLVING LOANS AND PAYMENTS OR PREPAYMENTS


                                                Amount of
                                                Principal   Unpaid
       Amount of  Type of         Interest      Paid or     Principal   Notation
Date   Loan       Loan Currency   Period/Rate   Prepaid     Balance     Made By
----   ---------  -------------   -----------   -------     ---------   --------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    EXHIBIT K

                                       TO

                                CREDIT AGREEMENT

                            FORM OF ASSUMPTION LETTER

                                                       _____________, 20__


To the Administrative Agent and the Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

          Reference is made to that certain Credit Agreement dated as of December 1, 2000 by and among Chicago Bridge & Iron Company N.V., the Subsidiary Borrowers from time to time parties thereto, the financial institutions from time to time parties thereto as lenders (the "Lenders"), and Bank One, NA (having its principal office in Chicago, IL), as contractual representative for itself and the other Lenders (the "Administrative Agent") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein are used herein as defined therein.

          The undersigned, ______________ (the "Subsidiary"), a __________
[corporation], wishes to become a "Subsidiary Borrower" under the Credit Agreement, and accordingly hereby agrees that from the date hereof it shall become a "Subsidiary Borrower" under the Credit Agreement and agrees that from the date hereof and until the payment in full of the principal of and interest on all Advances made to it under the Credit Agreement and performance of all of its other obligations thereunder, and termination hereunder of its status as a "Subsidiary Borrower" as provided below, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a "Borrower" or a "Subsidiary Borrower." Without limiting the generality of the foregoing, the Subsidiary hereby represents and warrants that:
(i) each of the representations and warranties set forth in Sections 6.1, 6.2,
6.3 and 6.18 of the Credit Agreement is hereby made by such Subsidiary on and as of the date hereof as if made on and as of the date hereof and as if such Subsidiary is the "Borrower" and this Assumption Letter is the "Agreement" referenced therein, and (ii) it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof. In addition, the Subsidiary hereby authorizes each of the Borrowers to act on its behalf as and to the extent provided for in Article II of the Credit Agreement in connection with the selection of Types and Interest Periods for Advances and the conversion and continuation of Advances.

          So long as the principal of and interest on all Advances made to the Subsidiary Borrower under the Credit Agreement shall have been repaid or paid in full, all Letters of Credit issued for the account of the Subsidiary Borrower have expired or been returned and terminated and all other obligations of the Subsidiary Borrower under this Agreement shall have been fully performed, the Company may, by not less than five Business Days' prior notice to the Administrative Agent (who shall promptly notify the Lender thereof) terminate its status as a "Subsidiary Borrower."

          CHOICE OF LAW. THIS ASSUMPTION LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Assumption Letter as of the date and year first above written.



                              [Name of Subsidiary Borrower]


                              By: _______________________________________
                              Title: ____________________________________
                              Address for Notices under the Credit Agreement:



Consented to:
CHICAGO BRIDGE & IRON COMPANY N.V.


By: ___________________________________
Name: _________________________________
Title: ________________________________

                                    EXHIBIT L

                                       TO

                                CREDIT AGREEMENT


                          FORM OF DESIGNATION AGREEMENT

                                                 Dated __________, 20__

          Reference is made to the Credit Agreement dated as of December 1, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of the Kingdom of the Netherlands (the "Company"), the Subsidiary Borrowers from time to time party thereto (together with the Company, collectively, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), and Bank One, NA (having its principal office in Chicago, IL), as Administrative Agent, ________________. Terms defined in the Credit Agreement are used herein as therein defined.

          _________ (the "Designating Lender"), ____________ (the "Designated Lender"), and the Company, on behalf of itself and the other Borrowers, agree as follows:

1. The Designating Lender hereby designates the Designated Lender, and the Designated Lender hereby accepts such designation, as its Designated Lender under the Credit Agreement.

2. The Designating Lender makes no representations or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Designated Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Article VII thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement; (iii) confirms that it is an Eligible Designated Lender; (iv) appoints and authorizes the Designating Lender as its administrative agent and attorney-in-fact and grants the Designating Lender an irrevocable power of attorney to receive payments made for the benefit of the Designated Lender under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that Designated Lender is obligated to deliver or has the right to receive thereunder; (v) acknowledges that it is subject to and bound by the confidentiality provisions of the Credit Agreement (except as permitted under Section 14.5 thereof); and (vi) acknowledges that the Designating Lender retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Agreement, and agrees that the Designated Lender shall be bound by all such votes, approvals, amendments, modifications and waivers and all other agreements of the Designating Lender pursuant to or in connection with the Credit Agreement.

4. Following the execution of this Designation Agreement by the Designating Lender, the Designated Lender and the Company, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective Date of this Designation Agreement shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on the signature page hereto (the "Effective Date").

5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date (a) the Designated Lender shall have the right to make Loans as a Lender pursuant to Section 2.1 or 2.2 of the Credit Agreement and the rights of a Lender related thereto and (b) the making of any such Loans by the Designated Lender shall satisfy the obligations of the Designating Lender under the Credit Agreement to the same extent, and as if, such Loans were made by the Designating Lender.

6. This Designation Agreement shall be governed by, and construed in accordance with, the internal laws (including ss.735 ILCS 105/5-1 et seq. but otherwise without regard to the conflicts of laws provisions) of the State of Illinois.

          IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date(4):

                                    [NAME OF DESIGNATING LENDER]

                                    By:  ______________________________
                                    Name:  ____________________________
                                    Title:  ___________________________


                                    [NAME OF DESIGNATED LENDER]

                                    By:  ______________________________
                                    Name:  ____________________________
                                    Title:  ___________________________


                                    CHICAGO BRIDGE & IRON COMPANY N.V.

                                    By:  ______________________________
                                    Name:  ____________________________
                                    Title:  ___________________________


_________________
(4) This date should be no earlier than the date of acceptance by the Administrative Agent.

Accepted and Approved this
____ day of ________, ____

BANK ONE, NA (having its principal place of business in Chicago, IL), as Administrative
Agent


By:  _______________________________
Title:  ____________________________

                                    EXHIBIT M

                                       TO

                                CREDIT AGREEMENT


                        FORM OF COMMITMENT AND ACCEPTANCE

                                                 Dated __________, 2000

     Reference is made to the Credit Agreement dated as of December 1, 2000 among Chicago Bridge & Iron Company N.V., a corporation organized under the law of the Kingdom of the Netherlands (the "Company"), the Subsidiary Borrowers from time to time party thereto (together with the Company, collectively, the "Borrowers"), the financial institutions party thereto (the "Lenders") and Bank One, NA, having its principal place of business in Chicago, Illinois, as contractual representative for the Lenders (the "Administrative Agent") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meaning.

     Pursuant to Section 2.5(C) of the Credit Agreement, the Company has requested an increase in the Aggregate Commitment from $______________ to $_____________. Such increase in the Aggregate Commitment is to become effective on the date (the "Effective Date") which is the later of (i) _________, ____ and
(ii) the date on which the conditions precedent set forth in Section 2.5(C) in respect of such increase have been satisfied. In connection with such requested increase in the Aggregate Commitment, the Borrowers, the Administrative Agent and _________________ (the "Accepting Bank") hereby agree as follows:

     1. Effective as of the Effective Date, [the Accepting Bank shall become a party to the Credit Agreement as a Lender and shall have all of the rights and obligations of a Lender thereunder and shall thereupon have a Commitment under and for purposes of the Credit Agreement in an amount equal to the] [the Commitment of the Accepting Bank under the Credit Agreement shall be increased from $_________ to the] amount set forth opposite the Accepting Bank's name on the signature page hereof.

     [2. The Accepting Bank hereby (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender]

     3. The Company on behalf of all of the Borrowers hereby represents and warrants that as of the date hereof and as of the Effective Date, no event shall have occurred and then be continuing which constitutes a Default or an Unmatured Default.

     4. THIS COMMITMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (INCLUDING SECTION 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     5. This Commitment and Acceptance Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Commitment and Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    CHICAGO BRIDGE & IRON COMPANY N.V.


                                    By:  ______________________________
                                    Title:  ___________________________


                                    BANK ONE, NA, as Administrative Agent

                                    By:  ______________________________
                                    Title:  ___________________________

COMMITMENT                          ACCEPTING BANK


$ ____________                      [BANK]


                                    By:  ______________________________
                                    Title:  ___________________________

                          Reaffirmations of Guarantors

     Each of the undersigned hereby acknowledges receipt of the foregoing Commitment and Acceptance. Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement referred to in the foregoing Commitment and Acceptance. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, the undersigned reaffirms the terms and conditions of the Guaranty dated as of December 1, 2000 executed by it and acknowledges and agrees that such Guaranty and each and every other Loan Document executed by the undersigned in connection with the Credit Agreement remain in full force and effect and are hereby ratified, reaffirmed and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so amended by the Commitment and Acceptance and as the same may from time to time hereafter be amended, modified or restated. The failure of any Guarantor to sign this Reaffirmation shall not release, discharge or otherwise affect the obligations of any of the Guarantors hereunder or under the Guaranty.



                                   [SIGNATURE BLOCKS FOR GUARANTORS]